Exhibit 10.15

LEASE

LANDLORD:

FULTON OGDEN VENTURE, LLC,

A Delaware limited liability company

TENANT:

TALIS BIOMEDICAL CORPORATION,

a Delaware corporation

Regarding the Premises Located at:

Suite 700

West End on Fulton

1375 West Fulton Market

Chicago, Illinois

EXHIBITS:
Rider
Exhibit A	Outline of Premises
Exhibit B	Rules and Regulations
Exhibit C	Landlord Work Specifications
Exhibit D	Confirmation of Lease Terms
Exhibit E	Form of SNDA
Exhibit F	Form of Estoppel Certificate
Exhibit G	Reserved
Exhibit H	Sustainable Building Guidelines
Exhibit I	Definition of Fair Market Value
Exhibit J	Reserved
Exhibit K	Form of Letter of Credit
Exhibit L	Tenant’s Hazardous Substances

LEASE

THIS LEASE (“Lease”) is dated and effective as of January 20, 2021 (“Effective Date”), and is made by and between FULTON OGDEN VENTURE, LLC, a Delaware limited liability company (“Landlord”), and TALIS BIOMEDICAL CORPORATION, a Delaware corporation (“Tenant”).

LANDLORD AND TENANT HEREBY AGREE AS FOLLOWS:

1. BASIC LEASE TERMS.

1.1 Landlord’s Address for Notice:	Fulton Ogden Venture, LLC
c/o Trammell Crow Chicago Development, Inc.
700 Commerce Drive, Suite 455
Oak Brook, Illinois 60523
Attn: Grady Hamilton and John Carlson
Telephone: (630) 368-0253
Email: Ghamilton@trammellcrow.com; Jcarlson@trammellcrow.com

With a copy to:	Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
Attn: Marcus Mollison
Phone: 612-492-6545
Email: mollison.marcus@dorsey.com

Rent Payment Address:	Fulton Ogden Venture, LLC
c/o Trammell Crow Chicago Development, Inc.
700 Commerce Drive, Suite 455
Oak Brook, IL 60523
Attn: Property Management

1.2 Tenant’s Address for Notice:	Talis Biomedical Corporation
1375 West Fulton Market, Suite 700
Chicago, IL 60607
Attn: CEO
Email: bcoe@talisbio.com

With a copy to:	Talis Biomedical Corporation
230 Constitution Drive
Menlo Park, CA 94025
Attn: Legal Department
Email: contracts@talisbio.com

And

Talis Biomedical Corporation
1253 S. Clark Street, 12th Floor
Chicago, IL 60603
Attn: CEO
Email: bcoe@talisbio.com

1.3 Tenant’s Guarantor:	Not applicable

1.4 Premises: A portion of the 7th floor of the Building, known as Suite No. 700, as shown on the floor plans attached hereto as Exhibit A, containing approximately 26,307 rentable square feet of space, which includes a portion indicated on Exhibit A as a laboratory (the “Lab”), plus approximately 125 rentable square feet of space for chemical and product storage (separately, the “Storage Space”), all measured (or to be measured) in the manner prescribed in Section 1.5 below, totaling approximately 26,432 of rentable square feet. The approximately 26,307 rentable square feet of space referred to above, including the Lab, and the Storage Space collectively shall be referred to herein, as the “Premises”.

1.5 Building: That certain building located at 1375 West Fulton Market Chicago, Illinois, containing approximately 301,259 RSF of laboratory/research/office area and retail area.

The Premises and the Building shall be measured by Landlord’s architect based upon measurements in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2017, using agreed upon load factors for a full floor or multi-tenant floor, as applicable, modified, as is customary for laboratory buildings, to include mechanical shafts, loading areas and elevators dedicated to tenant use in the rentable areas, as appropriate, and such measurement shall be deemed conclusive unless disputed by Tenant within fifteen (15) business days after Tenant’s receipt of a copy of the report of such measurement by Landlord’s architect. Tenant’s architect shall have the right to verify such measurement within thirty (30) days after Tenant’s receipt of a copy of the report of such measurement by Landlord’s architect. If based on such measurement, the rentable square footage of the Premises and/or the Building (including the Non-Retail Area and/or the Retail Area) differs from the rentable square footages set forth herein by more than one percent (1%), then Landlord and Tenant will enter into an amendment to this Lease adjusting such rentable square footage and all terms of this Lease which are affected by such rentable square footage, including specifically Tenant’s Proportionate Share hereunder.

1.6 Garage: That certain existing 110 – car structured parking garage associated with the Project, including 5 designated visitor parking stalls.

1.7 Land: That certain real property on which the Building and Garage are located.

1.8 Project: The project (“Project”) is comprised of both the Building, along with all improvements and common areas and the parking garage (“Garage”).

1.9 Lease Term: One Hundred Thirty-Two (132) full calendar months (in addition to any partial month occurring at the start of the Lease Term) (“Lease Term”), commencing with the Commencement Date and expiring One Hundred Thirty-Two (132) full calendar months thereafter (“Lease Expiration Date”) subject to Section 2(B). The Lease Term, plus any properly exercised Extension Term(s) (as provided in Section 1.15 below), are collectively herein referred to as the “Term”.

1.10 Commencement Date: Subject to the terms and conditions of Section 2(B) below, the “Commencement Date” of this Lease shall be the earlier to occur of (i) the date that Landlord delivers the Premises to Tenant with the Landlord Work completed as provided in Section 2 and elsewhere in this Lease or (ii) subject to Section 2 herein, five (5) months after the Effective Date of this Lease; provided, however, if the Premises are not delivered to Tenant with the Landlord Work completed prior to the expiration of such five (5) month period, then the Commencement Date of the Lease shall be tolled until the date Landlord delivers the Premises to Tenant with the Landlord Work completed as provided in Section 2 and elsewhere in this Lease. Further, in accordance with and subject to the terms and conditions contained in Section 2(C) below, Tenant shall have certain rights: (a) to enter (along with its agents, employees, contractors and other representatives) the Premises (or portions thereof) immediately upon substantial completion of Landlord’s construction of the Premises (or the Lab) for the purpose of installation of Tenant’s fixtures, furnishings and equipment by Tenant and Tenant’s employees, contractors, representatives, and agents (“Pre-Term Access”); and (b) if, and only if, substantial completion of Landlord’s construction of the Premises has occurred, to occupy the Premises for the Permitted Use as though the Term had commenced (“Beneficial Occupancy”), provided in either case that Tenant does not interfere with any ongoing Landlord construction activities to achieve final completion of the work on the Premises.

1.11 Expiration Date: The last day of the One Hundred Thirty Second (132nd) full calendar month following the Commencement Date.

1.12 Rent Commencement Dates: The Rent Commencement Date will be the first day following the Abatement Period (defined in Section 1.14 below), provided, however, that if a COVID Condition (as defined in Section 20(R) below) comes into existence prior to the Commencement Date, the Rent Commencement Date and the Lease Expiration Date shall be extended by the same number of days in which the COVID Condition is in existence prior to the Commencement Date.

1.13 Base Rent: During the Term, Tenant shall pay the following amounts as Base Rent:

Months	Annual Base Rent/RSF		Annual Base Rent		Monthly Installment
1-12	$58.00	(Abated)	$1,533,056.00	(Abated)	$127,754.67	(Abated)
13-24	$59.45		$1,571,382.40		$130,948.53
25-36	$60.94		$1,610,766.08		$134,230.51
37-48	$62.46		$1,650,942.72		$137,578.56
49-60	$64.02		$1,692,176.64		$141,014.72
61-72	$65.62		$1,734,467.84		$144,538.99
73-84	$67.26		$1,777,816.32		$148,151.36
85-96	$68.94		$1,822,222.08		$151,851.84
97-108	$70.66		$1,867,685.12		$155,640.43
109-120	$72.43		$1,914,469.76		$159,539.15
121-132	$74.24		$1,962,311.68		$163,525.97

1.14 Rent Abatement Period: Landlord agrees to abate Tenant’s payments of Base Rent, together with Tenant’s payment of Tenant’s Proportionate Share of Operating Expenses, Taxes, Insurance, Common Area Charges, and rent for the Parking Spaces (collectively the “Abated Rent”) for a period of twelve (12) full calendar months, commencing on the Commencement Date (the “Abatement Period”). Such Abated Rent, however, shall not apply to any other rents, charges, expenses or costs, such as any Tenant’s separately metered utilities, and any other operating costs to be paid directly by Tenant not included in Operating Expenses. Landlord and Tenant agree that the abatement of Base Rent contained in this Section is conditional and is made by Landlord in reliance upon Tenant not being in Default beyond any applicable cure or grace period. Notwithstanding anything set forth herein to the contrary, if, prior to the end of the Term, Tenant defaults with respect to any of its obligations under the Lease and such default continues beyond the expiration of any applicable notice and cure periods, and Landlord terminates this Lease as a result of such Default, Tenant shall be obligated to immediately pay to Landlord the Abated Rent, without limitation of Landlord’s other remedies under the Lease.

1.15 Extension Options: Provided Tenant is not then currently in Default beyond the applicable notice and cure periods at the time of exercise, Tenant shall have options to extend the Term of the Lease (collectively the “Extension Options”) for two (2) successive five (5) year periods (the “Extension Term(s)”), subject to the terms and conditions contained herein. The Extension Options shall apply to the entire Premises then under lease by Tenant and shall be governed by all of the terms and conditions of the Lease then in effect, except for Base Rent and market concessions (such as free rent and conditionally abated rent) for each Extension Term, which shall be equal to 100% of the then “Fair Market Value” rate for lease renewal transaction, as further set forth in attached Exhibit I, with preference given to more recent leases in the event of discrepancies among such comparable rates. The Extension Options are personal to Tenant and Permitted Transferees and shall not be assignable or transferable without Landlord’s prior written consent, which consent may be withheld at Landlord’s sole and absolute discretion. In addition to the conditions contained above in this paragraph, each Extension Option shall be exercisable by Tenant, if at all, only by timely delivery to Landlord of written notice of election between twelve (12) months and eighteen (18) months prior to the expiration of the then-current Term.

1.16 Tenant’s Proportionate Share: 8.77%, the percentage resulting from dividing the rentable square footage of the Premises by the rentable square footage of the Building, as reasonably determined by Landlord from time-to-time.

1.17 Lease Security: See Section 3 below.

1.18 Brokers: Landlord’s Broker: CBRE, Inc., with Kelsey Scheive being Landlord’s designated agent.

Tenant’s Broker: CBRE, Inc., with Chad Freese and David Saad being Tenant’s designated agents.

1.19 Parking: The Garage contains one hundred five (105) tenant Parking Spaces and five (5) visitor Parking Spaces for guests or visitors to the Building (but not employees or contractors of Tenant); subject to Landlord’s right to designate additional Parking Spaces as visitor spaces, so long as such right is not exercised in a manner that diminishes Tenant’s rights under this Section 1.19 or Section 7 below. Subject to the terms and conditions of Section 7 below, Tenant shall lease from Landlord fifteen (15) unreserved parking spaces in the Garage (“Parking Spaces”) for exclusive use of Tenant’s employees, agents, officers, directors and invitees during the Term, subject to (a) such Rules and Regulations (as defined herein) as Landlord may promulgate from time to time (it being understood that the current Rules and Regulations are attached hereto as Exhibit B) and (b) nonexclusive rights of ingress and egress of other tenants and their employees, agents and invitees. The Parking Spaces will be leased by Tenant for the entire Term of the Lease and, following the Abatement Period, the monthly fee for each such Parking Space shall be $275.00, subject to reasonable adjustment from time-to-time, plus all applicable sales and other taxes. At the election of Landlord and upon written notice of such election to Tenant, Tenant shall enter into a separate commercially reasonable agreement on terms and conditions reasonably acceptable to Tenant with any applicable parking vendor designated by Landlord from time-to-time to manage the Garage which shall be consistent with the terms of the Lease relating to parking and the Garage.

1.20 Permitted Uses: Subject to any applicable laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities (collectively, “Governmental Requirements”), the Permitted Uses shall be general office, research, development and laboratory use and other ancillary uses related to the foregoing, and such other uses as approved by Landlord in writing. The Permitted Uses shall not include a vivarium nor the manufacturing of biotechnology or pharmaceutical products for distribution purposes. As accessory or ancillary to the Permitted Uses, food service and health and fitness facilities for employees and visitors shall be permitted. Tenant shall not use the Premises, or any part thereof, or suffer or permit the use and/or occupancy of the Premises or any part thereof by Tenant and/or Tenant’s agents, employees, consultants, contractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) in a manner which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office and retail building and the Permitted Uses) shall (a) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (b) create a nuisance or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; (c) cause harmful air emissions, laboratory odors or noises or any other unreasonable and objectionable odors, noises or emissions to emanate from the Premises; or (d) be unreasonably inconsistent with the operation and/or maintenance of the Building as a first-class office building or a first-class combination office, research, development and laboratory and retail facility. Tenant shall not place a load upon any floor of the Premises exceeding 75 pounds per square foot of area, which is the load such floor was designed to carry and which is allowed by Governmental Requirements.

2.	DEMISE AND USE.

(A) Delivery Condition/“As-Is”. Landlord hereby leases to Tenant and Tenant hereby accepts the Premises on the terms set forth herein. Landlord shall make all improvements to the Premises as described in, and required under this Lease, as described in Exhibit C, attached hereto and made a part hereof (“Landlord Work”). Landlord will cause its contractor to perform the Landlord Work in a good and workmanlike manner and in accordance with all applicable laws, codes, ordinances and regulations. At no cost to Tenant, Landlord shall allow Tenant to work with Landlord’s world-class lab consultant and architect for space planning and design of the Landlord Work, the Premises, and any other work or alterations pertaining thereto, which is all included in Landlord’s turnkey build-out of the Premises. Landlord may not make any material changes or substitutions to the specifications contained in Exhibit C without Tenant’s consent, which shall not be unreasonably withheld, except that any changes to any of the equipment or finishes, such as fabrics and colors, shall only be made in consultation with Tenant.

Tenant may request in writing changes to the Landlord Work, subject to Landlord’s reasonable approval (each, a “Change Request”). If Landlord deems a Change Request is deemed reasonable and appropriate, and Landlord approves such Change Request, increases in cost resulting from such Change Request shall be paid as follows: (i) Landlord will provide an allowance to cover approved Change Requests and all associated soft costs up to an aggregate maximum of $50,000.00 for all applicable Change Requests (“Change Allowance”), provided that the Change Allowance will only apply to Change Requests approved within sixty (60) days after the Commencement Date; and (ii) any amounts for Change Orders in excess of the Change Allowance will be Tenant’s sole responsibility. If the scope and cost of a Change Request is approved both by Landlord and Tenant, then the parties will execute a mutually agreeable change order for the Change Request, and, with respect to any and all Change Requests beyond the aggregate Change Allowance, Tenant shall pay for the additional costs of such Change Request within ten (10) days of Landlord’s demand therefor as a condition to Landlord’s obligation to effectuate the Change Request into the Landlord’s Work. Further, all reasonable costs paid by Landlord to third parties for reviewing any Change Requests will be reimbursed by Tenant.

Landlord shall assign to Tenant the industry standard warranty that it will obtain from its contractor for a period of one (1) year from substantial completion of all Landlord Work and will use commercially reasonable efforts to cause any such warranty work to be completed within forty-five (45) days following Tenant’s notice of defects in the Landlord Work provided during such one (1) year warranty period. Further, Landlord shall use commercially reasonable efforts to enforce all subcontractor and manufacturer warranties with respect to the roof, Landlord Work, and Building systems against defects on Tenant’s behalf for a period that is the lesser of (i) twelve (12) months following the Commencement Date, or (ii) the period of each such warranty, as applicable. Upon substantial completion of the Landlord Work, Landlord and Tenant shall jointly inspect the Premises to determine that the Landlord Work has been substantially completed as provided herein and will jointly develop a list of all known minor or insubstantial items remaining to be completed or corrected (the “Punch List”). Landlord and Tenant will cooperate in good faith in the preparation of the Punch List, and Landlord will cause its contractor to complete the items agreed upon in the Punch List within forty-five (45) days after their identification on the Punch List. Subject to completion of the Landlord Work (excluding solely the Punch List items which Landlord remains obligated to perform), TENANT ACKNOWLEDGES THAT IT WILL INSPECT THE PREMISES AND WILL ACCEPT THE PREMISES IN ITS “AS-IS, WHERE IS” CONDITION. Notwithstanding any provision in this Lease to the contrary, from the Effective Date to the Commencement Date, Tenant, its agents, contractors, sub-contractors, architects, employees, space planners, consultants, vendors, advisors, and other persons approved by Tenant shall be permitted to access the Premises provided such access does not unreasonably interfere with the Landlord Work.

(B) Late Delivery. Subject to Force Majeure events (as defined herein) or delays caused by Tenant (of which Landlord had provided Tenant contemporaneous written notice, a “Tenant Delay”) which result in a delay in Landlord’s delivery of the Premises to Tenant, if Landlord fails to deliver the Premises to Tenant with the Landlord Work completed as provided in Section 2(A) and elsewhere in this Lease (excluding only Punch List items) on or before the date that is five (5) months following the date of Landlord’s and Tenant’s mutual execution and delivery of the Lease (the “Delivery Deadline”), a “Delay” will have occurred. Landlord will not be deemed to be in default hereunder because of a Delay and Tenant’s remedy in the event of a Delay shall be for additional abatement of Rent in accordance with the schedule below. Upon the occurrence of a Delay (without regard to events of Force Majeure), the Commencement Date, the Rent Commencement Date, and the Lease Expiration Date all will be extended by one day for each day of such Delay. Any credits against Rent described below shall be applied against Rent first coming due after the Abatement Period.

Delay Period	Rent Credit
Less than 30 days	None
More than 30 days and less than 61 days	1 day for each day of Delay
More than 61 days	2 days for each day of Delay

Moreover, subject to Force Majeure events and Tenant Delay, if Landlord fails to deliver the Premises to Tenant with the Landlord Work completed as provided in Section 2(A) and elsewhere in this Lease and consistent with Exhibit C (excluding only Punch List items) on or before the date that is nine (9) months following the Delivery Deadline, Tenant shall have the right to terminate the Lease, which right of termination Tenant may exercise at any time until Landlord delivers the Premises to Tenant with the Landlord Work completed as provided in Section 2(A) and elsewhere in this Lease and consistent with Exhibit C (excluding only Punch List items), after which time Tenant’s right to terminate for late delivery shall be void and of no further force or effect. Notwithstanding the foregoing, the nine (9) month period in this paragraph shall be extended one (1) day for every full day of a (i) Tenant Delay that materially disrupts Landlord and its contractors from performing the Landlord Work in the Premises and (ii) any Force Majeure event delays.

(C) Pre-Term Access; Beneficial Occupancy. Subject to Force Majeure events, Tenant Delay and the terms and conditions of this Lease, and provided Tenant does not interfere with any ongoing Landlord construction work on the Premises, Landlord will use commercially reasonable efforts to deliver possession of the Premises to Tenant fourteen (14) days prior to the Commencement Date. Upon Landlord’s notification to Tenant of Pre-Term Access, Tenant shall have the right (i) to exercise Pre-Term Access, at Tenant’s sole risk and expense, at times reasonably approved by Landlord for the purpose of installation of Tenant’s fixtures, furnishings and equipment by Tenant and Tenant’s employees, contractors, representatives, and agents; and (ii) to occupy the Premises for the Permitted Use as though the Commencement Date had occurred, provided that (a) a temporary or permanent certificate of occupancy shall have been issued for the Premises or portion thereof, to the extent necessary; (b) Tenant shall not be in default under any terms of this Lease; and (c) all of the terms and conditions of this Lease shall apply and be binding upon Tenant during Tenant’s period of Beneficial Occupancy as if the Commencement Date had occurred, except for payment of Rent. Tenant shall, prior to the first entry to the Premises pursuant to this Section 2(C), provide Landlord with certificates of insurance evidencing that the insurance required in Section 9 hereof is in full force and effect and covering any person or entity entering the Building. Landlord shall have no responsibility or liability for loss or damage to trade fixtures, furniture, equipment or any other of property or equipment brought upon the Premises by Tenant during the period of Beneficial Occupancy, except for any gross negligence or willful misconduct by Landlord, its agents, employees or contractors. Tenant shall defend, indemnify and hold the Landlord and the Related Parties (hereinafter defined) harmless from and against any and all Claims (hereinafter defined) for injury to persons or property to the extent resulting from Tenant’s Pre-Term Access to and Tenant’s use of the Premises prior to the Commencement Date; provided, however, such obligation to defend, indemnify and hold Landlord and Related Parties harmless shall not apply with respect to any negligent acts or omissions of Landlord or any Related Parties or any of Landlord’s contractors, subcontractors, vendors or consultants. Tenant shall coordinate any access to the Premises prior to the Commencement Date with Landlord’s property or construction manager. Notwithstanding anything apparently to the contrary contained herein, Tenant shall be responsible to pay for any variable costs associated with its Pre-Term Access and Beneficial Occupancy, including without limitation electricity, janitorial and cleaning services, and overtime HVAC services, whether billed directly to Tenant or billed to Landlord or Landlord’s property manager.

(D) Permitted Use. Tenant covenants that the Premises will be used only for the Permitted Use and for no other use or purpose. Tenant further covenants that the Premises will not be used or occupied for any unlawful purposes and will not create or continue a nuisance. Tenant further acknowledges that it has received no written or oral inducements from Landlord or any of Landlord’s representatives concerning this Lease or that Tenant will be granted any exclusive rights except as set forth in this Lease. If by reason of the particular manner of use of the Premises by any of the Tenant Parties or the failure of any Tenant Party to comply with the provisions of this Lease beyond all applicable notice and cure periods, the insurance rate applicable to any policy of insurance which Landlord maintains in connection with the Lease and landlords in Comparable Buildings (defined below) customarily maintain, shall at any time thereafter be higher than it otherwise would be, as a result of such particular manner of use or failure by Tenant, Tenant shall reimburse Landlord upon written demand (which demand shall include such reasonable detail and documentation as Tenant may reasonably request) for that part of any insurance premiums which shall have been charged because of such use or failure within thirty (30) days after Tenant’s receipt of an invoice therefor. Notwithstanding anything in this Lease to the contrary, under no circumstances may any portion of the Premises be used for any of the following purposes: governmental agencies; consulates, foreign government agencies, foreign government entities, or foreign consultants; healthcare or medical care providers; call centers; collection agencies; or high employee density uses (in excess of 1 person per 150 rentable square feet of space); or any uses prohibited by the protective covenants or any declarations, easements and/or protective covenants encumbering and recorded against the Land or the Project in effect as of the Effective Date (each a “Prohibited Use”). Landlord represents and warrants to Tenant that it has provided to Tenant all protective covenants and declarations, easements and/or protective covenants encumbering and recorded against the Land or the Project in effect as of the Effective Date, to the extent any such protective covenants exist. Landlord represents to Tenant that no declarations of covenants, conditions or restrictions or restrictive covenants encumber or are recorded against the Land or the Project as of the date hereof.

(E) Permits. Tenant shall, at Tenant’s sole cost and expense, apply for, seek and obtain all necessary state and local licenses, permits and approvals needed for the operation of Tenant’s business and/or Tenant’s Rooftop Equipment (defined in Rider Section 5 herein), including without limitation, any and all necessary permits and approvals directly or indirectly relating or incident to the conduct of its activities on the Premises, its scientific experimentation, transportation, storage, handling, use and disposal of any Hazardous Substances or laboratory specimens (collectively, the “Required Permits”) on or before commencement of its business operations on the Premises (and prior to Tenant’s occupancy of the Temporary Space, if applicable), provided, however, Tenant shall obtain any required certificate of occupancy prior to operating its business in the Premises. Tenant shall thereafter maintain all Required Permits. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such Required Permit. Landlord shall reasonably cooperate with Tenant in connection with its application for Required Permits at no cost or expense to Landlord. Within ten (10) days of a request by Landlord, Tenant shall furnish Landlord with copies of all Required Permits that Tenant has obtained.

(F) Chemical Safety Program.

(1) If applicable, Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with applicable requirements of the Illinois Environmental Protection Agency (“Illinois EPA”), the City of Chicago Department of Water Management (“DWM”) and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with the maintenance of such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably request evidencing Tenant’s compliance with (i) prudent good housekeeping and environmental practices, (ii) the requirements of the Illinois EPA, the DWM, and any other applicable governmental authority with respect to such chemical safety program and (iii) this Section 2(F).

(2) If Tenant desires to operate and have installed an acid neutralization system and tank serving the Premises (which may also serve other portions of the Building, collectively, the “Acid Neutralization System”), Tenant may make a request to Landlord for permission to install the Acid Neutralization System at Tenant’s sole cost and expense. Upon such request, Landlord, in its sole and absolute discretion, may either deny or agree to cooperate with Tenant with respect to Tenant’s efforts to install and obtain any permits required by Governmental Requirements (including without limitation any permit required by the Illinois EPA) with respect to the Acid Neutralization System. Tenant shall fully comply with the requirements of this Section 2(F) with respect to Tenant’s use of any Acid Neutralization System. Tenant shall not introduce anything into the Acid Neutralization System, if any, (i) in violation of the terms of any permit issued by the Illinois EPA or other applicable governmental authority concerning the Acid Neutralization System (the “Water Authority Permit”), (ii) in violation of Governmental Requirements, or (iii) that would interfere with the proper functioning of any Acid Neutralization System.

(3) Notwithstanding any other provision of this Lease, Tenant shall not use the Premises, or any part thereof, or suffer or permit the use of the Premises or any part thereof by any of the Tenant Parties, as a vivarium.

(G) Telecommunications Provider. Tenant shall have the right to select, at Tenant’s sole discretion, any telecommunications provider with service in the Building.

(H) Extra Equipment. In addition to the backup generator system(s) to be provided by Landlord as part of the Landlord Work, and all other mechanical and other systems and equipment provided for in this Lease, Landlord shall consider all reasonable requests from Tenant for the installation of any additional generator(s), supplemental HVAC system and/or other equipment or systems serving the Premises (or a portion thereof) exclusively (the “Extra Equipment”). The cost to purchase and install the Extra Equipment will be paid for by Tenant. The location of any Extra Equipment to be located outside of the Premises will be in a mutually agreeable location reasonably approved by Landlord and Tenant. Any request for Extra Equipment may be granted or denied by Landlord in Landlord’s sole and absolute discretion.

(I) Tenant Construction Deliveries. Landlord will coordinate with Tenant regarding any construction and other deliveries associated with Tenant’s alterations, furnishings, installations and move-in to the Premises by utilizing the adjacent alley/streets for deliveries, as needed, and Landlord shall pay for the reasonable costs associated with any city-imposed street closure fees and related costs resulting from such alley/street closure utilization during the performance of Landlord’s Work.

(J) Disability Act. As of the Lease Commencement Date and continuing throughout the entire Term, notwithstanding any provision in this Lease to the contrary, Landlord shall, at Landlord’s sole cost and expense, cause the Building (excluding the interior of the Premises) to be in compliance with all federal, Illinois and local Governmental Requirements, including, but not limited to, the Americans with Disabilities Act (“ADA”) that materially and adversely affect Tenant’s use of access to the Premises. Landlord shall be responsible for promptly and properly correcting any material violations of all present and future Governmental Requirements of any and all governmental authorities having or claiming jurisdiction over the Project (or any part thereof) (excluding solely Tenant’s specific manner of use of the Premises, employment practices and obligations within the interior of the Premises expressly set forth in this Lease) with respect to common areas and other areas of the Project, the Land, the Parking Garage and the Building, but specifically excluding any leased tenant spaces. Any work performed by Landlord pursuant to this Section 2(J) shall be at Landlord’s sole costs and expense, except to the extent it is expressly permitted by this Lease to be included in Operating Expenses.

3.	LETTER OF CREDIT.

Within ten (10) business days following the Effective Date (the “Deposit Date”) , as security for Tenant’s faithful performance of Tenant’s obligation hereunder, Tenant shall deliver to Landlord a clean, irrevocable letter of credit established in Landlord’s (and its successors’ and assigns’) favor in the amount of Seven Hundred Sixty-Six Thousand Five Hundred Twenty-Eight and No/100 Dollars ($766,528.00) in the form depicted in Exhibit K or otherwise reasonably acceptable to Landlord issued by a Qualified Issuer (as hereinafter defined) (the “Letter of Credit”). If Tenant is unable to deliver the Letter of Credit to Landlord on or before the Deposit Date, in lieu of the Letter of Credit, Tenant may by wire transfer deliver a temporary cash deposit to Landlord, in the same amount as the Letter of Credit ($766,528.00) (if applicable, the “Cash Deposit”), on or before the Deposit Date; provided, however, that Tenant must replace the Cash Deposit by delivering the Letter of Credit to Landlord within thirty (30) days after the Deposit Date. If applicable, (a) all of Landlord’s rights to use the Letter of Credit hereunder, and all of Tenant’s obligations with respect to the Letter of Credit hereunder, shall fully apply to the Cash Deposit; and (b) upon Tenant’s timely replacement of the Cash Deposit with the Letter of Credit, Landlord promptly shall refund the Cash Deposit to Tenant.

The Letter of Credit shall specifically provide for partial draws and shall by its terms be transferable by the beneficiary thereunder at the Tenant’s sole cost and expense. If Tenant fails to make any payment of Base Rent, additional rent, taxes, utility charges or other amounts due under the terms of this Lease, or otherwise defaults hereunder, beyond any applicable notice and cure period, Landlord, at Landlord’s option, may make a demand for payment under the Letter of Credit in an amount equal to the amounts then due and owing to Landlord under this Lease. In the event that Landlord draws upon the Letter of Credit, Tenant shall present to Landlord a replacement Letter of Credit in the full Letter of Credit Amount satisfying all of the terms and conditions of this paragraph within ten (10) business days after receipt of notice from Landlord of such draw and Landlord shall simultaneously deliver any cash proceeds held by Landlord. Tenant’s failure to do so within such 10-business day period will constitute a default hereunder (Tenant hereby waiving any additional notice and grace or cure period), and upon such default Landlord shall be entitled to immediately exercise all rights and remedies available to it hereunder, at law or in equity. The Letter of Credit shall contain a so-called “evergreen” clause providing that the Letter of Credit shall not be cancelled unless the issuing bank delivers thirty (30) days’ prior written notice to Landlord. In the event that the Letter of Credit has an expiry or expiration date earlier than the Expiration Date of this Lease (including any applicable Extension Terms), and Tenant has not presented to Landlord a replacement Letter of Credit which complies with the terms and conditions of this Section on or before twenty (20) days prior to the expiry or expiration date of the Letter of Credit then held by Landlord, then Landlord, shall have the right at any time prior to such expiration or expiry date to draw upon the Letter of Credit then held by Landlord and any such amount paid to Landlord by the issuer of the Letter of Credit shall be held by Landlord as security for the performance of Tenant’s obligations hereunder. During such time that Landlord is holding cash in the full amount of the Letter of Credit required hereunder, then Tenant will not be required to replace the Letter of Credit but this will not prevent Landlord from requiring that Tenant deliver a replacement letter of credit reasonably acceptable to Landlord in exchange for the cash then-being held by Landlord. Any interest earned on such amounts shall be the property of Landlord. Landlord’s election to draw under the Letter of Credit and to hold the proceeds of the drawing under the Letter of Credit shall not relieve Tenant from its obligation to present to Landlord a replacement Letter of Credit which complies with the terms and conditions of this Lease within thirty (30) days following Landlord’s request. Tenant acknowledges that any proceeds of a draw made under the Letter of Credit and thereafter held by Landlord shall be used by Landlord to cure or satisfy any obligation of Tenant hereunder as if such proceeds were instead proceeds of a draw made under a Letter of Credit that remained outstanding and in full force and effect at the time such amounts are applied by Landlord to cure or satisfy any such obligation of Tenant. Tenant hereby affirmatively disclaims any interest Tenant has, may have, claims to have, or may claim to have in any proceeds drawn by Landlord under the Letter of Credit and held in accordance with the terms hereof except as specifically provided herein for return of such proceeds upon delivery of a replacement Letter of Credit as provided herein. Landlord and Tenant expressly acknowledge and agree that at the end of the term of this Lease (whether by expiration or earlier termination hereof), and if Tenant is not then in default under this Lease, Landlord shall return to the Letter of Credit to the issuer of the Letter of Credit or its successor (or as such issuer may direct in writing) and if Landlord is then holding any cash proceeds from a draw on the Letter of Credit that were not applied, such funds shall be returned to Tenant. As used herein, a “Qualified Issuer” shall mean a federally insured banking or lending institution having assets of at least $250 million whose long term debt is graded “investment grade” and which is not under any government supervision. At any time during the Term, Tenant may substitute for a Letter of Credit then being held by Landlord, a substitute letter of credit issued by a different Qualified Issuer and otherwise conforming to the requirements of this Section (which will be the Letter of Credit for all purposes hereunder), in which event Landlord shall surrender the Letter of Credit it is then holding. If appropriate, Landlord shall cooperate with Tenant to effect a simultaneous exchange of the Letter of Credit for such substitute letter of credit.

Notwithstanding anything apparently to the contrary herein, if, during the Term, Tenant demonstrates that its business achieves “gross profitability” in accordance with GAAP, for three (3) consecutive fiscal years, as evidenced by Tenant’s audited financial statements (and excluding from the determination of gross profitability any corporate acquisitions made by tenant during such two year period), Tenant, upon providing such evidence to Landlord, may reduce the amount of the Letter of Credit to Three Hundred Eighty-Three Thousand Two Hundred Sixty-Four and 00/100 Dollars ($383,264.00). Further, at any time during the Term, Landlord, in its sole and absolute discretion, may agree to a reduction of the Letter of Credit, and any such reduction must be expressly stated in in a written amendment to this Lease.

4.	BASE RENT AND OPERATING EXPENSES (INCLUDING TAXES).

(A) Rent. Commencing on the Rent Commencement Date, monthly installments of Base Rent and of Tenant’s Proportionate Share of Operating Expenses and Taxes, as well as all other amounts due hereunder (collectively, “Rent”) are due on the first day of each month in advance, or on such other date or at such other time as is specified in this Lease, without demand and without deduction, abatement, or setoff during the Term. Rent for any period during the Term hereof which is less than one month shall be a pro-rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

(B) Operating Expense Inclusions. “Operating Expenses” shall mean and include, subject to the exclusions described in Section 4(C) or in any other provision of this Lease, all out-of-pocket amounts, expenses and costs (other than Taxes and exclusions therefrom) that Landlord incurs or pays, as determined for each calendar year on an accrual basis, because of or in connection with: the security, insurance, control, operation, administration (including, without limitation, concierge services), management, repair, replacement or maintenance of the Building and Project (including, without limitation, all of the Project amenities); wages and salaries of all on-site employees engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project, including accounting personnel); the cost of Permissible Capital Improvements (as defined below) as reasonably amortized on a fully amortizing, beginning-of-the-month, level payment basis by Landlord over the useful life (as reasonably determined by Landlord in accordance with generally accepted accounting principles consistently applied for accounting and not tax purposes) of the applicable Permissible Capital Improvement, but without any interest on the unamortized amount of the cost thereof, provided, however, in no event shall the annual amortized amount of the cost of any Permissible Capital Improvement described in clause (ii)(x) of the definition of “Permissible Capital Improvements”

exceed Landlord’s reasonable calculation of annual savings in Operating Expenses to be achieved by the applicable improvement or item; costs of utilities, other than the cost of any metered or submetered utilities paid separately by other tenants; the costs of the standby “back-up” generator, all machinery, equipment, landscaping, fixtures and other facilities, including personal property and all costs associated with maintaining any certification(s) achieved by the Building and Project, as may now or hereafter exist in or on the Building or Project; and fees, charges and other costs and expenses, including, without limitation, management fees, administrative costs and expenses (including, without limitation, for management, accounting and reporting applications (such as, by way of example only and not limitation, software and other applications) used in connection with the management or operation of the Project), consulting fees, legal fees, accounting and audit fees to the extent attributable to the accounting and auditing of Operating Expenses (specifically excluding audit fees (a) of Landlord’s business unrelated to the accounting or auditing of Operating Expenses, or (b) that are required under any loans or other financings directly or indirectly secured by the Project), reporting fees and administrative fees, of all persons engaged by Landlord or otherwise incurred in good faith by Landlord in connection with the management, operation, administration, ownership, maintenance and repair of the Project. When, in the reasonable determination of Landlord, any service, including, but not limited to, HVAC, electrical, janitorial and property management service, is provided disproportionately either to the Premises or to any other premises within the Building, then Operating Expenses per square foot payable hereunder may be increased or reduced, as the case may be, by Landlord’s reasonable determination of the increased or reduced cost per square foot of such disproportionate service. Tenant shall also pay the cost of any above-standard services (including, without limitation, above-standard utility charges) and the cost of any separately metered utilities. Landlord shall equitably allocate (in its reasonable judgment and in a manner consistent with similar allocations at Comparable Buildings) and consistently applied Operating Expenses between the Office Area and the Retail Area. Following the third anniversary of the Commencement Date, during the remainder of the Term, controllable Operating Expenses may not increase by more than four and one-half percent (4.5%) in any lease year on a cumulative, compounding basis. As used herein, (i) the term “Comparable Buildings” means other Class A office buildings and Class A office and laboratory buildings of similar quality to the Project located in the Fulton Market submarket of Chicago, Illinois (not owned by Landlord or its affiliates), and (ii) subject to the provisions of Section 4(c) below, the term “Permissible Capital Improvements” means any capital improvement, which improvement or item either (x) was made for purposes of reducing Operating Expenses or (y) was required to comply with any Governmental Requirements first enacted or made applicable to the Project after the Commencement Date. Notwithstanding anything in this Lease to the contrary, whenever the practices or standards at Comparable Buildings are applied or otherwise referenced in this Lease, such practices or standards shall be deemed to relate to those practices or standards that predominate in the Comparable Buildings. Landlord estimates that the total Operating Expenses for the 2021 calendar year will be approximately $11.48 per rentable square foot.

(C) Exclusions from Operating Expenses. The following items will be excluded from any payment of Operating Expenses:

i Costs for capital improvements or other capital expenditures made to the Project and/or the Land other than Permissible Capital Improvements to the extent permitted under Section 4(B) above.

ii Alterations attributable solely to certain tenants of the Project and/or the Land (including Tenant) and costs of constructing leasehold improvements to rentable areas of the Project, whether for Tenant or any other tenant.

iii Interest and any increase in the rate of interest payable by Landlord with respect to any debts secured by a deed of trust or mortgage on the Project and/or the Land and amortization or other payments or charges on loans to Landlord (including, without limitation, points, finder’s fees, legal fees, commissions, loan fees, participation payments, or other expenses incurred in connection with borrowed funds), whether loans that are unsecured or are secured by a deed of trust, mortgage, or otherwise on the Project and/or the Land or any equipment or other personal property used in connection with the Project.

iv Depreciation of the Project or any other improvements on the Land under or pertaining to the Project or any equipment or other personal property used in connection with the Project.

v Any amortization expense except for costs of Permissible Capital Improvements to the extent includable in Operating Expenses under Section 4(B) above.

vi Legal, auditing, consulting and professional fees paid or incurred in connection with negotiations for leases, financings, refinancings, sales, acquisitions, obtaining of permits or approvals (other than those permits or approvals that are necessary for the Project or Building as a whole and are not specific to any tenant of the Project or the specific use of a tenant or any specialty service within the Project), zoning proceedings or actions, environmental permits or actions, lawsuits, further development or redevelopment of the Land or any other portion of the Project or any extraordinary transactions, occurrences or events.

vii Taxes and all costs expressly excluded from the definition of Taxes.

viii The cost incurred in performing work or furnishing services for one or more individual tenants which work or services are in excess of work and services required to be provided to (or are otherwise not provided to) Tenant under the Lease.

ix [Intentionally Omitted]

x Expenses incurred in leasing (including without limitation, existing leases of existing tenants) or procuring new tenants or subtenants including advertising and leasing fees, commissions or brokerage commissions of any kind, including without limitation, signing bonuses, moving expenses, assumption of rent under existing leases and other concessions or inducements, marketing expenses and expenses for preparation of leases or renovating space for existing or new tenants or subtenants and build out allowances.

xi [Intentionally Omitted]

xii The annual fee for any property management services for the Project to the extent it exceeds three percent (3%) of gross receipts for the Project. For purposes of this Section 4(C)(xii), gross receipts means regular payments made under leases, licenses and/or occupancy agreements for the Project and, for the avoidance of doubt, specifically excludes non-recurring or extraordinary receipts or revenues (e.g., proceeds from any capital events, including, without limitation, dispositions, financings or re-financings of the Land, Project or any portions thereof).

xiii Wages, costs and salaries associated with home office, off-site employees and personnel who do not perform any services in connection with the operation, maintenance or security of the Project. With respect to those home office, off-site employees and personnel who do perform any services in connection with the operation, maintenance or security of the Project, when reasonably allocating the expenses of such employees and personnel in accordance with Section 4(B) above, Landlord shall exclude any such expenses that are allocated to the Project, to the extent such expenses are in excess of reasonable market rates and as compared to Comparable Building.

xiv [Intentionally Omitted]

xv The cost of constructing, installing, repairing, operating and maintaining any specialty service within the Project, such as, but not limited to, an observatory, broadcasting facility, luncheon club, cafeteria, retail store, sundry shop, newsstand, concession, or day care center, but excluding the normal costs attributable to providing Building services to such specialty service areas, to the extent such normal costs exceed any revenue or income Landlord receives from such specialty services. For purposes of this Lease, a “specialty service” is any service or facility within the Project, the use and benefit of which are not solely limited to employees and other business invitees of tenants of the Building. Notwithstanding anything herein to the contrary, none of the following shall be excluded from Operating Expenses: (i) the costs and expenses of maintaining, repairing, operating or making replacements to any amenity spaces operated for the sole benefit of employees and other business invitees of tenants of the Building (including, without limitation, costs of leasing equipment), so long as, in each case, all fees and income derived from such amenity spaces are applied to offset such costs and expenses (excluding any catering revenue generated by any retail or restaurant operator in the Project), and (ii) the costs of maintaining, repairing, operating (including costs of any clerks, attendants or any other persons operating such facility or area) or making replacements to any concierge facility or area.

xvi Costs that Landlord incurs in operating an ancillary service in the Project in respect of which users pay a separate charge (such as a shoe shine stand, a newsstand, or a stationery store), including any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

xvii The costs of correcting any structural and latent defects in the initial design or construction of the Project or other improvements (except that the costs of normal repair, maintenance and replacements of components shall be included in Operating Expenses unless otherwise excluded from Operating Expenses), or defects in workmanship or materials used in the initial construction of the Project.

xviii [Intentionally Omitted]

xix Insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance.

xx Title insurance, key man and other life insurance, disability insurance and health, accident and sickness insurance, except only for the premiums for group or other plans providing reasonable benefits to persons of the grade of building manager and below engaged on a substantially full-time basis in operating and managing the Project and other insurance coverages not related to the Project or the operation, management or maintenance of the Project.

xxi Any advertising, promotional or marketing expenses for the Project (other than as expressly permitted below).

xxii Any cost representing an amount paid to any entity related to Landlord which is in excess of the amount of the market rate for such service.

xxiii Costs incurred due to violation by Landlord or any tenant of the Project of the terms of any lease or condition, covenant or restriction affecting the Land and/or the Project, or any laws, rules regulations or ordinances applicable to the Land, and/or the Project.

xxiv Costs of repairs, replacements or other work occasioned by the exercise by governmental authorities of the right of eminent domain or any other taking, any costs due to casualty (whether insured or not) and any expenses for repair or replacements covered by warranties, guarantees or indemnitees (whether or not actually received).

xxv Any costs of defending or pursuing any claims involving the title of the Project and/or the Land (whether insured or not).

xxvi Services, costs, items and benefits for which Tenant or any other tenant or occupant of the Project or third person (including insurers) specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Project pays third persons.

xxvii Penalties, fines and interest for late payment of, including, without limitation, taxes, insurance, equipment leases and other past due amounts under any other contracts to which Landlord is a party or which Landlord is otherwise obligated to pay.

xxviii Contributions to Operating Expense reserves.

xxix Dues to professional and lobbying associations or trade associations (other than BOMA or any similar organization) and contributions to charitable or political organizations.

xxx Costs incurred in removing the property of former tenants or other occupants of the Project.

xxxi Costs incurred in connection with the acquisition or sale of air rights, easements or similar interests in real property.

xxxii Costs associated with Landlord’s relocation, or attempted relocation, of any tenant in the Project.

xxxiii Expenses that Landlord incurs in buying or selling the Project and/or the Land.

xxxiv Salaries or other compensation paid to executive employees above the grade of building manager (including, without limitation, profit sharing, bonuses and 401(k) savings plans), but Operating Expenses may include compensation (including, without limitation, profit sharing, bonuses and 401(k) savings plans) paid to the building engineer to the extent required under any union or collective bargaining agreement.

xxxv Costs of directly or indirectly selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project and/or the Land.

xxxvi The cost of any disputes including, without limitation, legal or arbitration fees, between Landlord, any employee or agency of Landlord, any tenants or subtenants of the Project, or any mortgagees or ground lessors of Landlord or any parties involved in the design or construction of the Project.

xxxvii Without limitation of any provisions above, the cost of any judgment, settlement, payment or arbitration award arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s contractual breach, negligence, willful misconduct, or other fault, and all expenses, including attorneys’ fees, incurred in connection therewith.

xxxviii Amounts payable by Landlord for withdrawal liability or unfunded pension liability to a multi-employer pension plan (under Title IV of the Employee Retirement Income Security Act of 1974, as amended).

xxxix Costs incurred by Landlord which result from a breach by Landlord of this Lease or any other lease at the Project.

xl Costs arising from the negligence or fault of other tenants or occupants at the Project or the Land to the extent that Landlord has actually recovered all or a portion thereof from a third party; provided, however, to the extent such costs are for repairs or replacements and are covered by an indemnity, such costs, regardless of whether actually received, are to be excluded herein.

xli Costs that Landlord incurs to correct a representation made by Landlord in this Lease.

xlii Any gifts furnished to any entity whatsoever including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents.

xliii Any expenses incurred by Landlord for use of any public portions of the Project and/or the Land including, but not limited to, shows, promotions, kiosks, and advertising, beyond the normal expenses attributable to providing building services, such as lighting and HVAC to such public portions of the Building.

xliv The cost of providing after hours HVAC to other tenants of the Project.

xlv Any cost of acquiring, installing, moving, insuring, maintaining or restoring objects of art, but costs related to ordinary maintenance, security and insurance may be included in Operating Expenses.

xlvi Costs of leasing, acquiring, operating and maintaining motor vehicles (except that the costs of operating the shuttle bus service provided in this Lease and costs incurred by Landlord, if any, in maintaining and repairing vehicles related to such shuttle bus service shall be included in Operating Expenses).

xlvii The costs of any electric current or other utilities for the Project beyond those specified for common areas of the Building, but this clause shall not include: (x) the cost of electricity used to operate the central components of the Building’s HVAC systems in order to furnish HVAC during regular business hours or ventilating at any other time, (y) costs of any utilities or services supplied to the common areas (other than as excluded from Operating Expenses herein), or (z) the cost of utilities used to operate the Building fire and life safety systems. For clarity, Operating Expenses shall not include (1) the cost of utility installation for tenants, separate metering or sub-metering for tenants and/or tap-in charges for adding tenants, or the cost of any utilities for which Tenant or any other tenant directly contracts with a third party therefor or in respect of which Tenant or any other tenant or other occupant is separately metered or sub-metered and pays Landlord or a third party directly, or (2) the cost of any electricity, water, gas, sewer or similar utility services used by any tenant or other occupant of the Project in its premises if such utility or other service is separately metered, sub-metered, or otherwise charged directly to Tenant or to the Premises.

xlviii Costs of structural repairs and replacements and any other repairs and replacements of a capital nature to the Project (including contributions to capital reserves) other than capital improvements permitted under Section 4(B) above.

xlix Costs of repairs, replacements, alterations or improvements necessary to make the Project or Land (including, without limitation, any building equipment or machinery) comply with applicable past, present or future laws, such as, without limitation, sprinkler installation or requirements under the Americans with Disabilities Act and any penalties or damages incurred due to noncompliance, other than Permitted Capital Improvements expressly permitted under Section 4(B) above.

l All expenses directly resulting from the negligence or willful misconduct of Landlord or any Affiliate of Landlord or any of their respective agents, servants or other employees or damages or other costs for or in connection with bodily injury or personal injury resulting from any tortious conduct of Landlord or its agents, including without limitation, the amount of any judgments rendered against Landlord in excess of the amount of any applicable liability policies and costs of repairs, replacements, alterations and/or improvements.

li Costs of testing (except for routine water tests), containing, removing or abating or any costs otherwise caused by or related to any hazardous, toxic or biologically undesirable wastes, materials, conditions and/or substances, including, without limitation, asbestos and asbestos containing materials, and mold, in, upon or beneath the Project and/or the Land (e.g., any Hazardous Substances in the soil or ground water), except to the extent that such costs are incurred in connection with the remediation of Hazardous Substances required to be performed by Landlord as a result of an environmental law (or amendment thereto) first enacted after the Effective Date (it being understood, however, that any such costs that are excluded under this Section 4(C)(li) shall, to the extent the same relate to any capital improvements or other capital items, be subject to the limitations applicable to inclusion of the costs of Permissible Capital Improvements in Operating Expenses set forth in this Lease.

lii Costs of constructing additions to the Project or new buildings on the Land, or otherwise further developing or redeveloping the Land or any portion of the Project.

liii Landlord’s general corporate overhead and general and administrative expenses, including costs that Landlord incurs in organizing or maintaining in good standing the entity that constitutes Landlord, or in authorizing Landlord to do business in the jurisdiction where the Building is located, or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations), office costs, human resource management costs and information technology costs. For the avoidance of doubt, audit costs and the costs of preparing financial statements of Landlord (as opposed to records and statements for the Building) shall be excluded from Operating Expenses.

liv The cost of any events or promotions not intended solely for tenants of the Building unless consented to by an authorized representative of Tenant in writing, but Landlord may include in Operating Expenses the cost of customary events that are intended solely for tenants of the Building and not others that are not tenants in the Building.

lv Any “above-standard” cleaning including, but not limited to, construction clean-up or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant including trash collection, removal, hauling and dumping.

lvi Costs or expenses for work or services that are to be performed at “Landlord’s cost” or “Landlord’s expense” (or any terms of similar import) pursuant to this Lease (except to the extent otherwise expressly set forth herein).

lvii Any other costs or expenses that are expressly excluded from operating expenses under any “net” lease entered into by Landlord with a third party tenant for office space in the Building.

lviii Any other costs or expenses that are expressly excluded from Operating Expenses under this Lease.

lix All other items which under generally accepted accounting principles as consistently applied in the real estate industry for first-class office, laboratory and/or research buildings are properly classified as capital expenditures except, other than capital improvements permitted under Section 4(B) above.

All Operating Expenses for the Project and the Land shall be reduced by the amount (net of collection costs) of any insurance reimbursement, discount or allowance actually received by Landlord (or which Landlord is eligible to receive) in connection with such costs or which Landlord would have received had Landlord maintained the insurance required hereunder.

(D) Taxes. As used herein, the term “Taxes” shall include, without limitation: any and all real estate taxes; assessments (whether they be general or special); community improvement district charges (to the extent paid by Landlord and exclusively related to the Project); governmental charges that accrue against the Building, the Project and/or premises therein, (whether federal, state, county, or municipal, and whether imposed by taxing or management districts or authorities presently existing or hereafter created); sewer rents; transit and transit district taxes; public improvement district and business improvement district levies; and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, now or hereinafter levied or assessed against the Building, the Project and/or premises therein. Except to the extent specifically identified above, Taxes exclude any local, state, or federal income or inheritance taxes. Landlord shall pay all Taxes payable during the Term before the same are delinquent. Notwithstanding anything herein to the contrary, in the event that the present method of taxation changes so that in lieu of or in addition to the whole or any part of Taxes, there is levied on Landlord a capital tax directly on the rents or revenues received therefrom or a franchise tax, margin tax, assess or charge based, in whole or in part, upon such rents or revenues for the Project, then all such taxes, assessments or charges or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Taxes shall also include the cost of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking a lower tax valuation for the Project. With respect to property taxes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive the notices of reappraisement. From time to time during any calendar year, Landlord may estimate or reestimate Taxes to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, monthly installments of Tenant’s Proportionate Share of Taxes paid by Tenant shall be appropriately adjusted in accordance with the revised estimations.

(E) Payment. Commencing on the Rent Commencement Date, Tenant shall pay its Proportionate Share of the cost of all Operating Expenses and Taxes, payable in advance in monthly installments on the first day of each month in such amount as is reasonably estimated by Landlord from time-to-time (but not re-estimated on more than one (1) occasion during any calendar quarter). Within sixty (60) days after the first day of each calendar year, Landlord shall furnish to Tenant an estimate of Tenant’s Proportionate Share of reimbursable Operating Expenses and Taxes for the ensuing calendar year. Landlord will furnish a statement of the actual cost with respect to the reimbursable Operating Expenses and Taxes (“Final Statement”) no later than one hundred twenty (120) days following the calendar year-end including the year following the year in which this Lease terminates. In the event that Landlord is, for any reason, unable to furnish the accounting for the prior year within the time specified above, Landlord will furnish such accounting as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above. Tenant will pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of statement. If the total amount paid by Tenant during any calendar year exceeds the actual amount of its share of the reimbursable Operating Expenses or Taxes due for such calendar year, the excess will be refunded by Landlord within thirty (30) days of the date of the statement.

(F) Gross Up. With respect to any calendar year or partial calendar year during the term of this lease in which the Building is less than ninety-five percent (95%) occupied, the Operating Expenses that vary with occupancy for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been ninety-five percent (95%) occupied. In adjusting the variable components of Operating Expenses to reflect ninety-five percent (95%) occupancy of the Building, Landlord will fairly allocate variable Operating Expenses so that: (i) Landlord does not make a profit from that adjustment; and (ii) the Operating Expenses are no greater than the amount that would have been paid or incurred had the Building been ninety-five percent (95%) occupied.

(G) Review of Books and Records. Tenant shall have the right to conduct a Tenant’s Review, as hereinafter defined, at Tenant’s sole cost and expense (including, without limitation, photocopy and delivery charges), upon thirty (30) days’ prior written notice to Landlord. “Tenant’s Review” shall mean a review of Landlord’s books and records relating to (and only relating to) Operating Expenses payable by Tenant hereunder for the most recently completed calendar year (as reflected on Landlord’s Final Statement) by Tenant’s employees or a licensed Certified Public Accountant (“CPA”) selected by Tenant. Tenant must elect to perform a Tenant’s Review by written notice of such election received by Landlord within three (3) months following Tenant’s receipt of Landlord’s Final Statement for the most recently completed calendar year. In the event that Tenant fails to make such election in the required time and manner required, or fails to perform such Tenant’s Review to completion within the period required, or fails to provide Landlord with a copy of Tenant’s review within the time period required, then Landlord’s calculation of Operating Expenses and Taxes for such most recently completed calendar year shall be final and binding on Tenant.    Tenant hereby acknowledges and agrees that even if it has elected to conduct a Tenant’s Review, Tenant shall nonetheless pay all Operating Expense payments to Landlord as and when due, subject to readjustment. Tenant and Landlord further acknowledge that Landlord’s books and records relating to the Building may not be copied in any manner, but are confidential, and may only be reviewed at a location reasonably designated by Landlord; but Landlord will make such records conveniently available within the metropolitan area in which the Premises is located. Tenant shall provide to Landlord a copy of Tenant’s Review within thirty (30) days after the date of such Review. If Tenant’s Review reflects a reimbursement owing to Tenant by Landlord, and if Landlord disagrees with Tenant’s Review, then Tenant and Landlord shall jointly appoint an auditor to conduct a review (“Independent Review”), which Independent Review shall be deemed binding and conclusive on both Landlord and Tenant. The Independent Review shall be conducted by a CPA who has not been retained by either landlord or Tenant (or their affiliates) during the preceding five years. If the Independent Review results in a reimbursement owing to Tenant equal to three (3%) percent or more of the amounts stated as Tenant’s liability for Operating Expenses as reflected in the Final Statement, the costs of Tenant’s Review and the Independent Review shall be paid by Landlord. If the Independent Review results in a reimbursement owing to Tenant, then Landlord shall pay the costs of the Independent Review. If the Independent Review results in no reimbursement owing to Tenant, then Tenant shall pay the costs of Tenant’s Review and the Independent Review. Under no circumstances shall Tenant conduct a review of Landlord’s books and records whereby the auditor operates on a contingency fee or similar payment arrangement. Prior to conducting any such review Tenant’s reviewer must sign a commercially reasonable non-disclosure, non-solicitation, and confidentiality agreement provided by Landlord. Notwithstanding any provision in this Section 4(G) to the contrary, if the Independent Review results in a reimbursement owing to Tenant equal to three (3%) percent or more of the amounts stated as Tenant’s liability for Operating Expenses as reflected in the Final Statement, Landlord will promptly investigate all prior years’ Operating Expenses for which records are available regarding those items that were determined to be in error to confirm whether those items were properly accounted for and reported in prior calendar years during the Term. Landlord will report its findings to Tenant in writing, along with providing reasonable back-up and supporting documentation, and if Landlord’s investigation determines that a refund is due to Tenant, Landlord shall pay the refund within thirty (30) days.

5.	SERVICES.

(A) Generally. Provided that this Lease or Tenant’s right to possession of the Premises has not been terminated, and subject to Section 5(B) below, during the Term Landlord shall furnish to the non-laboratory areas of the Premises the following services and utilities: (i) water (tempered and cold) provided for general use of tenants of the Building in accordance with Comparable Buildings; (ii) heated and refrigerated air conditioning as appropriate, during normal working hours (hereinafter defined) and at such other times as Landlord normally furnishes these services to all tenants of the Building (which shall, in any event, be comparable to the times such services are furnished at the Comparable Buildings), and at temperatures and in amounts in accordance with base building specifications and Comparable Buildings; (iii) janitorial services to the Premises (other than janitorial services for all laboratory areas, for which Tenant shall be solely responsible) on all business days (i.e., not including weekends or Holidays) for Building-standard installations and such window washing as may from time to time in Landlord’s judgment be reasonably required to be comparable with window washing at Comparable Buildings; (iv) passenger and freight elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during normal working hours, with the freight elevator service to be provided by at least one (1) automatic, unmanned oversized passenger elevator serving each floor of the Building; (v) replacement of Building-standard light bulbs and fluorescent tubes (but not incandescent light bulbs, nonstandard fixtures, or other lamps of tenants); (vi) electrical current in accordance with base building specifications (and Landlord’s Work to the extent Landlord’s Work includes any electrical work); (vii) access to the Building, Parking Garage, Project, common areas and Premises on a 24/7 basis 365 days a year subject to the terms and conditions of this Lease; (viii) a Building security system consistent with Class A office security systems and procedures in Comparable Buildings, including, but not limited to, 24/7 security coverage; and (ix) shared use of the Building’s loading docks. In the event Tenant requests and Landlord provides any of the foregoing HVAC services to Tenant at times outside normal working hours (i.e., any time other than 7:00 a.m. to 6:00 p.m. Monday through Friday or 8:00 a.m. to 1:00 p.m. on Saturday, specifically excluding Holidays), then Landlord shall have the right to bill Tenant without any mark-up and Tenant agrees to pay for such additional services. Floor by floor HVAC service shall be provided upon request at times outside normal working hours at the After Hours Rate (defined below). The initial charge for after-hours HVAC is a flat rate of $100.00 per hour per floor (“After Hours Rate”). The After Hours Rate is subject to increase as necessitated by increases in the cost of providing the additional HVAC, but any such increase shall be comparable with the rates for after-hours HVAC charged to tenants at Comparable Buildings. Landlord shall not provide HVAC service to any other tenant of the Building outside of normal working hours unless such after-hours HVAC service is specifically requested by the applicable tenant or is required to be provided in order to service another tenant’s premises as a result of the configuration of the applicable HVAC system (i.e., a single HVAC unit serves multiple premises and one of the tenants served by such unit requests after-hours HVAC service) and, further, Landlord shall charge any other tenant requesting after-hours HVAC service a rate comparable to the After Hours Rate and shall use commercially reasonable efforts to collect all amounts owing by other tenants for after-hours HVAC service. Tenant’s use of electricity for lights and outlets shall be separately metered and the cost of providing such meter(s) shall be borne by Landlord without pass through of such cost to Tenant as an Operating Expense or otherwise). Landlord will also provide Tenant with the ability to control fan operation (in lieu of operation of the full HVAC system serving the Premises) in Premises for use outside normal working hours, without temperature control, at no separate charge from Landlord. For purposes of this Lease provision, “Holidays” shall include New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas and any such other holidays as reasonably determined by Landlord, consistent with other Comparable Buildings. Landlord, at Landlord’s cost, will provide a separate meter to meter Tenant’s electrical use within the Premises. Other than as shown in attached Exhibit C or as otherwise approved by Landlord, Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 240 volt power without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not install any non-customary electrically operated equipment or machinery that will necessitate any changes, replacements or additions to, or in the use of, the Building Systems serving the Premises or the Building, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level reasonably satisfactory to Landlord. Landlord acknowledges that any equipment to be installed by Tenant as pre-approved by Landlord do not require any further consent or approval as may otherwise be required under this Section and such installation are acceptable. Notwithstanding anything in this Lease to the contrary, any damage to any fixtures or appliances in the Premises to the extent attributable to misuse by Tenant or its agents, employees or invitees, shall be paid by Tenant, and Landlord will not in any case be responsible therefor.

Except in the event of the gross negligence or willful misconduct of Landlord, failure by Landlord to any extent to make available, or any slowdown, stoppage or interruption of these services shall not render Landlord liable in any respect for damage to either person, property or business, nor be construed as an actual or constructive eviction of Tenant or work an abatement or offset of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof, except as set forth below. Notwithstanding the foregoing, upon the occurrence of any interruption or discontinuance of such services, as set forth in this Section 5(A), which results from Landlord’s gross negligence or willful misconduct and was not caused by Tenant or by Tenant’s subtenants, agents, employees or contractors (without any reasonably equivalent or alternative service being provided by Landlord), and such interruption or discontinuance continues for a period of five (5) consecutive days (or re-occurs on more than ten (10) days, even if not consecutive days, within a thirty (30) day period) after Tenant shall have given written notice thereof to Landlord, then, from and after the expiration of such three (3) day period (or re-occurring five (5) days), where Tenant is unable to and does not use the Lab and/or the Premises, or a substantial portion thereof, for the conduct of business as normally conducted by Tenant, Base Rent and Tenant’s Proportionate Share of Operating Expenses, Taxes, Insurance, Common Area Charges and rent for Parking Spaces shall abate in the same proportion as the portion of the Premises that Tenant is unable to and does not use bears to the entire Premises until such time as such service is restored or Tenant begins using the Lab and/or Premises (or affected portion thereof). Landlord shall not, except in an emergency, voluntarily effect any stoppage or reduction of any service without giving prior oral or written notice to Tenant of the time and estimated duration thereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but, except as provided above, Tenant shall have no claim for abatement of Rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.

(B) Separately Metered Utilities. Notwithstanding the foregoing, at Landlord’s sole cost and expense, all utilities in the lab area of the Premises, including without limitation, water, electricity, natural gas and HVAC, shall be separately metered or sub-metered, or otherwise accurately accounted for, by Landlord, and the costs for usage shall be billed and paid directly by Tenant when due.

(C) Common Areas. Landlord shall be responsible for providing and/or maintaining in good condition and repair the following: (i) trash removal, (ii) landscaping; (iii) all labor costs and supply costs involved in the operation of the Building; (iv) all other services of any kind and nature which Landlord determines may be used in or upon the Project; (v) management of the Project; (vi) and the repair, maintenance and replacement of the Building and improvements as follows: (1) the roof; (2) all structural interior and exterior components of the Building and improvements except those modifications installed by Tenant; (3) Garage; (4) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom; (5) heating and air conditioning equipment, lines and fixtures except for any supplementary air conditioning systems installed by or at the request of Tenant; (6) plumbing equipment, lines and fixtures, including, but not limited to fire sprinkler and fire control systems, except for any of these items of Tenant’s personal property including, without limitation, dishwashers and refrigerators; (7) electrical equipment, lines and fixtures and a standby, “back-up” generator serving the Project, including without limitation tenants’ premises, except for tenants’ personal property including, for example only and without limitation, tenants’ back-up generators and computer infrastructures; (8) all ingress-egress doors to the Building; (9) exterior plate glass; (10) all utility lines and services, except to the extent installed or modified by or at the direction of any tenant; (11) elevator equipment, lines and fixtures; (12) preventative maintenance to the heating and air conditioning equipment, lines and fixtures; and (13) janitorial service to the Premises (other than the lab area, which shall be Tenant’s sole responsibility) and common areas. Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations as may from time to time in Landlord’s judgment be reasonably required, or shall permit Tenant to undertake such services itself, with an appropriate adjustment, if any, to the amount of Operating Expenses. The costs incurred by Landlord in connection with the performance and provision of the foregoing services shall be included in Operating Expenses except to the extent expressly excluded under Section 4(C). In no event will Landlord be responsible for alterations to the Building’s structure required by applicable law because of Tenant’s use of the Premises if outside the scope of the laboratory or general office primary Permitted Uses or alterations or improvements to the Premises made by Tenant (excluding the Landlord Work).

If Landlord fails to satisfy its obligations under this Section 5(C) due to Landlord’s negligence or willful misconduct; and such failure continues for a period of ten (10) consecutive days after Landlord’s receipt of notice from Tenant; and provided such condition was not caused by Tenant or by Tenant’s subtenants, agents, employees or contractors, then, from and after the expiration of such ten (10) day period, where Tenant is unable to and does not use the Lab and/or the Premises, or a substantial portion thereof, for the conduct of business as normally conducted by Tenant, Base Rent and Tenant’s Proportionate Share of Operating Expenses, Taxes, Insurance, Common Area Charges and rent or fees for parking spaces shall abate in the same proportion as the portion of the Premises that Tenant is unable to and does not use bears to the entire Premises until such time as such maintenance is performed or Tenant begins using the Lab and/or Premises (or affected portion thereof). Notwithstanding anything to the contrary herein, Landlord’s liability under this Section 5(C) shall be limited to Base Rent abatement and abatement of Tenant’s Proportionate Share of Operating Expenses, Taxes, Insurance, Common Area Charges and rent or fees for parking spaces (as provided in this paragraph) and the cost of performing such work (it being understood that nothing in this sentence shall operate to limit Landlord’s indemnification obligations contained in this Lease).

(D) Utility Consumption. Tenant acknowledges and affirms its knowledge and understanding of Landlord’s efforts to benchmark utility consumption within the entirety of the Building. As such, Tenant consents to Landlord’s using such consumption information to enable Landlord to satisfy the requirements established by the US EPA for whole building data for, and to incorporate Tenant’s utility data in, such benchmarking initiatives as Landlord actively participates in, subject only to the provision that Landlord will exercise commercially reasonable care to maintain the privacy of Tenant’s specific consumption data. Any public dissemination of such data shall be in aggregate with other Building tenants’ and occupants’ consumption data, with no direct identification of individual tenant usage.

6.	COMPLIANCE.

Tenant, at Tenant’s sole expense, shall comply with all Governmental Requirements now in force or which may hereafter be in force, which shall impose any duty upon Tenant with respect to the use, occupation or alteration of the Premises made by, or at the direction of, Tenant (excluding the Landlord Work). Notwithstanding anything to the contrary contained herein, Tenant will keep, repair, maintain and preserve the Premises (including, without limitation, all electronic, phone and data cabling and related equipment installed for the exclusive benefit of Tenant (other than building service equipment), fixtures, lighting, electrical equipment and wiring, non-structural walls, interior windows, floor coverings, doors and door frames and plate glass all within the Premises (provided that Landlord shall have the right to repair plate glass at Tenant’s cost)) in good, neat and sanitary condition and free of insects, rodents, vermin and other pests, except for normal wear and tear, and damage by fire or casualty, and repairs or services required to be completed or provided by Landlord hereunder. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of the portions of any and all sanitary, electrical, heating, air conditioning, plumbing, security or other systems, equipment and appliances to the extent installed and/or operated by Tenant and/or exclusively serving the Premises. Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor for the heating and air conditioning, electrical, plumbing and life-safety equipment exclusively servicing the Premises. Such maintenance contract and contractor shall be subject to Landlord’s reasonable approval. Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports. Tenant shall be responsible, at its sole cost and expense, for janitorial and trash removal services for all laboratory areas within the Premises and for all proper biohazard disposal services for the Premises. Such services shall be performed by licensed (where required by law or governmental regulation), insured and qualified contractors approved in advance, in writing, by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and on a sufficient basis to ensure that the Premises are at all times kept neat and clean.

Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on an as-needed basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

When Tenant fails to maintain the Premises, or as otherwise needed, at Tenant’s sole cost and expense, Landlord will make all interior repairs and replacements including but not limited to interior walls, doors and windows, floors, floor coverings, light bulbs, plumbing fixtures, and electrical fixtures, except for normal wear and tear, damage by fire or casualty and repairs or services required to be completed or provided by Landlord hereunder. Tenant will also reimburse to Landlord, at Tenant’s sole cost and expense, costs to repair or replace any broken windows and/or damage to the Building or Premises caused by the negligence of Tenant or its employees, agents, guests or customers during the Term hereof. Except in case of emergency, Landlord will provide Tenant with notice of its intent to perform such repairs or replacements at least one (1) business day before commencement of such work. The above repairs, replacements, and/or services must be performed by an approved contractor of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Should Tenant fail to perform all interior repairs and replacements to Tenant’s Premises such repairs may be performed by Landlord and charged to Tenant at Tenant’s sole cost and expense without any administrative fee, profit or overhead. Tenant will comply with all ordinances of the City of Chicago, rules and regulations of the Board of Health and the laws of the State of Illinois, and any laws, rules or regulations of any governmental authority required of Tenant relative to the repair, maintenance and replacement within the Premises except to the extent such compliance is the obligation of Landlord under this Lease. Upon Tenant having actual knowledge, Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, the sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Tenant agrees to comply with all rules and regulations now or hereafter promulgated by Landlord from time to time of which Tenant has prior written notice and that apply to all tenants in the Building or Project (“Rules and Regulations”). Current Rules and Regulations are as set forth on Exhibit B.

Tenant shall comply with all easements, covenants and restrictions now encumbering the Property or any portion thereof, including, without limitation, the Protective Covenants. Tenant also shall comply with all easements, covenants and restrictions that become effective after the Effective Date and encumber the Property or any portion thereof, provided that no such future easements, covenants or restrictions shall diminish or interfere with the rights and benefits granted Tenant under this Lease, increase any of Tenant’s obligations under this Lease or impose any additional burdens on Tenant or impair in any manner Tenant’s use of the Premises. Additionally, Tenant acknowledges that Landlord may enter into reciprocal easement agreements, operating agreements or additional covenants with adjacent property owners, and Tenant hereby agrees to cooperate (at no cost or liability to Tenant) with Landlord’s endeavors in entering into any such easements, agreements or covenants, and shall abide by such easements, agreements and covenants as to which Landlord has provided Tenant copies thereof, provided that no such easements, agreements or covenants shall diminish or interfere with the rights and benefits granted Tenant under this Lease, increase any of Tenant’s obligations under this Lease or impose any additional material burdens on Tenant or materially impair Tenant’s use of the Premise .

7.	PARKING.

Tenant and its employees, agents, contractors and invitees shall have the right in common with other tenants of the Building to use the Parking Spaces on an unreserved basis, subject to such reasonable Rules and Regulations (as defined herein) as Landlord may promulgate from time to time and applicable laws. Notwithstanding the foregoing, if, at any time during the Term, the Premises expand (whether due to the exercise of expansion rights, the ROFO [as defined below] or otherwise), Tenant shall, on or before the date upon which the Lease Term commences with respect to such expansion space, have the right to elect to lease on a month-to-month basis any then-unencumbered Parking Spaces allocable to the ROFR Space or ROFO Space, as determined using the ratio of one unreserved Parking Space per 2,869 rentable square feet in the Premises) (it being understood that, in connection with any expansion process, upon Tenant’s request, Landlord shall promptly inform Tenant in writing of how many unencumbered Parking Spaces are then available), with any failure by Tenant to timely make such an election being deemed an election to not exercise such right; provided, however, in the case of a ROFO in which the ROFO Space Notice or includes a right to lease a specific number of Parking Spaces, the preceding terms of this sentence (i.e., the terms before the proviso) shall not apply and Tenant shall have the applicable rights to Parking Spaces described in the ROFO Space Notice. Except as otherwise expressly set forth in this Lease, all of the Parking Spaces and any expansion parking spaces that Tenant elects to lease as set forth in this paragraph (if applicable) shall, subject to the relinquishment rights described below, be leased at a rate of $275.00 per Parking Space per month, plus any applicable sales tax, as such parking rate may be reasonably adjusted by Landlord from time to time in accordance with market prices; provided, however, in no event will the adjusted parking fee exceed fair market value. Notwithstanding anything herein to the contrary, except in the case of an Event of Default under this Lease with respect to which Landlord has completed the exercise of any of the remedies described in paragraphs (A) thru (D) of Article 19, Landlord will not have the right to terminate Tenant’s rights to any of the Parking Spaces that Tenant has elected to Lease pursuant to this Section 7. Landlord may grant or deny access rights to other tenants of the Project. Tenant shall only permit parking by its employees, agents, contractors, or invitees of passenger vehicles in appropriate designated parking areas. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties but Landlord shall use commercially reasonable efforts to ensure all users of the Garage observe the applicable Rules and Regulations and do not breach their respective obligations (whether under a lease agreement or otherwise) with respect to the use of the Garage and parking spaces. It is understood and agreed that (i) no specific, reserved parking spaces will be allocated for use by Tenant, and (ii) all of Tenant’s Parking Spaces shall be in the Garage. Notwithstanding anything herein to the contrary, in addition to the visitor Parking Spaces, Landlord hereby reserves the right from time to time to designate any portion of the parking facilities to be used exclusively by visitors to the Building, other persons, entities, or tenants, and to charge for visitor parking and/or reserved parking; provided, however, Landlord shall not exercise such right in a manner that diminishes or unreasonably interferes with any of Tenant’s rights with respect to the Parking Spaces. Tenant agrees that it and its employees shall observe the reasonable safety precautions in the use of parking facilities promulgated by the operator and/or Landlord governing their use. In the event that the operator and/or Landlord require that an identification or parking sticker must be displayed at all times in all cars parked in the parking facilities, any car not displaying such a sticker may be towed away, booted or ticketed at the car owner’s expense. If Tenant relinquishes its rights with respect to any Parking Spaces under this Lease, Tenant may, at any time thereafter during the Term, inquire with Landlord whether any Parking Spaces are then available to lease and, if any Parking Spaces are then available (as determined by Landlord), Tenant shall have the right to lease such additional Parking Spaces in accordance with the terms and provisions of this Lease.

8.	HAZARDOUS SUBSTANCES.

(A) The term “Hazardous Substances”, as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, asbestos, polychlorinated biphenyls (“PCBs”), oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative, the removal of which is required or the presence or use of which is or becomes restricted, prohibited or penalized by any Environmental Law (hereinafter defined) including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials,” and any materials on the right to know list of the Occupational Safety and Health Administration. The term “Hazardous Substance” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law or (ii) contains any component now or hereafter designated as such. The term “Environmental Law”, shall mean any federal, state or local law, ordinance or other statute, rule or regulation of any local, state or federal governmental or quasi-governmental authority relating to pollution or protection of the environment or health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air (including outdoor air and indoor air), surface water, sewers, soil or groundwater of any Hazardous Substance whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., (e) the Illinois Environmental Protection Act, 415 Ill. Comp. Stat. 5, including, without limitation, Title II, Title VI-A, Title VI-B and Title XVII, (f) the Solid Waste Planning and Recycling Act, 415 Ill. Comp. Stat. 15, and (g) the Illinois Solid Waste Management Act, 415 Ill. Comp. Stat. 20. Tenant, at its sole cost and expense, shall comply with (i) all Environmental Laws, and (ii) any rules, requirements and safety procedures of (A) the Illinois EPA, the City of Chicago, and any other governmental agency with jurisdiction over Hazardous Substances and (B) any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Substances.

(B) Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought to or kept at, in or on the Premises or elsewhere in the Building or the Project (a) any inflammable, combustible or explosive fluid, material, chemical or substance (except for de minimis quantities of standard office and cleaning supplies and/or as identified on Exhibit L attached hereto) stored in compliance with Environmental Laws and in proper containers); and (b) any Hazardous Substance, other than the types and legally permissible quantities of Hazardous Substances which are used by Tenant in the ordinary course of Tenant’s business and are listed on Exhibit L attached hereto (“Tenant’s Hazardous Substances”); provided that the same shall at all times be brought to, kept at or used in so-called ‘control areas’ (the location, number and size of which shall reasonably be determined by Landlord) in accordance with all applicable Environmental Laws and prudent environmental practices (including without limitation best practices to minimize quantities of stored Hazardous Substances using a “just in time” method of purchasing the same) and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practices; and provided further that if any applicable Environmental Laws limit quantities of permitted Hazardous Substances on a per floor basis, Tenant will be allowed to utilize only such limited allowable quantity in the same proportion as the rentable square footage of the Premises bears to the entire rentable square footage of the 7th floor of the Building; and provided further that in no event shall Tenant generate, produce, bring upon, use, store or treat any infectious biological micro-organisms or any other Hazardous Substances in the Premises with a risk category above the level of Biosafety Level 2 as established and described by the U.S. Department of Health and Human Services Publication Biosafety in Microbiological and Biomedical Laboratories (Fifth Edition) (as it may be further revised, the “BMBL”) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord; and provided further that to the extent any Governmental Requirement sets a maximum quantity of any Hazardous Substances which may be stored, used or brought into the Building without additional licensing, permitting or authorizations therefor, Tenant shall not be permitted to use, store or bring into the Building more than Tenant’s prorated share of such Hazardous Substances (as determined by the relative use of such Hazardous Substances by tenants operating research and development laboratories). In all events, Tenant shall comply with all applicable provisions of the BMBL. No portion of the Premises will be used by Tenant as a landfill or a dump. Tenant will not install in, on, under or about the Project, any underground tanks of any type. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Commencement Date and at least fifteen (15) days prior to any date on which Tenant intends to add a new Hazardous Substance to, or materially increase the quantity of any Hazardous Substance already on, the list of

Tenant’s Hazardous Substances, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Substances for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall provide such further information concerning any Tenant’s Hazardous Substances and/or their use, storage and/or disposal within thirty (30) days of Landlord’s reasonable request concerning the same. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 8 at Tenant’s sole cost and expense. With respect to any Hazardous Substance brought or permitted to be brought or kept in or on the Premises or elsewhere in the Building or the Project in accordance with the foregoing, Tenant shall (i) not permit any such Hazardous Substance to escape, be released or be disposed in or about (except in compliance with Environmental Laws) the Premises, the Building or the Land and (ii) within five (5) business days of Landlord’s reasonable request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a governmental authority or Landlord reasonably suspects that a release of a Hazardous Substance has occurred upon the Premises, provide evidence reasonably satisfactory to Landlord of Tenant’s compliance with all applicable Environmental Laws including copies of all licenses, permits and registrations that Tenant has been required to obtain prior to handling any Hazardous Substance at the Premises and that have not been previously provided to Landlord. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Substances which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws, prudent environmental practices and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practices, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Project until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor of Landlord against liability arising from the presence of radioactive materials in the Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Term will Tenant bring upon, or permit to be brought upon, the Premises any radioactive materials whatsoever.

(C) If any lender or governmental authority requires testing to determine whether there has been any release of Hazardous Substance(s) and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof. If Tenant is found to have caused any release of a Hazardous Substance at, in, on, under, from or upon the Project, all reasonable, out of pocket costs incurred by Landlord in connection with Landlord’s monitoring of Tenant’s compliance with this Section 8, including Landlord’s reasonable attorneys’ fees and costs, shall be additional rent and shall be due and payable to Landlord within thirty (30) days after the delivery to Tenant of Landlord’s invoice therefor. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Substances at, in, on, under, from or upon the Premises, the Building or the Project. From time to time during the term of this Lease, Tenant shall provide Landlord with such evidence of Tenant’s compliance with the terms of this Section 8 as Landlord may reasonably request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a governmental authority or Landlord reasonably suspects that a release of a Hazardous Substance has occurred at, in, on, under, from or upon the Premises. Further, at Landlord’s option, Landlord may (but shall have no obligation to) obtain a report or reports from time to time (each, a “Landlord’s Report”) addressed to Landlord by a licensed environmental engineer or certified industrial hygienist, which Landlord’s Report shall be based on the environmental engineer’s or certified industrial hygienist’s inspection of the Premises and shall set forth the current condition of the Premises with respect to Tenant’s use, storage and disposal of Hazardous Substances. Landlord may obtain a Landlord’s Report at Tenant’s cost at any time that Tenant is in default under this Lease beyond any applicable notice and cure period. In addition, if any time a Landlord’s Report indicates that there is a material deficiency in compliance with the standards set forth in this Section 8, then the costs of such Landlord’s Report shall be reimbursed by Tenant to Landlord upon demand, as additional rent, for the reasonable cost thereof, Tenant shall promptly remedy such deficiency, and Landlord shall be entitled to a written evaluation by Landlord’s consultant at Tenant’s cost to confirm the proper completion of such remedy, such costs also to be reimbursed by Tenant to Landlord upon demand as additional rent, for the reasonable cost thereof, together with interest at the Default Rate until paid in full.

(D) Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, judgments, demands, actions, liabilities, losses, penalties, costs, expenses, fees, damages and obligations of any nature (collectively, “Claims”) arising from or as a result of Hazardous Substances or any other contamination of any part of the Project or adjacent property, or exacerbation of any Hazardous Substances or other contamination of any part of the Project or adjacent property which contamination or exacerbation, as the case may be, arises as a result of (i) the presence of any Hazardous Substance in the Premises, the presence of which is caused by any act or omission (where there is a duty to act) of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 8. This indemnification of by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response action required by any federal, state or local governmental agency or political subdivision because of any Hazardous Substance present in the soil, soil vapor, or ground water at, on or under, or any indoor air in, the Building based upon the circumstances identified in the first sentence of this Section 8D. The foregoing indemnifications shall survive the expiration or sooner termination of this Lease.

(E) Without limiting the obligations set forth in Section 8D above, if any Hazardous Substance is at, in, on, under, from, or upon the Building or the Project as a result of the acts or omissions (where there is a duty to act) of any of the Tenant Parties and results in any contamination of any part of the Project or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any response action pursuant to any Environmental Law, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to reduce such Hazardous Substance to amounts below any applicable reportable quantity, reportable concentration or any other applicable reporting or cleanup standard set forth in any Environmental Law such that (i) no further response actions are required, (ii) no Environmental Land Use Control (as that term is defined in the Illinois Administrative Code Title 35, § 742.200) is required, and (iii) no environmental easements, deed restrictions or other limitations on the use of the property is or are required; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not be reasonably expected to have an adverse effect on the market value or utility of the Project for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws and comply with the provisions of Sections 8E(i), (ii), and (iii), above (such approved actions, “Tenant’s Remediation”). In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then, until the completion of Tenant’s Remediation (as evidenced by a “No Further Remediation Letter” (as such term is defined by applicable Environmental Laws), or other appropriate regulatory closure documentation that is reasonably acceptable to Landlord) (the “Remediation Completion Date”), (i) Tenant shall pay to Landlord, with respect to the portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation, (A) additional rent on account of Operating Expenses and Taxes and (B) Base Rent in an amount equal to the fair market rental value of such portion of the Premises (as reasonably determined by Landlord); and (ii) Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with all Environmental Laws. If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right to either (A) assume control of the performance of Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party performing such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with all Environmental Laws, it being understood that Tenant’s Remediation shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the Project’s current office, research and development, laboratory, and vivarium uses.

(F) During the Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, received by Tenant from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the Illinois Environmental Protection Agency or any other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance on, in, under or about the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law relating to the Premises (including the use and/or occupancy thereof)by any Tenant Party.

(G) Prior to bringing any Hazardous Substance into any part of the Project other than lawful quantities of those set forth on Exhibit L, and standard office, cleaning and maintenance supplies used in ordinary amounts and stored in proper containers in compliance with all Environmental Laws, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; and (c) other information reasonably requested by Landlord.

(H) Tenant shall be responsible, at its sole cost and expense, for Hazardous Substance and other biohazard disposal services performed by or on behalf of Tenant at the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Substances and biohazards except in appropriate, specially marked containers reasonably approved by Landlord. In addition, if any Governmental Requirements or the trash removal company requires that any substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site.

(I) Notwithstanding any provision in this Section 8 or in this Lease apparently to the contrary, as of the Commencement Date the Premises shall be free and absent of all asbestos containing materials (“ACM”) and all other Hazardous Substances, excluding any Tenant non-compliance with respect to Hazardous Substances, which shall be Tenant’s obligation hereunder. During the entire Term of this Lease, Landlord, at its sole cost and expense, shall fully and promptly comply with all Environmental Laws and other Governmental Requirements applicable to Hazardous Substances. Further notwithstanding any provision in this Section 8 or in this Lease apparently to the contrary, Landlord agrees that Tenant shall have no obligations or liability as to any Hazardous Substances that exist in the Building, the Premises, the Land, the Project or adjacent properties except solely to the extent such Hazardous Substances are placed in the Building, the Premises, the Land, the Project or adjacent properties by Tenant or any person or party for whom Tenant is responsible or if Tenant causes or knowingly exacerbates an issue related to Hazardous Substances on or about the Premises.

9.	INSURANCE.

(A) INSURANCE BY LANDLORD. Landlord shall, during the Term, procure and keep in force at least the following insurance (the cost of Landlord’s insurance hereunder will be deemed to be an Operating Expense to the extent applicable to the period after the Commencement Date):

(1) PROPERTY INSURANCE. “All Risk” property insurance covering the full replacement value of the Building and including, without limitation, coverage for earthquake and flood; and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and loss of rental income. Such Insurance shall not cover Tenant’s equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises.

(2) LIABILITY INSURANCE. Commercial general liability (lessor’s risk) insurance against any and all claims for bodily injury, death or property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limits as may be reasonably determined by Landlord from time to time in a manner consistent with Comparable Buildings; and

(4) OTHER. Such other insurance as Landlord deems necessary and prudent.

Should Landlord choose to self-insure, the cost of maintaining such self-insurance shall be considered an expense of the property and be payable by Tenant as a portion of Operating Expenses; provided, that in no event shall Operating Expenses include any amount in excess of the premiums that would have otherwise been included if Landlord had purchased such insurance from an insurance company and not elected to self-insure, plus commercially reasonable deductible amounts.

(B) INSURANCE BY TENANT. Tenant shall, during the Term, procure and keep in force the following insurance:

(1) Tenant’s Liability Insurance. Commercial general liability insurance against any and all claims for personal injury, bodily injury (including without limitation sickness, disease and death) and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two

Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Four Million Dollars ($4,000,000) Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease. Such policy shall name Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees as additional insureds, and shall include standard contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations.

(2) Tenant’s Property Insurance. A policy of fire, vandalism, malicious mischief, extended coverage and so-called “special form” or “special cause” coverage insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss—special form (all risk) and in addition, coverage for wind, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing, and shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(3) Business Interruption Insurance. Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils..

(4) Workers’ Compensation/Employers Liability Insurance. Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease, policy limit and $1,000,000 disease limit each employee.

(5) Intentionally Omitted.

(6) Intentionally Omitted.

(7) Increase in Coverage. Landlord may, by written notice to Tenant, require an increase in policy limits or require that Tenant carry other forms of insurance; provided that the same are commercially reasonable and readily available and in keeping with the insurance requirements of owners of Comparable Buildings.

(8) General Requirements. The policies required to be maintained by Tenant shall be with companies rated A- VIII or better by A.M. Best. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $25,000. Certificates of insurance (copies of policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter promptly upon renewal of the policy or obtaining a replacement policy, each naming Landlord, the applicable property management company and any applicable lender as additional insureds. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises as a scheduled location under such policy and to Landlord as required by this Lease. Tenant will provide ten (10) days-notice of cancellation of any of Tenant’s policies referred to above to Landlord.

(9) Failure to Maintain. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, after delivering written notice to Tenant and giving Tenant a reasonable opportunity to cure, purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional Rent, any and all reasonable expenses (including without limitation attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

(10) Waiver of Subrogation. Except for Worker’s Compensation insurance, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self-insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible, provided that such party provides written notice hereof to the other party within thirty (30) days of learning that such waiver of subrogation shall not be applicable.

10.	INDEMNIFICATION.

(A) Release. Except to the extent caused by the gross negligence or willful misconduct of, or violation of law by, or due to the default under this Lease beyond any applicable notice and cure period by, Landlord or its agents, employees or contractors, but subject to the provisions set forth in Article 9 above, Tenant hereby releases Landlord, its beneficiaries, mortgagees, stockholders, agents (including, without limitation, management agents), partners, officers and employees, and their respective agents, partners, officers and employees (“Related Parties”), from and waives all claims for damages to person or property sustained by Tenant, resulting directly or indirectly from fire or other casualty, any existing or future condition, defect, matter or thing in the Premises, the Building (including the associated common areas), or from any equipment or appurtenance therein, or from any accident in or about the Building (including the associated common areas), or from any act of neglect of any third party tenant or occupant of the Building or of any other third party.

(B) Tenant’s Indemnification. Except to the extent caused by the negligence or willful misconduct of or due to the default under this Lease beyond any applicable notice and cure period, by Landlord or its agents, employees or contractors, but subject to the provisions set forth in Article 9 above, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Related Parties from and against claims and liabilities, including reasonable attorneys’ fees, (i) for injuries to all persons and damage to or theft or misappropriation or loss of property (excluding the Building or any equipment or appurtenance therein belonging to Landlord) occurring within the Premises arising from Tenant’s occupancy of the Premises or the conduct of its business, or from any activity, work, or thing done, or permitted by Tenant, its employees, agents, guests or invitees within the Premises, (ii) the negligence or willful misconduct of Tenant or its agents, employees or contractors, or (iii) from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease beyond the expiration of applicable notice or cure periods.

(C) Tenant’s Fault. Subject to the provisions set forth in Article 9 above (including, without limitation the waiver of subrogation in Section 9(B)(10)), if any damage to the Building or any equipment or appurtenance therein belonging to Landlord, results from any negligent act or the willful misconduct of Tenant, its agents or employees, Tenant shall be liable therefor and Landlord may, at Landlord’s option repair such damage, and Tenant shall, upon demand by Landlord, reimburse Landlord the total reasonable cost of such repairs and damages to the Building. If Landlord has failed to procure and maintain the insurance required under Section 9(A), any damage to the Building or any equipment or appurtenance therein belonging to Landlord shall be solely to Landlord’s account.

(D) Landlord’s Indemnification. Subject to the provisions set forth in Article 9 above, and to the extent not due to the negligence or willful misconduct of Tenant or its agents, employees or contractors, Landlord agrees to indemnify, defend and hold Tenant and its officers, directors, partners, employees, agents and contractors harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys’ fees and court costs for injury to or death of any person or for damage to any property to the extent such are determined to be caused by (i) the gross negligence or willful misconduct of Landlord, its agents, employees, property managers or contractors in or about the Premises, Building, Parking Garage, or Project, or (ii) the breach or default by Landlord of this Lease beyond any applicable notice and cure period.

(E) Limitation on Landlord’s Liability.

LANDLORD SHALL NOT BE LIABLE FOR ANY INJURY OR DAMAGE TO PERSONS OR PROPERTY RESULTING FROM FIRE, EXPLOSION, FALLING PLASTER, STEAM, GAS, AIR CONTAMINANTS OR EMISSIONS, ELECTRICITY, ELECTRICAL OR ELECTRONIC EMANATIONS OR DISTURBANCE, WATER, RAIN OR SNOW OR LEAKS FROM ANY PART OF THE BUILDING OR FROM THE PIPES, APPLIANCES, EQUIPMENT OR PLUMBING WORKS OR FROM THE ROOF, STREET OR SUB-SURFACE OR FROM ANY OTHER PLACE OR CAUSED BY DAMPNESS, VANDALISM, MALICIOUS MISCHIEF OR BY ANY OTHER CAUSE OF WHATEVER NATURE, EXCEPT TO THE EXTENT CAUSED BY

OR DUE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD AND/OR ANY OF THE LANDLORD RELATED PARTIES, AND THEN, WHERE NOTICE AND AN OPPORTUNITY TO CURE ARE APPROPRIATE (I.E., WHERE TENANT HAS AN OPPORTUNITY TO KNOW OR SHOULD HAVE KNOWN OF SUCH CONDITION SUFFICIENTLY IN ADVANCE OF THE OCCURRENCE OF ANY SUCH INJURY OR DAMAGE RESULTING THEREFROM AS WOULD HAVE ENABLED LANDLORD TO PREVENT SUCH DAMAGE OR LOSS HAD TENANT NOTIFIED LANDLORD OF SUCH CONDITION) ONLY AFTER (I) NOTICE TO LANDLORD OF THE CONDITION CLAIMED TO CONSTITUTE NEGLIGENCE OR WILLFUL MISCONDUCT, AND (II) THE EXPIRATION OF A REASONABLE TIME AFTER SUCH NOTICE HAS BEEN RECEIVED BY LANDLORD WITHOUT LANDLORD HAVING COMMENCED TO TAKE ALL REASONABLE AND PRACTICABLE MEANS TO CURE OR CORRECT SUCH CONDITION; AND PENDING SUCH CURE OR CORRECTION BY LANDLORD, TENANT SHALL TAKE ALL REASONABLY PRUDENT TEMPORARY MEASURES AND SAFEGUARDS TO PREVENT ANY INJURY, LOSS OR DAMAGE TO PERSONS OR PROPERTY. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL ANY OF THE LANDLORD RELATED PARTIES BE LIABLE FOR ANY LOSS WHICH IS COVERED BY INSURANCE POLICIES ACTUALLY CARRIED OR REQUIRED TO BE SO CARRIED BY THIS LEASE; NOR SHALL ANY OF THE LANDLORD RELATED PARTIES BE LIABLE FOR ANY ACTS, OMISSIONS OR NEGLIGENCE OF OTHER TENANTS OR PERSONS IN THE BUILDING OR DAMAGE CAUSED BY OPERATIONS IN CONSTRUCTION OF ANY PRIVATE, PUBLIC, OR QUASI-PUBLIC WORK; NOR SHALL ANY OF THE LANDLORD RELATED PARTIES BE LIABLE FOR ANY LATENT DEFECT IN THE PREMISES OR IN THE BUILDING.

TENANT AGREES THAT IN THE EVENT TENANT SHALL HAVE ANY CLAIM AGAINST LANDLORD OR LANDLORD’S RELATED PARTIES UNDER THIS LEASE ARISING OUT OF THE SUBJECT MATTER OF THIS LEASE, TENANT’S SOLE RECOURSE SHALL BE AGAINST LANDLORD’S INTEREST IN THE BUILDING, LAND AND PROJECT, FOR THE SATISFACTION OF ANY CLAIM, JUDGMENT OR DECREE REQUIRING THE PAYMENT OF MONEY BY LANDLORD OR LANDLORD’S RELATED PARTIES AS A RESULT OF A BREACH HEREOF OR OTHERWISE IN CONNECTION WITH THIS LEASE, AND NO OTHER PROPERTY OR ASSETS OF LANDLORD, LANDLORD’S RELATED PARTIES OR THEIR SUCCESSORS OR ASSIGNS, SHALL BE SUBJECT TO THE LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF ANY SUCH CLAIM, JUDGMENT, INJUNCTION OR DECREE. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY HEREIN, UNDER NO CIRCUMSTANCE SHALL LANDLORD, TENANT OR ANY OF ITS RESPECTIVE RELATED PARTIES BE LIABLE FOR CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR ANY SIMILAR TYPE OF DAMAGES, AND TENANT AND LANDLORD EACH RESPECTIVELY HEREBY WAIVES THE SAME.

11.	DAMAGE OR CASUALTY.

(A) Landlord’s Rights. In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty, then Landlord shall rebuild, repair and restore the damaged portion thereof (the “Restoration”), provided that Landlord shall be entitled to terminate this Lease by written notice to Tenant within sixty (60) days after the date of the casualty if any one of the following applies: (i) the amount of insurance proceeds available to Landlord and the amount of the insurance deductible is less than the cost of such rebuilding, restoration and repair, (ii) such rebuilding, restoration and repair cannot reasonably be completed within one hundred eighty (180) days after the work commences in the opinion of a registered architect or engineer appointed by Landlord, (iii) the damage or destruction has occurred within twelve (12) months before the expiration of the Term (and Tenant does not elect to exercise any then applicable renewal option within thirty (30) days after Tenant’s receipt of Landlord’s termination notice), or (iv) such rebuilding, restoration, or repair is not then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the damaged portion thereof to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area. To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises or Building, such proceeds, for the purposes of this subsection, shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration, and repair of the damaged portion thereof. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant’s personal property, furnishings, trade fixtures, equipment or other such property or effects of Tenant. If Landlord does not timely deliver such termination notice to Tenant, Landlord shall not thereafter be entitled to terminate this Lease pursuant to this Section 11(A) and shall be obligated to restore the damage to the Building and the Premises.

In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty to the extent that Landlord is not obligated, under Section 11(A) above, to rebuild, repair or restore the damaged portion thereof, then Landlord shall within sixty (60) days after such damage or destruction, notify Tenant of its election, at its option, to either (i) rebuild, restore and repair the damaged portions thereof, in which case Landlord’s notice shall specify the time period within which Landlord estimates such repairs or restoration can be completed; or (ii) terminate this Lease effective as of the date the damage or destruction occurred. If Landlord does not give Tenant written notice within sixty (60) days after the damage or destruction occurs of its election to terminate this Lease, Landlord shall not thereafter be entitled to terminate this Lease pursuant to Section 11(A) and shall be obligated to restore the damage to the Building and the Premises.

(B) Tenant’s Rights. Notwithstanding the foregoing, if Landlord does not elect to terminate this Lease, Tenant may terminate this Lease if either (i) Landlord notifies Tenant that in its good faith determination such repair or restoration cannot be completed within two hundred seventy (270) days from the date of the casualty, or (ii) the damage or destruction occurs within the last fifteen (15) months of the Term, unless Tenant’s gross negligence or willful misconduct was the sole cause of the damage. If Tenant has the right to terminate the Lease in accordance with the above provisions, Tenant may so elect by written notice to Landlord which must be given within thirty (30) days after the date Landlord delivers its initial notice of the estimate of the duration of the repairs Upon Landlord’s receipt of any such notice from Tenant under this Section 11(B), the termination shall be effective as of the date the destruction occurred, and Tenant shall have a reasonable period thereafter to move out of the Premises.

There shall be an abatement of rent by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that (i) Landlord receives insurance proceeds for loss of rental income attributable to the Premises and (ii) the floor area of the Premises cannot be reasonably used by Tenant for conduct of its business, in which event the Base Rent shall abate proportionately according to (i) or (ii) above, as appropriate, commencing on the date that the damage to or destruction of the Premises or Building has occurred, and except that, if Landlord or Tenant elects to terminate this Lease as provided in Paragraph 11(B) above, no obligation shall accrue under this Lease after such termination. Notwithstanding the provisions of this Section, if Landlord’s insurance refuses to pay for a portion of abatement or Landlord lacks coverage and the cause of the damage was due to the gross negligence or willful misconduct of Tenant or its employees, agents or contractors, Tenant shall not be entitled to such abatement.

(C) Sole Remedies. Landlord and Tenant agree that applicable rights set forth in this Section 11 shall be each party’s sole recourse in the event of damage to or destruction of the Premises, the Building and/or the Project (inclusive of the Garage) by fire or other casualty, and each of Landlord and Tenant waive any other rights either party may have under any applicable Law to terminate this Lease by reason of damage to the Premises, the Building and/or or the Project.

(D) All of Landlord’s obligations under this Section 11 to complete the restoration of the Premises or Building are subject to delays arising from (i) the collection of insurance proceeds, (ii) force majeure events and/or (iii) the time needed for Tenant to obtain any license, clearance or other authorization of any kind required for Landlord to enter into and restore the Premises issued by any governmental authority to the extent necessary as a result of the use of Hazardous Substances in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”). Tenant shall use diligent good faith efforts to obtain any and all Hazardous Materials Clearances as soon as reasonably possible. Notwithstanding anything to the contrary, if any Hazardous Materials Clearances are required, no abatement of rent provided under this Lease shall apply from and after the date of the casualty in question until the date on which Tenant obtains such Hazardous Materials Clearances.

12.	EMINENT DOMAIN.

In the event that the whole or a substantial part of the Premises shall be condemned or taken in any manner for any public or quasi-public use (or sold under threat of such taking), and as a result thereof, the remainder of the Premises cannot be used for the same purpose as prior to such taking, the Lease shall terminate as of the date possession is taken. If less than a substantial part of the Premises shall be so condemned or taken (or sold under threat thereof)

and after such taking the Premises can be used for the same purposes as prior thereto, the Lease shall cease only as to the part so taken as of the date possession shall be taken by such authority, and Tenant shall pay full Rent up to that date (with appropriate refund by Landlord of such Rent attributable to the part so taken as may have been paid in advance for any period subsequent to the date possession is taken) and thereafter Base Rent and Operating Expenses shall be equitably adjusted to reflect the reduction in the Premises by reason of such taking, Landlord shall, at its expense, make all necessary repairs or alterations to the Building so as to constitute the remaining Premises a complete architectural unit, provided that Landlord shall not be obligated to undertake any such repairs or alterations if the cost thereof exceeds the award resulting from such taking. Landlord shall be entitled to receive the entire award, including the damages for the property taken and damages to the remainder, with respect to any condemnation proceedings affecting the Building; however, Tenant may make a separate claim against the condemnor for any damage to its business or for relocation costs.

13.	ASSIGNMENT AND SUBLETTING.

(A) LANDLORD’S CONSENT. Tenant shall not sell, assign, encumber, mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others (i.e. other than Tenant and its agents, employees, officers, directors, members, managers, partners, invitees, contractors, subcontractors and other representatives) of the Premises or any part thereof, or allow any transfer hereof or any lien upon Tenant’s interest by operation of law or otherwise (collectively, a “Transfer”) without the prior written consent of Landlord (except for Permitted Transfers, as more fully set forth below), which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees that denial of such consent shall be deemed reasonable if based upon, but not limited to, the following:

(i) In the reasonable judgment of Landlord, the subtenant or assignee (a) is of a character or engaged in a business or proposes to use the Premises in a manner which is not in keeping with the standards of Landlord for the Building, or would diminish the value of the Building, (b) has an unfavorable reputation, or (c) has unfavorable credit standing;

(ii) Tenant is then in default under this Lease beyond any applicable notice and cure period;

(iii) The proposed assignment or sublease instrument does not have the substance or form which is reasonably acceptable to Landlord;

(iv) The proposed subtenant is a third party prospect (including tenants) with whom Landlord has either sent or received a written proposal to lease competing space in the Building within the preceding ninety (90) days;

(v) The proposed assignee or subtenant will use the Premises in a manner that would materially increase Operating Expenses;

(vi) The proposed assignee or subtenant is a governmental or quasi-governmental entity or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity;

(vii) The proposed assignee or subtenant is currently or has been in the past involved in litigation with Landlord or any affiliate of Landlord;

(viii) The occupancy of the Premises by the proposed subtenant would cause Landlord’s insurance to be cancelled or increased;

(ix) The use is not for the Permitted Use; or

(x) The use is a Prohibited Use or is not a use generally in keeping with the uses allowed at Comparable Buildings.

Landlord’s consent to any Transfer shall be granted or withheld in accordance with Section 13 and must be given (or rejected) within fifteen (15) business days of receipt by Landlord of such written request from Tenant (which request shall identify the transferee and contain applicable financial information on the transferee).

Under no circumstances shall Tenant be released from any liability accruing under this Lease before or after any Transfer.

Any Transfer which is not in compliance with the provisions of this Section 13 shall, at the option of Landlord, be void and of no force or effect.

(B) NOTICE TO LANDLORD. Tenant shall provide written notice of the proposed assignee, subtenant or other transferee (collectively, a “Transferee”), as applicable, which notice shall provide Landlord with (i) the name and address of the proposed Transferee, (ii) a reasonably detailed description of such person or entity’s business, (iii) proposed Transferee’s financials, and (iv) a list of Hazardous Substances (certified by the proposed Transferee to be true and correct) that the proposed Transferee intends to use or store in the Premises, and the information described in Section 8(G) above related thereto, and (v) such other information as Landlord may reasonably require. If Landlord does not send written notice of disapproval to Tenant with respect to a request for approval of a Transfer within fifteen (15) business days after Landlord’s receipt of Tenant’s request for approval, Landlord shall be deemed to have not approved the Transfer as submitted; however, following the expiration of such fifteen (15) business day period, Tenant may elect to deliver a second written notice to Landlord requesting approval of the applicable Transfer, and if Landlord fails to respond within five (5) business days thereafter, Landlord shall be deemed to have approved the applicable Transfer. If Landlord disapproves of the proposed Transferee, Landlord shall promptly provide Tenant with a detailed written explanation of the reasons for such disapproval, and Landlord and Tenant shall confer in good faith about Landlord’s objections in an effort to mutually acceptably resolve Landlord’s objections.

(C) EXCESS RENT. Except in connection with a Permitted Transfer, if Tenant shall enter into any Transfer at a rental rate (or additional rent consideration) in excess of the then current Base Rent and Operating Expenses per rentable square foot, then fifty percent (50%) of the excess Rent (or additional rent consideration) shall be and become the property of Landlord and shall be paid to Landlord as it is received by Tenant, after deducting (from each excess Rent payment so received until collected in full), as and when incurred by Tenant, Tenant’s reasonable brokerage (excluding commissions paid to brokers who are Tenant’s Affiliates), legal and other expenses, including advertising, remodeling, alterations and concession costs (“Tenant’s Costs”) incurred in connection with such Transfer. If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, guests and invitees as if such subtenant and such persons were employees of Tenant. Nothing in this Section shall be construed to relieve Tenant from the obligation to obtain Landlord’s prior written consent to any proposed sublease.

(D) RECAPTURE. This Section 13(D) shall not be applicable to Permitted Transfers. Until the Building’s rentable square footage is 95% leased, upon giving Landlord notice pursuant to Section 13(B) above for less than the entire Premises, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) business days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space and for the term therein described as of the date stated in Tenant’s notice. If Landlord shall elect to give the aforesaid recapture notice, then the Term shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term, unless Tenant rescinds its request to Transfer within ten (10) business days following Landlord’s delivery of the recapture notice. Landlord’s recapture right under this Section 13(D) shall terminate automatically and permanently when 95% of the Building’s rentable square footage is 95% leased.

(E) INCLUDED AND EXCLUDED TRANSFERS. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.

(F) NO WAIVER AND NO RELEASE. The consent by Landlord to any Transfer and/or the making of a Permitted Transfer (as defined below), shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, and Tenant shall remain liable therefor, nor shall the collection or acceptance of Rent from any assignee, subtenant, transferee or other occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Any consent given pursuant to this Section 13 shall not be construed as relieving Tenant from the obligation of obtaining Landlord’s prior written consent to any subsequent Transfer.

(G) DOCUMENT REVIEW. Tenant shall pay to Landlord a Transfer request fee of $1,000.00 contemporaneous with Tenant’s submission of the documentation pertaining to the Transfer. Any final assignment and assumption agreement or sublease utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent is required hereunder shall be subject to the prior, reasonable approval by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed by Landlord.

(H) PERMITTED TRANSFERS. Provided that (a) Tenant remains liable on this Lease, (b) Tenant provides Landlord with prior written notice and names of the applicable transferee and a copy of the assignment or sublease agreement, if applicable (except that if a transfer referred to in clause (v) or (vi) is contemplated to be made and regulatory or confidentiality requirements dictate that disclosure of such transfer not be made until after such transfer has occurred, then Tenant shall not be required to satisfy the requirements of this clause (b) or clause (e) until after such transfer has occurred), (c) Tenant is not then in default beyond any applicable notice and cure period, (d) the proposed transfer may not be made for any Prohibited Uses, and (e) Tenant provides to Landlord financial statements to Landlord evidencing that such transferee or surviving corporation has a credit rating and net worth (exclusive of intangible assets) at least as favorable as Tenant as of the date of this Lease or the date of the Transfer, whichever is greater, then the following Transfers will not require Landlord’s prior consent (each a “Permitted Transfer”):

(i) a transfer to any entity which is controlled by Tenant;

(ii) a transfer to a person or entity which controls Tenant (“Parent”);

(iii) a transfer to an affiliate or an entity which is controlled by Tenant’s Parent; and

(iv) a transfer to any entity in connection with an initial public offering of stock in Tenant or an equity offering in Tenant, provided that such offering is effectuated pursuant to a bona fide business purpose and not for the purpose of circumventing the limitations on Transfers set forth in this Lease.

(I) LANDLORD’S ASSIGNMENT. Landlord may transfer and assign, in whole or in part, this Lease and its rights and obligations in the Building or Premises that are the subject to this Lease, in which case Landlord shall have no further liability hereunder, provided that and to the extent such transferee assumes in writing the obligations of Landlord hereunder.

14.	ALTERATIONS BY TENANT.

(A) Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, make or permit any alteration, improvement, addition or installation in or to the Premises. At least fifteen (15) business days prior to commencing any alterations to the Premises, Tenant shall provide Landlord written notice of its alteration plans for Landlord’s review, and if applicable, approval. Under no circumstances may Tenant make any alterations to the structural elements of the Building, the roof, the life/safety systems, the HVAC system (except for changes solely within the Premises), the security system for which Landlord is responsible, or which have any adverse effect on any other Building systems. Notwithstanding the foregoing, written consent of Landlord shall not be required and Tenant may make alterations to the interior of the Premises that comply with the following requirements (alterations satisfying these requirements, the “Permitted Alterations”): (i) the alteration is non-structural in nature (except that installation or removal of demising walls and interior offices shall be permitted); (ii) the alteration does not adversely affect the roof or any area outside of the Premises; (iii) the alteration does not materially affect the electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; (iv) the alteration costs less than $132,160.00 for each such alteration project in the aggregate; (v) Landlord receives prior written notice; and (vi) Tenant is not then in default beyond any applicable notice or cure period. All work performed by or at the request of Tenant shall be performed by contractors and subcontractors approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), who shall be required to obtain the following insurance: (i) Workman’s Compensation and Occupational Disease Insurance in accordance with the laws of the state in which the Building is located; and (ii) Commercial General Liability Insurance with limits for bodily injury and property damage of not less than One Million Dollars ($1,000,000) for any one occurrence and in the aggregate. Promptly after the completion of the alterations or improvements, Tenant, at its expense, shall deliver to Landlord an accurate as-built drawing on

CADD computer disc (to the extent such drawings were produced), as well as a hard copy, showing such alterations or improvements in the Premises. Landlord’s approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any laws, rules and regulations of governmental agencies or authorities. Tenant agrees to reimburse Landlord for any actual third-party costs and expenses related to the review and approval of Tenant’s plans and specifications for any alterations made during the Term for which Landlord’s approval is required, and to pay Landlord a management fee for oversight of such work equal to three percent (3%) of the cost thereof for all alterations requiring Landlord’s consent that exceed $100,000 in total costs. Notwithstanding anything to the contrary, Landlord may withhold its consent in its sole discretion with respect to, and Permitted Alterations shall not include, any Alteration (i) affecting the fixed lab benches, fume hoods, roof, Building systems, Building structure and/or areas outside the Premises, or (ii) changing the rentable square footage of the Premises (collectively, “Restricted Alterations”).

(B) All work herein permitted that is approved by Landlord shall be done and completed by Tenant in a good and workmanlike manner and in compliance with all requirements of laws and of governmental rules and regulations, as well as Building rules and regulations, and otherwise in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Building. If Landlord reasonably determines that, in connection with Alterations by Tenant, (A) any base Building system (including without limitation the fire alarm system) should be or is required to be shut down, and/or (B) base Building system cleaning or other maintenance or repair is required (including without limitation the changing of base Building system filters pre- or post-construction), Tenant shall reimburse Landlord for the reasonable out-of-pocket costs incurred by Landlord in connection therewith. TENANT AGREES TO INDEMNIFY AND TO HOLD LANDLORD HARMLESS FROM AND AGAINST ALL MECHANICS’ OR OTHER LIENS ARISING OUT OF ANY OF SUCH WORK, ANY AND ALL CLAIMS FOR DAMAGES OR INJURY WHICH MAY OCCUR DURING THE COURSE OF ANY SUCH WORK, AND ANY AND ALL COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES INCURRED BY LANDLORD IN CONNECTION THEREWITH. Landlord agrees to join with Tenant, at no cost to Landlord, in applying for all permits necessary to be secured from governmental authorities and to promptly execute such consents as such authorities may require in connection with any of the foregoing work.

(C) Except as set forth in Section 17(B) below, Landlord may not require that Tenant remove any or all alterations, improvements or additions, including without limitation the initial improvements, as delivered by Landlord, at the expiration of the Term. All alterations, additions and improvements which may be made on the Premises, whether before or during the Term, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Tenant shall repair any damage to the Premises caused by the installation or removal of Tenant’s alterations, improvements, additions, trade fixtures, furnishings and equipment, normal wear and tear and casualty damage and damage caused by Landlord or any Landlord Related Parties or Landlord’s contractors excepted. Without limitation to the generality of the foregoing, at all times during the Term, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code.

(D) Neither Tenant nor anyone claiming by, through or under Tenant or this Lease shall have the right to file or place any mechanics lien or other lien of any kind or character whatsoever upon the Premises or upon the Building or improvement thereon, or upon the leasehold interest of Tenant therein, and notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration repairs or any part thereof, shall at any time be or become entitled to any lien thereon, such notice and waiver shall be effective only to the extent permitted under Illinois law. Any lien filed by a third party (including any supplier of labor or materials) must be removed by Tenant within ten (10) business days following delivery of written notice from Landlord of the existence of such recorded lien, unless Tenant is contesting such lien diligently and in good faith and provides other security reasonably acceptable to Landlord and Landlord’s lender, in either’s sole and absolute discretion, in the amount of the lien for the benefit of Landlord and Landlord’s lender.

(E) With respect to any alterations requiring the approval of Landlord under this Lease, Landlord may require any contractors performing work for Tenant in connection with this Lease to be union members and may withhold approval of such contractors if the use of the same could, in Landlord’s reasonable judgment, violate the terms of any agreement between Landlord and any union providing work, labor or services at the Project or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services at the Project). If Tenant disregards any such Landlord requirement and, as a result, Tenant uses labor (including, without limitation, any contractors), material or equipment in the performance of any work in connection with this Lease and such use causes a violation of the terms of any agreement between Landlord and any union providing work, labor or services at the Project or disturbs labor harmony with the workforce or trades engaged in performing other work, labor or services at the Project, then (i) Tenant, upon demand by Landlord, shall immediately cause all labor, materials and equipment causing such violation or disturbance to be removed from the Project, and (ii) Tenant agrees to protect, defend, indemnify and hold Landlord harmless from and against any and all Claims in any way arising or resulting from or in connection with any such violation and/or disturbance.

15.	[Intentionally Deleted]

16.	MORTGAGEE PROVISIONS; ESTOPPEL; SUBORDINATION.

(A) Subordination. This Lease is and shall be subject and subordinate, at all times, to all ground or underlying Leases and to the Lien or Liens or security title of all mortgages now or hereafter upon the Project or Landlord’s interest or estate therein, and to all renewals, modifications, consolidations, replacements and/or extensions thereof, irrespective of the time of execution or the time of recording of any such ground or underlying Lease or any such mortgage, provided that Tenant’s rights hereunder shall not be disturbed so long as Tenant is not in default hereunder beyond all applicable notice and cure periods. The word “mortgage” as used herein includes mortgages, deeds to secure debt, deeds of trust and any sale-leaseback transactions, ground Lease, underlying Lease or other similar instruments, and modifications, extensions, renewals, and replacements thereof, and any and all advances thereunder. Tenant shall execute within fifteen (15) business days any instruments, releases or other documents requested by any lessor or the holder of any Mortgage (a “holder”) in form and content reasonably approved by Tenant, for the purpose of subjecting and subordinating this Lease to such Mortgage, provided that Tenant receives a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) from holder in form and content reasonably approved by Tenant. Without limiting other acceptable forms of SNDA, Tenant agrees that the SNDA form attached hereto as Exhibit E is approved by Tenant. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, only upon such party’s request and at such party’s sole discretion but not otherwise. Notwithstanding such attornment, Tenant agrees that any such successor in interest shall not be (a) liable for any act or omission of, or subject to any rights of setoff, claims or defenses otherwise assertable by Tenant against, any prior owner of the Project (including without limitation, Landlord), (b) bound by any rents paid more than one (1) month in advance to any prior owner, (c) liable for any Security Deposit not paid over to such successor by Landlord, or (d) bound by any modification, amendment, extension or cancellation of the Lease not consented to in writing by such holder. Tenant shall execute all such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any alleged default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the alleged default in reasonable detail, to any holder whose address has been given to Tenant, and affording such holder a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding the generality of the foregoing, any such holder may at any time subordinate any such Mortgages to this Lease on such terms and conditions as such holder may deem appropriate. Tenant hereby irrevocably appoints Landlord its attorney in fact in its name, place and stead to execute any such subordination or attornment documents as described herein which Tenant fails to execute within ten (10) days after written demand therefor. In addition, each day that Tenant fails to remit the subordination and attornment documents, Tenant will be in default under this Lease and, in addition to the other remedies provided herein, commencing on the fifth (5th) day after Tenant’s receipt of the second subordination and attornment documents notice, Tenant shall pay a late fee of One Hundred Dollars ($100) per day until the day on which Tenant remits the subordination and attornment documents as set forth herein.

(B) Estoppel. Tenant agrees that at any time within ten (10) days following written notice from Landlord, it will execute, acknowledge and deliver to Landlord or any proposed mortgagee or purchaser a statement in writing certifying whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to the date of the certificates and whether or not any defaults or offsets exist with respect to this Lease and, if there are, what they are claimed to be and setting forth the dates to which Rent or other charges have been paid in advance, if any, and stating whether or not Landlord is in default, if so, specifying what the default may be. The failure of Tenant to execute, acknowledge, and deliver to Landlord a statement as above within such ten (10) day period shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect, that the Rent and other charges have been duly and fully paid through and including the respective due dates immediately preceding the date of

Landlord’s notice to Tenant, and shall constitute as to any person, a waiver of any defaults which may exist prior to such notice unless identified in the statement. In addition, each day that Tenant fails to remit the estoppel certificate, commencing on the fifteenth (15th) day after Landlord’s request, Tenant shall be in default under this Lease and, in addition to the other remedies provided herein, pay a late fee of One Hundred Dollars ($100) per day until the day on which Tenant remits the estoppel certificate as set forth herein.

(C) Notice. Tenant agrees to give any holder of any first mortgage against the Project, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interest in leases, or otherwise) of the address of such first mortgage holder. Tenant further agrees that if Landlord shall have failed to cure any such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be reasonably necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then Tenant shall so notify such holder and such holder of the first mortgage shall have an additional thirty (30) days within which to cure or correct such default after receipt of such notice (or if such default cannot be cured or corrected within that time, then such additional time as may be reasonably necessary if such holder of the first mortgage has commenced to cure such default within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).

(D) Quiet Enjoyment. Landlord covenants that it has good and sufficient right to enter into this Lease and that Landlord alone has full right to lease the Premises to Tenant for the Term aforesaid. Landlord further covenants that, so long as this Lease is in full force and effect, Tenant will have quiet enjoyment from and against the claims of all persons lawfully claiming by, through or under Landlord throughout the Term and any renewal or extension thereof, subject, however, to all provisions of this Lease and all laws, mortgages, ground leases and restrictive covenants to which the Land is subject.

17.	EXPIRATION OR TERMINATION OF LEASE AND SURRENDER OF POSSESSION.

(A) Holding Over. Tenant will, at the expiration or termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such expiration or termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month-to-month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance (with the right to lock-out Tenant pursuant to Section 19(C) below), in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly Base Rent (or daily Base Rent under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional Rent, be equal to one hundred twenty-five percent (125%) of the Base Rent being paid monthly to Landlord under this Lease immediately prior to such termination for the first thirty (30) days of Tenant’s holdover, and thereafter at a rate of one hundred fifty percent 150% of the Base Rent being paid monthly to Landlord under this Lease immediately prior to such termination. Such holdover Base Rent shall be prorated on the basis of a 365-day year for each day Tenant remains in possession. Tenant shall be liable for consequential damages to Landlord for any holdover, provided Landlord gives Tenant written notice (“Holdover Notice”) that Landlord has entered into another lease with an tenant for all or part of the Premises, and Tenant fails to vacate and surrender the Premises within thirty (30) days following the later of (i) the expiration or earlier termination of this Lease and (ii) the date Tenant receives the Holdover Notice. In addition to the foregoing, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. Upon request of Tenant, Landlord shall advise Tenant within sixty (60) days of the expiration or termination date, of any situation or condition which may give rise to consequential damages. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

(B) Removal and Restoration. Tenant shall remove such trade fixtures and furnishings and machinery installed by Tenant at Tenant’s cost and any Alterations as to which Landlord advised Tenant at the time of approval of any Alterations for which its consent was necessary. All initial turnkey Tenant Improvements to the Premises, including, without limitation the Landlord Work, shall remain and be surrendered with the Premises, and Tenant shall have no obligation to remove any portion therefor. If Tenant fails to comply with the terms and conditions of this subsection, Landlord may at Tenant’s sole cost and expense remove and dispose of such items and Tenant shall pay to Landlord the actual reasonable amount that Landlord incurs in the removal and disposal of any such items. Further, Tenant shall be obligated to pay for the repair and restoration of any damage to the Premises, the Building or the Property caused by or arising from the removal obligations undertaken by Tenant set forth in this paragraph, normal wear and tear excepted.

(C) Decommissioning. Promptly following the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Substances or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued. At least sixty (60) days prior to the expiration of the Term (or, if applicable, within ten (10) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a narrative description prepared by a third-party provider reasonably acceptable to Landlord of the actions proposed (or required by any Governmental Requirements) to be taken by Tenant in order to render the Premises (including, without limitation, floors, walls, ceilings, counters, piping, supply lines, waste lines and plumbing in or serving the Premises and all exhaust or other ductwork in or serving the Premises) free of Hazardous Substances and otherwise released for unrestricted use and occupancy including without limitation causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Illinois Emergency Management Agency (the “IEMA”) for the control of radiation and cause the Premises to be released for unrestricted use by IEMA (the “Surrender Plan”). The Surrender Plan shall be prepared so that, following its implementation, all exhaust and other duct work in the Premises may be reused by a subsequent tenant or disposed of in conformance with all applicable Environmental Laws without incurring special costs on account of any Hazardous Substances or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Substances or needing to give notice in connection with such Hazardous Substances. The Surrender Plan (i) shall be accompanied by a current list of (A) all local, state and federal licenses, registrations, permits and approvals held by or on behalf of any Tenant Party with respect to Hazardous Substances in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Substances, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall request. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 17(A) above), Tenant shall (i) perform or cause to be performed all actions described in the approved Surrender Plan, and (ii) deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord (or if such certification is not available from such hygienist, a statement) certifying (or stating, to the best of the hygienist’s knowledge based upon reasonable investigation) that the Premises do not contain any Hazardous Substances and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord (the “Decommissioning Closure Report”), and the Decommissioning Closure Report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run, and the analytic results. Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Substances and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan, the Decommissioning Closure Report and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties, subject to redaction of any of Tenant’s proprietary information. Such third parties and the Landlord Related Parties shall be entitled to rely on the Decommissioning Closure Report. If Tenant shall fail to prepare a Surrender Plan or submit a Decommissioning Closure Report based on the Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Substances by any of the Tenant Parties in, on, at, under, from or upon the Premises, (A) Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as additional rent upon demand; and (B) if the Term shall have ended, unless and until Landlord elects to take such actions to assure that the Premises are surrendered in the condition required hereunder, Tenant shall be deemed to be a holdover tenant subject to the provisions of Section 17(A) above until the date on which Tenant delivers the Decommissioning Closure Report (in the form required hereunder) to Landlord. Tenant’s obligations under this Section 17(C) shall survive the expiration or earlier termination of this Lease.

(D) Surrender. Except as set forth Section 17(B) above, upon the expiration of this Lease, by lapse of time or otherwise, any alterations, improvements or additions erected on and attached to the Premises by Tenant shall be and become the property of Landlord without any payment therefor and Tenant shall surrender the Premises (including without limitation all affixed lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein), together with all improvements, installed cabling or additions thereon, whether erected by Tenant or Landlord, broom clean, free of personal property, equipment, and/or trade fixtures (including without limitation all Tenant’s Rooftop Equipment and all autoclaves and cage washers) and otherwise in the condition in which the same are required to be maintained hereunder, ordinary wear and tear, damage by fire or other casualty and repairs which are the responsibility of Landlord excepted. Any items of personal property left in the Premises following the expiration or sooner termination of the Lease, if such items are not removed within five (5) business days after written notice from Landlord to Tenant, may, at Landlord’s option, become the sole and exclusive property of Landlord and this Lease shall act as a bill of sale therefor, and Landlord may sell or discard such personal property. Landlord shall not have to take any special precautions or measures with regards to any property, equipment and/or trade fixtures left within the Premises and Landlord shall not be deemed a bailee thereof. Without limitation to the generality of the foregoing, Landlord may discard computers, records, files, and data through commercial shredding vendors that certify the destruction and shredding thereof and protection of the confidentiality of any information contained therein.

18.	DEFAULT.

The occurrence of one or more of the following events shall constitute a material default and breach of this Lease by Tenant (a “default” or “Event of Default”):

(A) Failure by Tenant to make payment of any Rent herein agreed to be paid or any other payment required to be made by Tenant hereunder, as and when due, and such a failure shall continue for a period of five (5) days after Tenant receives written notice from Landlord of such failure to pay Rent (provided that Landlord shall not be required to provide such notice of failure to pay rent more than once in any twelve (12) month period);

(B) The making by Tenant of any assignment or arrangement for the benefit of creditors;

(C) The filing by Tenant of a petition in bankruptcy or for any other relief under the Federal Bankruptcy Law or any other applicable statute;

(D) The levying of an attachment, execution of other judicial seizure upon Tenant’s property in or interest under this Lease, which is not satisfied or released or the enforcement thereof stayed or superseded by an appropriate proceeding within thirty (30) days thereafter;

(E) The filing of an involuntary petition in bankruptcy or for reorganization or arrangement under the Federal Bankruptcy Law against Tenant and such involuntary petition is not withdrawn, dismissed, stayed or discharged within sixty (60) days from the filing thereof;

(F) The appointment of a Receiver or Trustee to take possession of the property of Tenant or of Tenant’s business or assets, and the order or decree appointing such Receiver or Trustee shall have remained in force undischarged or unstayed for thirty (30) days after the entry of such order or decree;

(G) If Tenant causes or suffers any material release of Hazardous Substances in, on or near the Project (“material” meaning, for purposes of this clause (G), a release in violation of any Environmental Law or that results in a requirement to perform any response action(s) pursuant to applicable Environmental Laws, including without limitation, reporting such release to any governmental authority), which Tenant fails to undertake in accordance with the provisions of the Lease, provided that Landlord has delivered written notice to Tenant explaining in detail all such failings and given Tenant a reasonable period in which to cure;

(H) The failure by Tenant to perform or observe any other term, covenant, agreement or condition to be performed or kept by Tenant under the terms, conditions, or provisions of this lease, and such a failure shall continue uncorrected for thirty (30) days after written notice thereof has been given by Landlord to Tenant (provided, however, if such failure cannot be cured within such thirty (30) day period, so long as Tenant commenced the curing of such failure within such thirty (30) day period, and diligently prosecutes said cure to completion, then Tenant shall submit to Landlord a detailed plan to cure and anticipated timeline and shall not be deemed to be in default thereunder); or

(I) Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required in this Lease.

19.	REMEDIES.

During the existence of any default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(A) Terminate the Lease. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued and unpaid hereunder up to and including the date of termination, (2) all other amounts then due and unpaid under this Lease, and (3) to the extent permitted under applicable law, an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published in The Wall Street Journal, in its listing of “Money Rates” as of the date this Lease is so terminated, (4) the cost of removing any property or alterations pursuant to Section 17(B) above. and (5) the portion of any brokerage commissions and tenant improvement allowances payable on any new lease for the Premises (or portion thereof), in both cases prorated to the then-remaining Term; provided, however, in the event of an acceleration of future Rent, whether pursuant to the preceding provisions of this paragraph or otherwise, Tenant shall be entitled to a credit in the amount that Tenant can prove is the present value (discounted in the manner specified in clause (3) hereof) of the reasonable net rental that Landlord would likely receive during the remainder of the Term following the period that Landlord would need to market the Premises, negotiate the new lease, build out the premises, if applicable, and rental to commence under the new lease.

(B) Terminate Tenant’s Right of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued and unpaid hereunder up to and including the date of termination of possession, (2) ) all other amounts then due and unpaid from time to time under this Lease, and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period; in any such reletting, Tenant shall be relieved of its obligations under this Lease as of the date of such reletting (however, Tenant shall remain liable for any monetary deficiencies). Tenant hereby acknowledges that (i) Landlord may reasonably elect to lease other comparable available space in the Building, or in other buildings owned by Landlord or Landlord’s Affiliates, before reletting the Premises, (ii) Landlord need not enter into any new lease that Landlord does not reasonably deem to be acceptable, and (iii) Landlord may decline to incur expenses to relet, other than customary leasing commissions and legal fees for negotiation of a lease with a new tenant. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder, except such excesses shall be used to offset any additional amounts payable by Tenant under this Section 19. Reentry by Landlord to the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Actions to collect amounts due by Tenant to Landlord under this subsection may be brought from time to time on one or more occasions, without the necessity of Landlord waiting until the Expiration Date of this Lease. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this subsection. If Landlord elects to proceed under this Section (B), it may at any time elect to terminate this Lease under (A) above. No re-entry by Landlord or any action brought by Landlord to remove Tenant from the Premises shall operate to terminate this Lease unless Landlord shall have given written notice of termination to Tenant, in which event Tenant’s liability shall be as above provided.

(C) Intentionally Omitted.

(D) Landlord’s Other Rights and Remedies. Upon any default, Tenant shall pay to Landlord, to the extent not duplicative of any of the amounts paid to Landlord pursuant to Section 19(A) or 19(B) above, all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing, storing and/or disposing of Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition required by this Lease, (4) reletting all or any part of the Premises including brokerage commissions (prorated based on the time between the commencement of the new lease and the Expiration Date of this Lease), and other costs incidental to such reletting, but not the cost of new improvements for the new tenant, (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. Landlord’s receipt of Rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to remove and (i) store, at Tenant’s expense, or (ii) sell at auction (following written notice and a thirty (30) day cure period) all of the furniture, trade fixtures, equipment and other personal property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, trade fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, trade fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord shall have no obligation to do so but may, at its option and without prejudice to or waiver of any rights it may have, (a) escort Tenant and or its employees to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the security interest, or (b) obtain a list from Tenant of the personal property of Tenant and/or its employees, and make such property available to Tenant and/or Tenant’s employees; however, Tenant first shall pay in cash all reasonable costs and reasonable estimated expenses to be incurred in connection with the removal of such property and making it available. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. All rights may be exercised at any time, in any order, or Landlord may forebear upon any right, without any waiver by Landlord. In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any statute now in effect or hereafter enacted.

(E) Late Fee. If any Rent or other payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant, and Tenant shall pay upon demand a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Notwithstanding the foregoing, before a late charge is charged to Tenant the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) business days of Tenant’s receipt of such written notice. All such late fees shall be additional Rent.

(F) Interest. Tenant shall pay interest on all amounts that are more than thirty (30) days overdue at the compounded annual rate of fifteen percent (15%) commencing as of the expiration of such thirty (30) day period and continuing until paid in full, but in no amount greater than the maximum allowable rate under law. Notwithstanding the foregoing, before default interest as provided above is charged to Tenant the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such default interest if Tenant pays such delinquency within five (5) business days of Tenant’s receipt of such written notice.

(G) No Waiver. Receipt by Landlord of Rent or other payments from Tenant shall not be deemed to operate as a waiver of any rights of Landlord to enforce payment of any Rent, additional Rent, or other payments previously due or which may thereafter become due, or of any rights of Landlord to terminate this Lease or to exercise any remedy or right which otherwise might be available to Landlord, the right of Landlord to declare a forfeiture for each and every breach of this Lease is a continuing one for the life of this Lease.

20.	MISCELLANEOUS.

(A) Not Void. If any term or provision of this Lease is declared invalid or unenforceable, the remainder of this Lease shall not be affected by such determination and shall continue to be valid and enforceable.

(B) Entire Agreement; Amendments. This Lease contains the entire agreement between the parties hereto. This Lease may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to this Lease, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

(C) Authority. Tenant warrants that this Lease is being executed with full authority of Tenant and that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the entity that is Tenant by appropriate and legal resolution of its owners and/or governing officers, as applicable. Tenant shall supply to Landlord, contemporaneously with the delivery of this Lease, a corporate resolution or Board approval documentation authorizing Tenant’s signatory to enter into this Lease. Landlord warrants that this Lease is being executed with full authority of Landlord and that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the entity that is Landlord by appropriate and legal resolution of its owners and/or governing officers, as applicable.

(D) Notices. All notices required under this Lease and other information concerning this Lease (“Communications”) shall be personally delivered or sent by certified mail return receipt requested, or by overnight courier. Subject to the terms of this Section, Landlord may, in its sole discretion, send such Communications to the Tenant electronically, or permit the Tenant to send such Communications to the Landlord electronically, in the manner described in this Section. Such Communications sent by personal delivery, mail or overnight courier will be sent to the addresses in Section 1 of this Lease, or to such other addresses as the Landlord and the Tenant may specify from time to time in writing. Communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) business days after deposit as certified mail with the U.S. mail, or (ii) if hand-delivered, by courier or otherwise when delivered. Such Communications may be sent electronically by the Landlord to the Tenant (i) by transmitting the Communication to an electronic address provided by the Tenant or to such other electronic address as the Tenant may specify from time to time in writing for such purposes, or (ii) by posting the Communication on a website and sending the Tenant a notice to the Tenant’s postal address or electronic address provided by Tenant solely for such purpose, telling the Tenant that the Communication has been posted, its location, and providing instructions on how to view it. Communications sent electronically to the Tenant will be effective when the Communication, or a notice advising of its posting to a website, is sent to the Tenant’s electronic address with an electronic receipt of such Communication. Notwithstanding the foregoing, Communications to Tenant which assert a default may only be delivered to Tenant by overnight courier sent to the addresses identified in Section 1.

(E) Rent. Unless the context clearly denotes the contrary, the word “Rent” or “Rental” as used in this Lease not only includes cash Base Rent and Tenant’s Proportionate Share of Operating Expenses, but also all other payments and obligations to pay assumed by Tenant, whether such obligations to pay run to Landlord or to other parties.

(F) NO JURY TRIAL. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT WILL NOT INTERPOSE ANY NON-COMPULSORY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.

(G) [Intentionally Omitted]

(H) Confidential. Tenant and Landlord shall at all times keep all business terms and conditions of this Lease (i.e., lease rates, concessions, tenant improvement allowances, lease term options or rights) confidential and shall not disclose the terms thereof to any third party, except: (i) for its employees, manager or board of directors, accountants, attorneys, brokers, agents, lenders, equity partners and other professionals who have a legitimate business reason to know the terms of this Lease, as well as prospective purchasers and lenders; (ii) as required by any laws, rules or regulations applicable to such party, including without limitation, the requirements of the United States Securities and Exchange Commission or similar organization; or (iii) in connection with any legal proceedings. Any announcements, communication or publicity by either Landlord or Tenant regarding the subject lease transaction shall occur after the Effective Date, and only then with the prior written consent of both parties.

(I) OFAC Compliance.

(a) Tenant represents and warrants that: (1) To the best of Tenant’s knowledge, after reasonable inquiry, Tenant is: (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and; (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States; (2) None of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined); (3) No Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly); (4) None of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and; (5) Tenant has implemented procedures, and will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

(b) Tenant covenants and agrees: (1) To comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect; (2) To immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that it may no longer be true or have been breached; (3) To not knowingly use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, and (4) At the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

(d) Tenant shall also require and shall take reasonable measures to ensure compliance with the requirement that no person who owns any other direct interest in Tenant is or shall be listed on any of the Lists or is an Embargoed Person. The term Embargoed Person means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law (“Embargoed Person”). This Subsection (d) shall not apply to any person to the extent that such person’s interest in Tenant is through a U.S. Publicly-Traded Entity. As used in this Lease, U.S. Publicly-Traded Entity means a Person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person (“U.S. Publicly-Traded Entity”).

(J) Wi-Fi. In addition to Lines, Tenant shall have the right to install a Wireless Fidelity Network (“Wi-Fi Network”) within the Premises for the use of Tenant. Tenant agrees that Tenant’s communications equipment associated with the Wi-Fi Network will not cause radio frequency, electromagnetic, or other interference to any other party or occupants of the Building (or to any such party or occupant’s Wi-Fi Network) or any other party. Should any interference occur, Tenant shall take all necessary steps as soon as commercially practicable and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating Tenant’s Wi-Fi Network equipment until such interference is corrected or remedied to Landlord’s satisfaction.

(K) Successors, Assigns and Liability. The terms, covenants, conditions and agreements herein contained and as the same may from time to time hereafter be supplemented, modified or amended, shall apply to, bind, and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, respectively. In the event either party now or hereafter shall consist of more than one person, firm or corporation, then and in such event all such person, firms and/or corporations shall be jointly and severally liable as parties hereunder.

(L) Exculpatory Provisions. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY AND BETWEEN THE PARTIES HERETO, ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THAT EACH AND ALL OF THE REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERTAKINGS AND AGREEMENTS HEREIN MADE ON THE PART OF LANDLORD WHILE IN FORM PURPORTING TO BE THE REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERTAKINGS AND AGREEMENTS OF LANDLORD ARE NEVERTHELESS EACH AND EVERY ONE OF THEM MADE AND INTENDED, NOT AS PERSONAL REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERTAKINGS AND AGREEMENTS BY LANDLORD OR FOR THE PURPOSE OR WITH THE INTENTION OF BINDING LANDLORD PERSONALLY, BUT ARE MADE AND INTENDED FOR THE PURPOSE ONLY OF SUBJECTING LANDLORD’S INTEREST IN THE PREMISES TO THE TERMS OF THIS LEASE AND FOR NO OTHER PURPOSE WHATSOEVER, AND IN CASE OF DEFAULT HEREUNDER BY LANDLORD, TENANT SHALL LOOK SOLELY TO THE INTERESTS OF LANDLORD IN THE PREMISES, BUILDING, LAND AND PROJECT; AND THAT LANDLORD SHALL NOT HAVE ANY PERSONAL LIABILITY TO PAY ANY INDEBTEDNESS ACCRUING HEREUNDER OR TO PERFORM ANY COVENANT, EITHER EXPRESS OR IMPLIED, HEREIN CONTAINED, ALL SUCH PERSONAL LIABILITY, IF ANY, BEING EXPRESSLY WAIVED AND RELEASED BY TENANT AND BY ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT.

(M) Laws that Govern. This Lease is governed by the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001 et seq.) and, to the extent that state law applies, the laws of the State of Illinois without regard to its conflicts of law rules.

(N) Financial Statements. Within ten (10) business days after Landlord’s written request, Tenant shall deliver to Landlord the then current audited (if previously created and available or unaudited) financial statements of Tenant, and audited (if previously created and available or unaudited) financial statement of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant (if unaudited statements are provided), or otherwise certified to be true, correct and complete by Tenant’s chief financial officer or other representative. This information includes a balance sheet, cash flow statement, and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied or other sound accounting principles. Tenant shall not be required to report the financial information of Tenant so long as Tenant has reported such financial information to the United States Securities and Exchange Commission and the same are available to the public.

(O) Personal Property. Landlord agrees to allow commercially reasonable access to the Project for the purpose of delivering, installing and removing Tenant’s personal property to the Premises, to the extent such personal property is otherwise permitted under this Lease.

(P) Access to Premises. Subject to the provisions hereof, Landlord and its authorized agents shall have free access to the Premises at any and all reasonable times for customary services (such as regular janitorial services and other services that Landlord is required to perform on a regular basis pursuant to this Lease), and for non-customary services (such as non-emergency repairs) upon at least forty-eight (48) hours’ verbal notice to Tenant, to inspect the same and for the purposes pertaining to the rights of Landlord. Landlord shall use commercially reasonable efforts to minimize any interference with operation of Tenant’s business from the Premises during any such entry. During the last twelve (12) months of the term of this Lease (as may have been extended) Landlord may show the Premises to prospective lessees. Notwithstanding the foregoing, because of the nature of Tenant’s business, the confidential and proprietary processes and procedures, Landlord shall have no rights to enter the Lab nor any “quality assurance” area within the Premises unless accompanied by a representative of Tenant. Landlord shall strictly comply with Tenant’s standard health, hygiene and safety protocols when entering the Lab or the “quality assurance” areas. In connection with any entry into the Premises by Landlord or any of its agents, employees, affiliates, members, managers, partners, officers, directors, contractors or other representatives, Landlord shall require such persons comply with Tenant’s security measures which may include, without limitation, checking in at a receptionist desk and providing the receptionist with such person’s name and company affiliation and being escorted in the Premises by a representative of Tenant (except in the case of emergencies).

(Q) Real Estate Brokers. Tenant represents that Tenant has directly dealt with and only with brokers identified in Article 1 (whose commission shall be paid by Landlord pursuant to a separate agreement with each such broker), in connection with this Lease and TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ALL DAMAGES, LIABILITY, AND EXPENSE (INCLUDING REASONABLE ATTORNEY’S FEES) ARISING FROM ANY CLAIMS OR DEMANDS OF ANY OTHER BROKER OR BROKERS OR FINDERS FOR ANY COMMISSION ALLEGED TO BE DUE SUCH BROKER OR BROKERS OR FINDERS IN CONNECTION WITH ITS PARTICIPATING IN THE NEGOTIATION WITH OR FOR TENANT OF THIS LEASE. Landlord represents, warrants and agrees that Tenant shall not have any liability or obligation to pay any commission, fee or other amount to any of the brokers identified in Article 1.

(R) Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and therefore shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, pandemics (including COVID-19), shortages of labor or materials, terrorist activities, acts of war, governmental actions or inactions or laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such acting party, and which in any of such events, cannot be overcome by the commercially reasonable efforts of the acting party (“Force Majeure”); provided, however, in no event shall Force Majeure (including any aspect of the situation with respect to the COVID-19 virus or any other pandemic) apply to either (i) the financial obligations of Tenant under this Lease, including, without limitation, Tenant’s obligation to timely pay Rent, or (ii) Tenant’s obligation to maintain insurance hereunder.

(S) No Estate in Land. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Landlord and Tenant has only a usufruct not subject to levy and sale.

(T) Energy and Environmental Initiatives.

(i) Programs. Landlord and Tenant acknowledge and agree that Landlord is committed to employing sustainable operating and maintenance practices for the Building. Tenant shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord. Tenant affirms its support of these practices, and agrees to cooperate with Landlord by implementing commercially reasonable conservation practices to the extent provided herein. Periodically, Landlord may offer additional examples, guidance and practices related to energy conservation measures, which Tenant agrees to consider for implementation. Should any specific practice(s) proposed by Landlord be deemed to be inconsistent or interfere with Tenant’s business operations, then upon Landlord’s request, Tenant shall so advise Landlord in writing as its reason for declining to implement such specific practice(s). Any monitoring and reporting of base Building energy use will be done by a third party, and costs associated with this subsection (B) shall be included in Operating Expenses. Tenant shall also use best efforts to help meet building-wide energy use reduction goals and minimize use of electricity, water, heating, and air conditioning unless Tenant’s business operations shall be adversely affected thereby. Tenant shall use Energy Star or comparably efficient appliances for Tenant’s Premises. All products used by Tenant in the Premises in making alterations to the Premises shall be consistent with Building standards for using environmentally friendly and recycled materials. Without limitation to the generality of the foregoing, Tenant shall comply with the Sustainable Building Guidelines attached hereto as Exhibit H. For avoidance of doubt, in all respects Tenant shall not be restricted from operating its business in the fashion and manner which it deems necessary or advisable, regardless of the foregoing conservation or sustainability initiatives or practices in effect or proposed by Landlord.

(ii) Recycling. Tenant shall use best efforts to recycle by separating waste stream into Single Stream (paper, plastic, metals); dispose of all electronic items (cell phones, computers, etc. in designated bins); and dispose of compostable waste appropriately. All costs of recycling programs instituted by Landlord shall be included in Operating Expenses.

(U) Counterparts; Electronic Signatures. This Lease may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Lease and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Lease had been delivered had been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Lease is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature. If this Lease has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

(V) Consents by Landlord. In all circumstances under this Lease where the prior consent or permission of Landlord is required before Tenant is authorized to take any particular type of action and no specific standard of consent is specified, such consent must be in writing and the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of Landlord, and it shall not constitute any nature of breach by Landlord under this Lease or any defense to the performance of any covenant, duty or obligation of Tenant under this Lease that Landlord delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was prudent or reasonable or based on good cause. With respect to any provision of this Lease which provides that Tenant shall obtain Landlord’s prior consent or approval, Landlord may withhold such consent or approval for any reason at its sole discretion, unless the provision specifically states that the consent or approval will not be unreasonably withheld. With respect to any provision of this Lease which provides that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make nor shall Tenant make any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

(W) Independent Covenants. The obligation of Tenant to pay Rent and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant’s other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise, and Tenant acknowledges and agrees that in no event shall such obligations, covenants and duties of Tenant under this Lease be dependent upon the condition of the Premises or the Project, or the performance by Landlord of its obligations hereunder.

(X) Recording. Neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of Landlord, in Landlord’s sole and absolute discretion.

(Y) No Access to Roof. Except as specifically set forth in the Rider attached to this Lease Tenant shall have no right of access to the roof of the Premises or the Building, without the prior consent of Landlord.

(Z) Real Estate Investment Trust. During the Term, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this paragraph. If Landlord in good faith determines that its status is a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary or other obligations of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant’s interest or business operations in the Premises.

(AA) Use of Trademark, Service Mark and/or Trade Name. Tenant acknowledges that Landlord claims as its sole and exclusive property the trademark, service mark, and/or trade name “West End on Fulton®” (the “Mark”) for use in connection with the Project by Landlord or its designated assignees or licensees. Tenant shall not claim any superior right to the Mark and shall not use the Mark in any manner whatsoever in connection with the Premises or the operations conducted thereon unless it has obtained the prior written permission from Landlord. Tenant acknowledges and agrees that it shall not use the Mark on Tenant’s letterhead, marketing materials or any written communication or visual presentation. Tenant may, however, reasonably identify Tenant’s Premises as being located in the West End on Fulton® Project for directional purposes only.

(BB) Landlord’s Limitation of Liability. It is expressly understood and agreed that notwithstanding anything to the contrary contained in this Lease, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the equity interest of Landlord in and to the Project, and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Except as provided in this Lease, under no circumstances shall Landlord be liable for consequential damages, including, without limitation, injury to Tenant’s business or for any loss of income or profit therefrom.

(CC) Exculpation. CBRE Global Investors, LLC, a Delaware limited liability company (“CBRE Global”), is the investment manager for California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California (“CALSTRS”), and CALSTRS is a member of Landlord. It is expressly understood and agreed that notwithstanding anything to the contrary contained in this Lease but subject to the provision of Section 10, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord for damages shall be limited solely and exclusively to the equity interest of Landlord in and to the Project (which shall include, without limitation, the Building, unencumbered insurance proceeds, condemnation proceeds, proceeds of sale and rents and other income from the Project, and which shall not affect any rights of Tenant to self-help, offset or equitable relief), and neither Landlord, nor any of its constituent partners (including, without limitation CALSTRS), shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Except as otherwise expressly provided in this Lease with respect to Tenant, under no circumstances shall Landlord or Tenant be liable for consequential, punitive or special damages, including, without limitation, injury to either party’s business or for any loss of income or profit therefrom; provided, that the foregoing shall not be deemed to limit Landlord’s remedies with respect to any Rent payable to Landlord.

(DD) Acknowledgement, Representation and Warranty Regarding Prohibited Transactions. Tenant acknowledges that Landlord is wholly owned by CALSTRS, a unit of the California Government Operations Agency established pursuant to Title 1, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended (the “Education Code”). As a result, Tenant acknowledges that CALSTRS is prohibited from engaging in certain transactions with or for the benefit of an “employer”, “employing agency”, “member”, “beneficiary” or “participant” (as those terms are defined or used in the Education Code). In addition, Tenant acknowledges that certain restrictions under the Internal Revenue Code, 26 U.S.C. Section 1, et seq. (the “Code”) may apply to distributions made by CALSTRS to its members, beneficiaries and participants. Accordingly, Tenant represents and warrants to Landlord and CALSTRS that, to Tenant’s current actual knowledge (a) Tenant is neither an employer, employing agency, member, beneficiary or participant; (b) Tenant has not made any contribution or contributions to Landlord or CALSTRS; (c) neither an employer, employing agency, member, beneficiary nor participant, nor any person who has made any contribution to Landlord or CALSTRS, nor any combination thereof, is related to Tenant by any relationship described in Section 267(b) of the Code; (d) neither Landlord, CALSTRS, CBRE Global, their affiliates, related entities, agents, officers, directors or employees, nor any CALSTRS board member, employee or internal investment contractor thereof or therefor (collectively, “Landlord Affiliates”) has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with, Tenant or any person or entity affiliated with Tenant, relating to the transactions contemplated by this Lease except as expressly set forth in this Lease; and (e) no Landlord Affiliate has any direct or indirect ownership interest in Tenant or any person or entity affiliated with Tenant.

(EE) Survival. Notwithstanding anything in this Lease to the contrary, the following rights, duties, and obligations shall survive the expiration or termination of this Lease: (a) any accrued, but unsatisfied, obligations of Landlord or Tenant, as applicable, as of the date of such expiration or termination, (b) any indemnification obligations, (c) any exculpatory provisions or provisions that otherwise limit the liability of the parties under this Lease, and (d) any rights, duties, and obligations which, by the terms of the applicable provisions, expressly survive the expiration or termination of this Lease.

(FF) Labor Harmony. It is understood that, in the performance of construction and other work at the Project, Landlord shall take measures consistent with those described in Section 14(E) and typical of prudent landlords of Comparable Buildings to ensure labor harmony amongst the workforce and trades performing work at the Project (including, without limitation, those contractors, subcontractors, labor and suppliers performing punch list and other work concerning the base Building improvements). Notwithstanding anything in this Lease to the contrary, no party shall be deemed in violation of any provisions of this Lease concerning labor harmony if it shall have retained (or caused to have been retained), in the particular context in question, union contractors, subcontractors (of any tier), labor or suppliers and caused them to comply with such procedures that do not result in any delay or impose any other material cost or liability, such as separate construction entrances, as may be customarily employed to maintain labor harmony.

(GG) Rider and Exhibits. The Rider, and all attached exhibits (Exhibits A through L) are attached hereto and made a part hereof, by reference, for all purposes.

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[SIGNATURE PAGES]

IN WITNESS WHEREOF, the parties may have executed this Lease in counterpart copies, each of which shall be deemed originals. Landlord and Tenant have executed this Lease the date and year noted above.

TENANT:

TALIS BIOMEDICAL CORPORATION
a Delaware corporation

By:	/s/ John Roger Moody, Jr.	January 20, 2021
Name:	John Roger Moody, Jr.	Date
Title:	CFO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Lease

LANDLORD:

FULTON OGDEN VENTURE, LLC,
a Delaware limited liability company

By:	TC FULTON OGDEN MEMBER, LLC,
a Delaware limited liability company,
its Managing Member

	By:	TRAMMELL CROW CHICAGO DEVELOPMENT, INC.,
a Delaware corporation,
its Managing Member

		By:	/s/ John Carlson	January 20, 2021
		Name:	John Carlson	Date
		Title:	Authorized Signatory

[END OF SIGNATURE PAGES]

Signature Page to Lease

RIDER TO LEASE

ADDITIONAL PROVISIONS

1. This Rider Controls. The provisions set forth in this Rider control to the extent they conflict with any provision or provisions set forth in the body of this Lease.

2. Tenant’s Right of First Offer.

(a) First Offer Space. Subject to preexisting tenants’ rights on the Effective Date and the terms and conditions contained in this Rider section 2, provided (1) no default by Tenant beyond any applicable notice and cure periods has occurred and is then-continuing at the time Tenant exercises its ROFO (defined below) and (2) Tenant has not sublet more than 25% of the then-current Premises, during the Term, Tenant shall have an ongoing right of first offer (the “ROFO”) to lease any remaining space located on the 7th floor and one additional floor located on either the 6th or the 8th floor of the Building that Landlord determines to make available for lease (any such space, “ROFO Space”). Prior to offering any ROFO Space to any third parties, Landlord shall deliver to Tenant written notice (“ROFO Space Notice”) that such ROFO Space is available for lease, which notice must specify the pertinent business terms upon which Landlord is willing to lease the ROFO Space, including, without limitation: (i) the size and location of the proposed ROFO Space; (ii) the date that the ROFO Space will be available for delivery to Tenant; (iii) the date on which rent would first be payable therefor; (iv) the rental terms for such space (and annual escalations thereof); (v) the market terms applicable to such ROFO Space (including, without limitation, any tenant improvement or moving allowances, rent abatement periods or other concessions to the proposed tenant (any such allowances, rent abatement periods or other concessions, the “Offered Concessions”)); and (vi) any other material economic terms and conditions that would be applicable to the ROFO Space.

(b) Exercise Acceptance Notice. Tenant may exercise the ROFO by providing written notice of exercise to Landlord within ten (10) business days after the date the ROFO Space Notice is delivered to Tenant, the time of giving of such notice being of the essence, (if exercised, the “ROFO Space Acceptance Notice”) of its election to lease the entire ROFO Space described in the ROFO Space Notice under the terms of the ROFO Space Notice (except as expressly provided otherwise herein), with any failure to timely deliver a ROFO Space Acceptance Notice being a deemed election to not lease the applicable ROFO Space or any portion thereof. If Tenant timely delivers an effective ROFO Space Acceptance Notice, except as otherwise specifically set forth below, the ROFO Space shall be included in the Premises upon the same terms, covenants and conditions as are set forth in the applicable ROFO Space Notice or as Landlord and Tenant otherwise mutually agree in writing and otherwise (i.e., with respect to any terms not specifically addressed in the ROFO Space Notice) on the terms applicable to the then-current Premises (for clarity, the below terms and provisions shall govern and control in the event of any conflict with any of the terms of the applicable ROFO Space Notice or any of the other terms or provisions of the Lease):

(i) If the ROFO Space has not been previously leased, then Landlord will deliver the ROFO Space with only base building improvements unless otherwise set forth in the ROFO Space Notice. If, on the other hand, the ROFO Space has been previously leased and improved, then Landlord will deliver the ROFO Space in its then-current “AS IS” condition unless otherwise set forth in the ROFO Space Notice. Notwithstanding the foregoing, if the ROFO Space Notice contemplates Landlord work (including, without limitation, improvement and/or demolition work) that is different than the applicable condition described in the first sentence of this subparagraph (i), at Tenant’s option, to be indicated in the ROFO Acceptance Notice, Tenant may instead elect that Landlord not complete such work and any cost savings realized by Landlord by not having to perform the applicable work shall be applied to reduce the rate of Base Rent payable with respect to the applicable ROFO Space.

(ii) If Tenant exercises the ROFO on a one-half (1/2) floor basis, on a floor that does not then have a common corridor, Tenant will be required to pay 50% of the cost incurred by Landlord to demise and construct a building-standard corridor, unless Landlord has previously leased other space on the applicable floor.

Rider Page 1

(c) Amendment. After receipt of any such ROFO Space Acceptance Notice, Landlord and Tenant shall promptly enter into an amendment to the Lease mutually and reasonably acceptable to Landlord and Tenant to amend the Lease pursuant to the terms and conditions of the ROFO Space Notice and Section 4(a) of this Rider.

(d) Failure to Exercise. Landlord will not be required to provide Tenant with more than one (1) ROFO Space Notice in any calendar year. In the event that (a) Tenant fails to exercise its right as aforesaid within ten (10) business days after the date the ROFO Space Notice is given to Tenant, or (b) Tenant has elected not to or has failed to exercise the ROFO with respect to a specific ROFO Space more than twice during the Term, Tenant shall be deemed to have waived its right with respect to such ROFO Space under this Section, and Landlord shall be free to lease the same without restriction, except as expressly provided in this Rider. If Landlord enters into a Third Party Lease within 12 months following delivery a ROFO Space Notice, the ROFO shall automatically transfer to a single floor of Landlord’s choosing between the 4th through the 8th portion of the Building. If Landlord does not enter into the a Third Party Lease within such 12-month period, the ROFO shall be reinstated in accordance with all of the terms and conditions of this Rider Section 2. If Landlord, in delivering ROFO Space Notices hereunder, does not act, or has not acted, in good faith or fair dealing, the deemed waiver described in this clause (d) shall not apply.

(e) Not Transferable. Tenant acknowledges and agrees that any preferential rights granted under this Rider Section 2 shall be deemed personal to Tenant and any Permitted Transferee, and may not be exercised by any other person or entity.

3. Tenant’s Right of First Refusal.

(a) Grant of Right of First Refusal. During the first two (2) years after the Commencement Date (“Original ROFR Term”), subject to preexisting tenants’ rights on the Effective Date and the terms and conditions contained in this Rider section 3, and provided (i) no default by Tenant beyond any applicable notice and cure periods has occurred and is then continuing at the time Tenant exercises its ROFR (defined below); (ii) Tenant has not sublet more than 25% of the then-current Premises; and (iii) Tenant has at least three (3) years remaining in the then-current Term, Landlord hereby grants to Tenant an ongoing first right of refusal (“Right of Refusal or ROFR”) to lease from Landlord for the remainder of the initial 11-year Lease Term and any exercised Extension Term(s) thereafter, the following spaces in the Building: (i) the balance of the 7th floor outside of the Premises and (ii) any two (2) contiguous or non-contiguous floors located between the 4th and 8th floors of the Building (“Refusal Space”), to be determined at Landlord’s election.

(b) Third Party Offer; Exercise Notice. If Landlord submits a bona fide, second round proposal to a third party prospective tenant (“Third Party Offer”) to lease all or any portion of the Refusal Space, before proceeding to enter into a lease with such third party, Landlord shall first give to Tenant written notice that Landlord has received such Third Party Offer, describing the material terms and conditions of such Third Party Offer that Landlord is willing to accept, including the base rental rate, lease term, rent abatement period (if any), and tenant improvement allowance (if any) (“Third Party Offer Notice” or “ROFR Space Notice”). Tenant may exercise the Right of Refusal by giving Landlord written notice of Tenant’s desire to lease the Refusal Space as set forth herein and in the Third Party Offer (“Exercise Notice”) or before the tenth (10th) business day after Tenant’s receipt of the Third Party Offer Notice. Landlord shall not be required to provide the ROFR Space Notice more than twice during the Original ROFR Term.

(c) Expansion Amendment. If Tenant timely provides an Exercise Notice, Landlord promptly shall prepare and Landlord, and Tenant shall enter into, an amendment to the Lease (“Expansion Amendment”), reasonably acceptable to Landlord and Tenant, based on the terms and conditions contained in the Third Party Offer and the Third Party Offer Notice, and the Premises shall be adjusted accordingly; provided, that the term with respect to any Refusal Space shall be coterminous with the Term, and any economic concessions or terms shall be equitably adjusted to take into account such shorter term.

(d) Extended ROFR Term. If Tenant exercises any ROFR rights during the Original ROFR Term, and the Premises, as expanded by the exercised ROFR(s), exceeds an aggregate area of 100,000 RSF, then the Original ROFR Term automatically will be extended throughout the remainder of the Term (“Extended ROFR Term”). If applicable, the Extended ROFR Term will be effective provided that a minimum of three (3) years remain in the then-current Term. If fewer than three (3) years remain in the then-current Term, Tenant shall have the right to effectuate

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the Extended ROFR Term by exercising an additional right to extend the Term such that five (5) years then remain in the Term. To exercise this right, Tenant must provide Landlord with written notice of exercise within ten (10) business days of the occurrence of the circumstances giving rise to the right. This extension right is separate and exclusive from any other extension or renewal rights contained in the Lease.

(e) Failure to Exercise. If Tenant fails to timely provide an Exercise Notice, Landlord shall have a twelve (12) month period commencing with the date of the Third Party Offer Notice to enter into a lease for the Refusal Space with a third party based on substantially the same terms as are contained in the Third Party Offer and Third Party Offer Notice or upon terms that are more advantageous to Landlord (“Third Party Lease”). If Landlord enters into the Third Party Lease within said 12-month period, the ROFR shall terminate only as to the space leased pursuant to the Third Party Lease and as to that space only, the ROFR shall be of no further force or effect. If Landlord does not enter into the Third Party Lease within said 12-month period, the ROFR shall be reinstated in accordance with all of the terms and conditions of this Rider Section 2.

(f) Not Transferable. Tenant acknowledges and agrees that any preferential rights granted under this Rider Section 3 shall be deemed personal to Tenant and any Permitted Transferee, and may not be exercised by any other person or entity.

4. Signage. Landlord will provide Tenant with signage in the Building lobby level on the coffee bar column, behind the turnstiles and in the bike room along Fulton Street, which signage, together with any changes or alterations to it, shall be subject to Landlord’s prior written approval. Landlord also shall allow Tenant signage in the elevator bank of the floor on which the Premises are located and on the entry door to the Premises. If during the Term Tenant occupies at least one full floor of the Building, Landlord also will provide Tenant with a sign panel on the monument sign located near the primary Building entrance at the intersection of Fulton and Ogden. All signage as provided in this section will be provided at no cost to Tenant, and all signage hereunder, including any changes or alterations thereto, will be subject to Landlord’s prior written approval.

5. Rooftop Equipment.

(a) Subject to the terms and conditions of this Lease and the specific terms and conditions of this Section 5 of the Rider, upon Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, Tenant may, at its sole cost and expense, erect, maintain, install and operate solely for use in Tenant’s business operations in the Premises (and not for use by third parties) during the Term, certain rooftop equipment such as satellite dish(es), antennas, telecommunications equipment, supplemental air conditioning units and other related or desired equipment (the “Rooftop Equipment”) at locations on the roof of the Building as designated by Landlord (said location being herein referred to as the “Rooftop Equipment Space”). Such Rooftop Equipment Space shall not exceed Tenant’s Proportionate Share of the total Building rooftop space available for use by all Building tenants based on the relative square footage between the Premises and the Building. Tenant shall not install or operate any Rooftop Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. Tenant shall comply with all Governmental Requirements applicable to the operation, use, repair and maintenance of the Rooftop Equipment. In addition, Tenant shall comply with all construction rules and regulations promulgated by Landlord with respect thereto. Tenant shall maintain the Rooftop Equipment in good order, condition and repair and in compliance with Governmental Requirements. Landlord makes no warranties or representations to Tenant with respect to the Rooftop Equipment Space. Landlord shall not charge Tenant rent for the use of the Rooftop Equipment Space during the Term. Upon expiration of this Lease or any earlier termination of the Lease or Tenant’s right to maintain the Rooftop Equipment in the Rooftop Equipment Space under this Section 5, Tenant shall, at its sole expense, remove the Rooftop Equipment and all related conduits, cables and facilities installed on or in the Building in accordance with this Section 5 and repair any damage to the Rooftop Equipment Space and the Building caused thereby. Landlord reserves the right (without obligation) to relocate any one or more of the Rooftop Equipment, at Landlord’s cost, to alternate locations, provided such space remains technologically sufficient, in Landlord’s reasonable estimation. Tenant agrees to provide Tenant’s “Rooftop Equipment Plans and Specifications” (herein so called) for Landlord’s approval prior to installation of same (which plans and specifications shall comply strictly with all applicable laws and all requirements for protecting and preserving Landlord’s warranties relating to the Building, including the roof). All Rooftop Equipment shall be installed within the Rooftop Equipment Space in accordance with the Rooftop Equipment Plans and Specifications previously approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or

Rider Page 3

delayed. Tenant shall not materially change, alter, modify or amend the Rooftop Equipment Plans and Specifications for the Satellite Antenna or installation thereof or otherwise alter the Rooftop Equipment or the installation and/or location of the Rooftop Equipment without the prior written consent of Landlord. Nothing contained in this Lease shall be deemed to grant to Tenant any independent right of access to the Rooftop Equipment Space. All access to the roof of the Building shall under all circumstances be made through and in conjunction with Landlord or its agents and shall be subject to such reasonable controls and restrictions as Landlord may impose from time to time and consistently applied to other tenants of the Building, provided that Landlord shall impose no fees or charges on such roof access.

(b) Tenant shall at all times maintain the Rooftop Equipment and related facilities in good order and repair and Tenant shall be responsible for any and all costs and expenses incurred in connection with such repairs to the Rooftop Equipment and such related facilities. Tenant’s installation, repair, maintenance and operation of the Rooftop Equipment and all related facilities shall be subject to and performed in accordance with all terms and conditions of the Lease as well as all applicable laws in effect from time to time, and Tenant shall obtain all permits and approvals therefor prior to commencing the operation thereof and shall maintain such permits and approvals in good standing at all times thereafter. Tenant shall further be responsible for any repairs to the roof of the Building necessitated by the installation or repair of the Rooftop Equipment. Any roof penetration shall be performed by such roofing contractor as is acceptable to Landlord and is required to comply with any such roof warranty, at Tenant’s expense. If the installation, repair, replacement or removal of any Rooftop Equipment or related conduit or other equipment or facilities voids Landlord’s roof warranty, then, to the extent Landlord’s roof warranty was provided to Tenant prior to the date Tenant ‘s contractor started work on the roof affecting the roof warranty, Tenant shall assume all responsibility and costs with regard to the roof of the Building to the extent such costs would have been covered by such warranty had it not been voided. Landlord shall cooperate with Tenant, at no cost to Tenant, to determine the requirements, specifications and restrictions on any roof and other applicable warranties, including, without limitation, obtaining a written determination from the issuer of the warranties and/or other appropriate persons or entities that the Rooftop Equipment and installation thereof by Tenant shall not void Landlord’s roof and other applicable warranties.

(c) Notwithstanding anything herein contained to the contrary, Landlord shall be entitled to require that the Rooftop Equipment be screened from public view, at Tenant’s expense. Furthermore, no Rooftop Equipment may be used in any fashion which would cause any interference with the Building’s voice and data communications systems and electronic data processing operation or any other antenna, radio system, or microwave dish on, at, or adjacent to or near the Building existing prior to the installation of Tenant’s Rooftop Equipment. In the event any of the Rooftop Equipment and/or related conduit, equipment or facilities cause any such interference, Tenant shall discontinue the operation of the Rooftop Equipment within two (2) business days after receipt of written notice thereof until such time as such unreasonable interference is eliminated, if ever. From and after the expiration of such two (2) business day period, Tenant shall have thirty (30) days in which to eliminate such interference. If Tenant does not or cannot eliminate the interference within such thirty (30)-day period, Tenant shall discontinue all use of such Rooftop Equipment and all related equipment until such interference is eliminated, in Landlord’s reasonable estimation.

6. Shuttle Bus Service. Subject to Force Majeure events, throughout the Term (including any renewals or extensions thereof), Landlord shall furnish shuttle bus service to (a) the major Metra train stations; and (b) the Lake Street Transfer CTA Station for the benefit of Tenant, any Permitted Transferee, any permitted assignees or subtenants, and their respective employees and contractors, in common with other tenants and occupants of the Building, at no charge to Tenant, any Permitted Transferee, or any permitted assignees or subtenants, or their respective employees or contractors. Such shuttle service shall operate during morning and evening commuting time periods of 7:30 a.m. – 9:30 a.m. and 4:30 p.m. – 6:30 p.m. on business days, with such service frequencies and capacities as may be reasonably determined by Landlord from time to time based on the actual demand for such services. Throughout the Term (including any renewals or extensions thereof), Landlord shall also run a shuttle service during lunch hours (11:30 AM-1:30 PM) throughout the Fulton Market neighborhood, with such service frequencies and capacities as may be reasonably determined by Landlord from time to time based on the actual demand for such services. All out-of-pocket costs for the shuttle bus service (net of any third party revenues derived therefrom) will be included in Operating Expenses, subject to the provisions of Section 4(C) (and any other relevant provisions) of the Lease. Except as otherwise expressly provided in this Section, such Building amenities shall be operated at no additional charge (other than inclusion in Operating Expenses as provided in this Lease) to Tenant, or any Permitted Transferee, or any permitted assignees or subtenants of Tenant or any of their respective employees or contractors. Notwithstanding anything apparently to the contrary contained herein, Landlord, in its sole and absolute discretion, shall have the right to modify or suspend shuttle bus service throughout the Term.

Rider Page 4

7. Building Amenities. Subject to Force Majeure events, throughout the Term (including any renewals or extensions thereof), Landlord shall install and operate within the Building, for the benefit of Building tenants and occupants, the following amenities: (a) a covered rideshare pick-up and drop-off point; (b) bike storage and lockers; (c) an amenity center with meeting rooms and indoor and outdoor seating areas; (d) fitness center; (e) rooftop outdoor and indoor seating and collaborative spaces, together with, an indoor and outdoor amenity center located on the 9th floor of the Building containing meeting spaces for up to 200 people and the provision of grab-and-go snacks and beverages (it being understood that Landlord or its operator of the amenity center may charge consumers for such food and beverages at such rates as it shall establish in its sole and absolute discretion and that such food service may be provided by vending machines offering fresh foods or substantially similar offerings and such vending machines may be in a location in the Building determined by Landlord, provided that such location must be in the common areas accessible to all tenants of the Building). Subject to Landlord’s construction, repair and maintenance activities occurring on the 9th floor and Force Majeure, Landlord shall maintain the 9th floor amenities, and failure to do so shall entitle Tenant a reduction in Base Rent of 15%, unless in mostly all Comparable Buildings similar amenities have been discontinued and the space re-purposed. In no event shall Tenant have any right to terminate this Lease if Landlord fails to provide any of the amenities described in the immediately preceding sentence at any time during the Term. Notwithstanding anything apparently to the contrary contained herein, Landlord, in its sole and absolute discretion, shall have the right to modify or suspend the building amenities throughout the Term.

8. Identification of Tenant’s Employees and Contractors. In connection with the exercise of the rights described in Sections 6 and 7 of this Rider, Landlord may require that employees and contractors of Tenant and of any permitted assignees or subtenants obtain such identification cards, keys or passes as Landlord generally uses with respect to such amenities. All Building amenities shall be made available to employees and contractors of Tenant, irrespective of whether (or the degree to which) any such individual employee or contractor actually occupies or uses office space in the Building, subject to the provisions of this Rider.

9. List of Approved Contractors and Service Providers. Landlord shall maintain a “white list” of approved vendors, service provider, contractors with respect to all maintenance and matters under the Lease, and shall make such list available to Tenant upon request. Tenant may engage any such person or firm identified on a current version of such list without the need for any additional approvals from Landlord.

Rider Page 5

EXHIBIT A

OUTLINE OF PREMISES

A-1

EXHIBIT B

RULES AND REGULATIONS

Subject to the Rules and Regulations Conditions and the other terms and conditions of the Lease, the following rules and regulations shall apply to the Premises, the Project, the Land and the appurtenances thereto:

1. Tenant, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests, and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or deposited therein.

3. Except as otherwise provided in the Lease or any exhibits thereto, no signs, advertisements or notices shall be painted or affixed on or to any exterior facing windows or doors or other exterior part of the Building without the prior written consent of Landlord. Landlord shall have the right to prohibit any such affixed advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for office use, and upon written notice from Landlord, Tenant shall refrain from or discontinue such affixed advertising. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments. No awning or other projection shall be attached to the outside walls of the Building. Canvassing, soliciting, and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

4. Tenant, its servants, employees, customers, invitees, and guests shall not smoke in the Building. In no instance shall Tenant, its servants, employees, customers, invitees, or guests smoke within twenty-five (25) feet of any Building entry or exit doors, wheelchair ramps serving the Building, operable windows, or fresh air intake vents.

5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of stairways, or movement through the Building entrances or lobby shall be in such a manner as is described in the Lease or as Landlord may otherwise reasonably approve.

6. All safes, equipment (including, without limitation, office, fitness center and kitchen equipment), or other heavy articles shall be carried in or out of the Premises or Building only at such time and in such manner as is described in the Lease or as shall be otherwise reasonably approved in writing by Landlord, and Landlord shall in all cases have the right to reasonably specify the proper position of any such safe, equipment, or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building in which they are located, or to the other tenants or occupants of the Building.

7. Landlord may reasonably prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord which may include the use of such supporting devices as Landlord may reasonably require.

8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, or stairways. Except as otherwise expressly permitted under the Lease or under Section 31 below, no birds, pets or animals shall be brought into or kept in, on or about any tenant’s Premises. No portion of any tenant’s Premises or the Building shall at any time be used or occupied as overnight sleeping quarters or lodging quarters. Except as is reasonably necessary in connection with the use of any bicycle storage room, no bicycle or other vehicle shall be allowed in offices, halls, corridors, or elsewhere in the Building, except as required by law.

9. Tenant shall reasonably cooperate with Landlord’s employees in keeping its leased Premises neat and clean.

10. Floor penetration locations and sizes must be approved by Landlord prior to installation, such approval not to be unreasonably withheld, conditioned or delayed.

11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise unreasonably interfere in any way with other tenants or persons having business with them during normal business hours.

12. Except to the extent caused by the negligence or willful misconduct of, or breach of the Lease by, Landlord or Landlord’s employees, agents or representatives, Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after Normal Building Hours. All entrance doors to the Premises shall be locked when the Premises are not in use.

13. All vehicles are to be currently licensed, in operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.”

14. No machinery or equipment (including, without limitation, kitchen equipment) of any kind (other than normal office equipment and trade fixtures and equipment installed by Landlord as part of the improvements delivered by Landlord, and except for equipment of the type described in the Lease or in Paragraph 23 below) shall be operated by Tenant in the Premises without Landlord’s prior written consent, nor shall Tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all applicable Laws) except to the extent as designated by Tenant in accordance with the Lease.

15. No tenant may enter into or perform maintenance or repairs to electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager, provided, however, such restriction shall not apply with respect to any electrical rooms, mechanical rooms or other service areas of the Building to the extent such rooms contain equipment or systems exclusively servicing or used by the Premises, and if either (a) Landlord has not provided accompanied access within one (1) business day following the applicable tenant’s request therefor and such access is necessary to enable the applicable tenant to comply with any obligations under its lease, or (b) there is an emergency threatening imminent harm to persons or property and access to such rooms or other areas is necessary to address such emergency, then, in the case of either (a) or (b), the applicable tenant may enter into such rooms or other areas unaccompanied by Landlord or the Building manager.

16. Intentionally Deleted.

17. Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises affecting the Project or its tenants or occupants.

18. Any carpeting glued down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the reasonable expense incurred by such removal to Tenant at the expiration or prior termination of the Lease.

19. No new electric panels or transformers for any purpose shall be brought into the leased Premises without Landlord’s written permission specifying the manner in which same may be done.

20. Tenant shall not unreasonably waste electricity, water, or air conditioning and shall reasonably cooperate with Landlord to insure the most effective operation of the Building’s heating and air conditioning systems, and shall refrain from attempting to adjust any controls other than unlocked room thermostats or other devices, if any, installed for Tenant’s use.

21. In no event shall Tenant bring into the Building flammables, such as gasoline, kerosene, naphtha and benzene, or explosives, or any other article of intrinsically dangerous nature (other than typical office supplies [e.g., photocopier toner] used in compliance with all applicable Laws) other than as necessary in conduct of Tenant’s business and identified to Landlord. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium attributable to such failure, without waiver of any of Landlord’s other rights at law or in equity for Tenant’s breach of this Lease.

22. Intentionally Deleted.

23. Tenant and visitors of Tenant shall have the right to operate microwave ovens, toaster ovens, refrigerators, ice makers, vending machines and coffee makers exclusively for the benefit of its employees, permitted occupants and their respective visitors.

24. Intentionally Deleted.

25. Tenant will insure that all large deliveries to the Premises are coordinated with property management and made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord; provided, however, for clarity, the foregoing obligation does not extend to or include routine catering services, UPS, FedEx, U.S. Post Service or comparable courier or messenger deliveries. Such deliveries may not be made through any of the main entrances to the Building with Landlord’s prior permission. Tenant will use or cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building.

26. Tenant will insure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord.

27. Tenant requirements and requests for services or work will be reasonably considered only following written application to property management; provided, however, the foregoing shall not apply to any services or work required to be performed by Landlord under the Lease. Building employees shall not be requested to perform, and shall not be requested by any tenant to perform, any work outside of regular duties, unless under specific instructions from Landlord.

28. Parking Rules:

(a) Cars must be parked within the stall lines painted on the floor.

(b) All directional signs and arrows must be observed.

(c) The speed limit shall be ten (10) miles per hour.

(d) Parking is prohibited in areas not striped for parking, aisles, areas where “No Parking” signs are posted, in cross hatched areas and in such other areas as may be reasonably designated by Landlord or Landlord’s agent(s) including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not rented under this Lease.

(e) Every patron is required to park and lock his or her own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the patron.

(f) Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

(g) No overnight parking is allowed without the prior written consent of the Landlord, unless the vehicle owner is then in the Premises.

(h) Tenant and patron(s) will immediately vacate the parking facilities and remove all vehicles upon Landlord’s request in order to facilitate evacuations during any applicable times of danger.

29. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully and comply in all material respects with the foregoing Rules and Regulations and such other and further appropriate rules and regulations as Landlord or Landlord’s agent may from time to time reasonably adopt, provided, that same do not conflict with or limit the rights of Tenant pursuant to the Lease and so long as the same otherwise satisfy the Rules and Regulations Conditions under the Lease.

30. Landlord reserves the right to rescind any of these Rules and Regulations and to make such other further Rules and Regulations as in its reasonable judgment will from time to time be needful for the safety, protection, efficiency, care and cleanliness of the Premises, Building, the Garage, and the Land, the operation thereof, the preservation of good order therein, and the protection and comfort of the tenants and their agents, employees, licensees and invitees, which Rules and Regulations, when made and written notice thereof if given to a tenant, shall be binding upon it in like manner as if originally set forth herein, provided, that same do not conflict with or limit the rights of Tenant pursuant to the Lease and so long as the same otherwise satisfy any conditions regarding Rules and Regulations under the Lease.

31. Notwithstanding anything to the contrary contained elsewhere in the Lease or the Rules and Regulations, Tenant’s right to bring into the Project, the Land and the Premises fully domesticated and trained dogs kept by the Tenant’s employees or contractors as pets (“Permitted Dogs”) shall be subject to compliance with the below conditions:

(a) In no event shall Tenant permit any “Dangerous Breeds”, as that term is defined below, to enter the Premises or the Building. For the purposes herein, “Dangerous Breeds” shall include, without limitation, the following breeds: Pit Bull Terrier, Rottweiler, Boxer, Chow, Presa Canario, German Shepherd, Alaskan Malamute and Doberman Pinscher; provided, however, with respect to German Shepherds, and Alaskan Malamutes, Tenant shall be permitted to bring up to one (1) dog of each breed into the Premises as Permitted Dogs;

(b) All Permitted Dogs shall be strictly controlled at all times and shall not be permitted to foul, damage or otherwise mar any part of the Premises or the Building;

(c) Within ten (10) business days after Landlord’s request, which may be made from time to time, Tenant shall provide Landlord (which may be done via e-mail) with evidence of all current vaccinations (including rabies) and reasonable evidence of flea treatment or regimen, if reasonably required by Landlord for Permitted Dogs having access to the Premises;

(d) Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from the presence of the Permitted Dogs in the Premises in excess of the costs that would have been incurred had the Permitted Dogs not been allowed in or around the Premises and any soiling or damage caused by any Permitted Dog in the Premises or the common areas (including the parking areas, exterior landscaping and sidewalks) is the sole responsibility of Tenant;

(e) Intentionally Deleted;

(f) Tenant shall only use reasonably approved areas specified by Landlord from time to time to exercise and allow Permitted Dogs to relieve themselves;

(g) All waste must be disposed of in a sealed bag in the appropriate receptacle, which shall be provided and regularly emptied by Landlord;

(h) The owner of each Permitted Dog must have sanitary waste remover (bag, scoop, etc.) on them at all times while with its Permitted Dog outside of the Premises;

(i) Tenant shall immediately remove any waste and excrement of any Permitted Dogs (brought on the Premises by Tenant) from the Premises and common areas, exterior landscaping and sidewalks;

(j) Intentionally Deleted;

(k) The total number of Permitted Dogs allowed in the Premises at any one time shall not exceed fifteen (15) per full floor of the Premises or the maximum number permitted by applicable law, whichever is less;

(l) Permitted Dogs shall enter and leave the Premises solely by means of the freight elevator and the sole access points to the freight elevator from outside of the Premises for transport of Permitted Dogs shall be the direct path to the freight elevator;

(m) Permitted Dogs shall not be tied to any fixed object outside of the Premises, including patio areas, walkways, stairs, stairwells, parking lots, grassy areas, or any other parts of the Project;

(n) Tenant shall comply with all applicable laws, ordinances and other legal requirements associated with or governing the presence of the Permitted Dogs or other dogs brought onto the Premises by Tenant or any of Tenant’s employees on the Premises and such presence shall not violate the certificate of occupancy;

(o) Permitted Dogs may not access, walk through or otherwise use the common area amenities, including without limitation the common restrooms, any fitness center, conference rooms or courtyard;

(p) Permitted Dogs may not unreasonably loiter in any common areas, including without limitation the building lobby, common corridors, exterior grounds other than specifically designated areas for pets to relieve themselves and exercise. Access is only allowed in these areas as a direct path of travel between the Premises, parking areas and designated outdoor areas;

(q) Promptly following a written request from Landlord, Tenant must provide Landlord with a list of employees with a Permitted Dog and a description of each Permitted Dog that is to be allowed into the Premises.

(r) Permitted Dogs will not be permitted in any portion of the Building located on a tenant floor upon which Tenant does not lease rentable area unless a dog amenity is located on such floor by Landlord;

(s) All Permitted Dogs must be on a leash at all times when outside the Premises;

(t) Tenant shall take reasonable precautions so that Permitted Dogs with fleas and/or other infections or open wounds are not allowed into the Building;

(u) Pet odors and/or poor behavior (for example, aggression or loud barking) by any Permitted Dog will not be tolerated and, following written notice and a reasonable opportunity to cure, any dog exhibiting such behavior will be barred from entering the Building in the future; provided, however, if a Permitted Dog is creating a dangerous situation no opportunity to cure will be provided;

(v) If Tenant fails to comply with its cleaning obligations hereunder following written notice and reasonable opportunity to cure, Landlord shall have the right, as its sole remedy, to utilize special cleaning services to remedy any soiling or damage caused by Permitted Dogs and Tenant shall reimburse Landlord the cost thereof within thirty (30) days after written demand; provided, however, Landlord will not be required to provide Tenant with more than two (2) written notices and opportunities to cure within any twelve (12) month period within the Term before Landlord exercises the foregoing right to utilize special cleaning services;

(w) Tenant’s Permitted Dogs must have all licenses required by all applicable laws and ordinances and those licenses must be current and attached to the Permitted Dog so as to be visible;

(x) Landlord may require Tenant to remove any carpet (that has been soiled or stained by Permitted Dogs and cannot be reasonably restored through customary cleaning) at Tenant’s expense at the end of the Term;

(y) Terms of these Pet Rules and Regulations are subject to reasonable change on written notice to Tenant at Landlord discretion so long as such modifications comply with the Rules and Regulations Conditions; and

(z) Tenant shall not allow any dog food, milk, water or other food or drink for the Permitted Dogs to remain in open bowls or containers at any time that no Permitted Dog is in the Premises.

Notwithstanding anything in the Lease Agreement to the contrary, in the event an individual violates the provisions of this Paragraph 31, then, upon notice from Landlord, that individual may no longer bring a Permitted Dog in the Building.

Notwithstanding anything in this Exhibit B to the contrary, to the extent that there is any inconsistency between the provisions of the Lease and these Rules and Regulations, the provisions of the Lease shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C

LANDLORD WORK SPECIFICATIONS

FLOOR PLAN LEGEND

FLOOR PLAN GENERAL NOTES

PARTIAL LEVEL 7 TENANT IMPROVEMENT

FOR PERMIT
JAN 8, 2021

A1.0

RCP LEGEND
REFLECTED CEILING PLAN NOTES
PARTIAL LEVEL 7
TENANT
IMPROVEMENT
esg
FOR PERMIT
JAN 8, 2021
A2.0

FFE PLAN LEGEND
FFE PLAN NOTES
PARTIAL LEVEL 7
TENANT
IMPROVEMENT
esG
FOR PERMIT
JAN 8, 2021
A3.0

FINISH PLAN LEGEND
FINISH PLAN NOTES
PARTIAL LEVEL 7
TENANT
IMPROVEMENT
FOR PERMIT
JAN 8, 2021
A4.0

SPECIFICATION GENERAL NOTES

[illegible]

FINISH SCHEDULE - LIGHTING

[illegible]

FINISH SCHEDULE - PLUMBING

[illegible]

FINISH SCHEDULE - MATERIALS

[illegible]

PARTIAL LEVEL 7
TENANT
IMPROVEMENT

StantonDCrowCompany

eSG

FOR PERMIT
JAN 8, 2021

A12.2

CASEWORK LEGEND
GENERAL NOTES
7th FLOOR TALIS
LAB SYMBOLOGY LEGEND
SHEET NOTES
CASEWORK NOTES
FOR PERMIT
JAN 08, 2021
L1.7.1

CASEWORK LEGEND
GENERAL NOTES
SHEET NOTES
LAB SYMBOLOGY LEGEND
CASEWORK NOTES
7th FLOOR TALIS
esG
FOR PERMIT
JAN 08, 2021
L1.7.2

GENERAL NOTES

LAB SYMBOLOGY LEGEND

SHEET NOTES

CASEWORK NOTES

7th FLOOR TALIS

ESG

FOR PERMIT

JAN 08, 2021

L1.7.4

GENERAL NOTES
LAB EQUIPMENT LEGEND
SHEET NOTES
7th FLOOR TALIS
esG
FOR PERMIT
JAN 08, 2021
L2.7.1

GENERAL NOTES
LAB EQUIPMENT LEGEND
SHEET NOTES

7th FLOOR TALIS

esG

FOR PERMIT

JAN 08, 2021

L2.7.2

GENERAL NOTES
LAB EQUIPMENT LEGEND

7th FLOOR TALIS

FOR PERMIT

JAN 08, 2021

L2.7.4

MOVABLE CASEWORK ASSEMBLIES
FIXED CASEWORK ASSEMBLIES
DRYING RACK
EMERGENCY SHOWER - PLAN
CSP- CEILING SERVICE PANEL
7th FLOOR TALIS
esG
FOR PERMIT
JAN 08, 2021
L3.1

7th FLOOR TALIS

StantonCrowCompany

esG

FOR PERMIT

JAN 08, 2021

L3.3

Trammell Crow - Talis

office revolution

Headquarters
Bannockburn, IL

Illinois Office
Chicago, IL

North Carolina Office
Raleigh, NC

Ohio Office
Columbus, OH

We bring your **ideas** to life with tailored **furniture** solutions.

Workstation

WS-1 Option A

Teknion | Cityline Fixed Height Table

30” d x 72”W Surface

Panel height 51”

Very White Paint

Coastal Elm Laminate

Carrera Felt

office revolution

Workstation

WS-1 Option B

Very White Paint

Campus Oak

Carrera Felt

Teknion | Cityline Fixed Height Table

30" d x 72"W Surface

Panel height 51"

office revolution

Private Office | HiSpace w Storage

PO-1 Option A

Very White Paint

Coastal Elm Laminate

Teknion | Height Adjustable Table

Campus Oak Laminate 13"H Modesty Panel
Credenza with Hinged Door and Box Box File
Height Adjustable Table with Display Toggle w/ Memory & Navigate GPS office revolution

Private Office | HiSpace w Storage

PO-1 Option B

Very White Paint

Campus Oak

Teknion | Height Adjustable Table

Campus Oak Laminate 13"H Modesty Panel
Credenza with Hinged Door and Box Box File
Height Adjustable Table with Display Toggle w/ Memory & Navigate GPS office revolution

Task Chair

CH-1

OFS | Sladr

Maharam Murmur
Cauldron 006

Dove
Seating Mesh

Graphite
Base Frame Finishes

office revolution

Small and Medium Conference Room Table

TB-1 , TB-2, TB-3, TB-4

Coastal Elm Laminate or Campus Oak
(pending workstation finish selection)

Ebony Base

Teknion | Workshop

office revolution

Conference/Huddle Chair

CH-3

Sit On It | Wit Midback

Fixed arms

Momentum Origin Alloy

Striped Fog Mesh

Black Frame

office revolution

Huddle Room Wedge Table

TB-5

Coastal Elm Laminate or Campus Oak
(pending workstation finish selection)

Ebony Base

Teknion | Expansion

This will not be height adjustable – photo for reference only office revolution

Collab Rectangle Table

TB-6

Howe

Top: L310 White

Base: W3-Oak

office revolution

Phone Booth

ST-1

Input | Jet

National | Weitz

AC-1

Solo | Zenbooth

office revolution

Phone Booth

AC-2

Double | Zenbooth

office revolution

Reception

R-1

guest perspective

A
B
C

receptionist perspective

C

A
Wilsonart
Traceless MIDNIGHT Velvet
15506-31

B
Wilsonart
New Age Oak 7938
WA-7938-Fine Velvet Texture Vertical Grade

C
Arborite
P124-CA
Tatami Nezumi +

office revolution

Reception

CH-4

Allermuir | Kin

Clear Ash

Ultrafabrics, Brisa Original Ash
533-5802

office revolution

Reception Table

TB-7

WCI | Kone
24" dia

Top
Jett Black LJB by Nevermar

Edge Detail
Facet Self Edge
LFSE

Column Detail
Natural Ash

Base
Matte Black

office revolution

C30

Reception Reupholstered Sofa

SF-1

Allsteel Sofa

Gamut
Finch
3468-204

office revolution

Collaboration Area

CH-5

Teknion | Variable

Frame
Light Grey

Fleck Forge
Carbide 7016

office revolution

Collaboration Lounge

CH-6

Blu Dot | Bloke

Ochre Velvet

CH-7

Blu Dot | Bloke

Rostenkowski Blue

office revolution

Collaboration Lounge Tables

TB-8, TB-9, TB-10

Blu Dot | Plateau Tables

Coffee table, Medium Table and Side Table

office revolution

Wellness Room

TB-11, CH-8

Luum Ephemera 4065
Halcyon

Blu Dot | Note

Allermuir | Open High Back
Lounge & Ottoman

office revolution

C35

Breakroom

CH-9

Allermuir | Casper

Maharam Lariat
Alabaster

Frame
Slate Grey

office revolution

Breakroom

ST-2

Leland | Omena Bar Stool

*at island with glides

Transparent
White Wash

Maharam Lariat
Alabaster

office revolution

Breakroom

TB-12, TB-13

Howe | Tempest

Rectangular Top
Formica Liquid Glass

Round Top
VU3 Oak

Black Base B7

office revolution

CEO Office

PO-1

Teknion | Expansion- Flintwood

Teknion | Expansion-Flintwood
*2 laterals priced

Frame
Light Grey

Fleck Forge
Carbide 7016

CH-7

Teknion | Variable

TB-14

Teknion | Workshop

office revolution

CEO Waiting / Exec. Assistant

CH-7

Blu Dot | Bloke
Rostenkowski Blue

TB-15

Blu Dot | Plateau Tables

office revolution

Rugs

West Elm Indra Rugs
8x10
Qty.2

office revolution

Outdoor

OC-1, OT-1, OST-1, OT-2

Blu Dot | Skiff Outdoor Tables
Loll Designs | Fresh Air Barstool
Loll Designs | Emin Dining Chair

Fresh Green Chairs

White Tables

office revolution

Lab

TB-16

Watson | C9

Top:
Field Elm

Bottom:
Satin Grey

office revolution

Lab

ST-3

Task Stool
Black Vinyl
$254

office revolution

office revolution

Thank You

Contact

Tara Bernal
Business Development
224.343.7826
tbernal@office-revolution.com

Furnishing
Beautiful
Spaces

Offices

Headquarters	**Illinois**	**North Carolina**	**Ohio**
Bannockburn, IL	Chicago, IL	Raleigh, NC	Columbus, OH

EXHIBIT D

CONFIRMATION OF LEASE TERMS AND DATES

Re: Lease (the “Lease”) dated __________________, made by and between FULTON OGDEN VENTURE, LLC, a Delaware limited liability company (“Landlord”), and TALIS BIOMEDICAL CORPORATION., a ___________________ corporation (“Tenant”) for the premises located at Suite 700, 1375 West Fulton Market, Chicago, Illinois (“Premises”)

The undersigned, as Tenant, hereby confirms as of the date executed below, the following:

1. The Premises contains _____________________ rentable square feet of space, and the Building contains                          rentable square feet, both of which are the final agreement of the parties and not subject to adjustment.

2. The Commencement Date is hereby deemed to be ___________________________

3. The Expiration Date is hereby deemed to be: _____________________________

4. The rent schedule set forth in Section 1.12 of the Lease is hereby deemed to be:

Months	Annual Base Rent/RSF*		Annual Base Rent		Monthly Installment
1-12	$	__________	$	____________	$	___________
13-24	$	__________	$	____________	$	___________
25-36	$	__________	$	____________	$	___________
37-48	$	__________	$	____________	$	___________
49-60	$	__________	$	____________	$	___________

5. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease. The Lease is in full force and effect and has not been modified, altered, or amended. There are no offsets or credits against Rent.

TENANT:

TALIS BIOMEDICAL CORPORATION, a Delaware corporation

By:
Name:
Title:

Date executed:

D-1

EXHIBIT E

FORM OF SNDA

[ATTACHED]

EXHIBIT E

FORM OF SNDA

CSFV FULTON OGDEN LENDER, LLC

c/o COX, CASTLE & NICHOLSON LLP

2029 CENTURY PARK EAST

SUITE 2100

LOS ANGELES, CALIFORNIA 90067

ATTENTION: JOHN M. TROTT, ESQ.

PERMANENT TAX INDEX NUMBERS:

17-08-318-010-0000

17-08-318-011-0000

17-08-318-012-0000

17-08-318-013-0000

17-08-318-014-0000

17-08-318-029-0000

17-08-318-032-0000

17-08-318-035-0000

17-08-318-034-0000

PROPERTY ADDRESS:

235 North Ogden Avenue

Chicago, Illinois

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) executed on the date(s) indicated on each acknowledgment, but to be effective as of January __, 2021, by and among CSFV FULTON OGDEN LENDER, LLC, a Delaware limited liability company (hereinafter referred to as “Lender”), TALIS BIOMEDICAL CORPORATION, a Delaware corporation, (hereinafter referred to as “Tenant”), and FULTON OGDEN VENTURE, LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”).

STATEMENT OF BACKGROUND

Landlord and Tenant entered into that certain unrecorded Lease (hereinafter referred to as the “Lease”) dated January __, 2021, executed by Landlord and Tenant, relating to the premises described therein (hereinafter referred to as the “Premises”) and being part of the Property (as hereinafter described). Lender has made or has committed to make a loan to Landlord in the approximate principal amount of $94,000,000.00 secured by a deed of trust, mortgage or security deed (hereinafter referred to as the “Mortgage”) being recorded in the Official Records of Cook County, Illinois on May 20, 2019 as Document No. 1914057059 covering certain property described in Exhibit A attached hereto and by this reference made a part hereof (the “Property”) including the Premises. Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

STATEMENT OF AGREEMENT

For and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options (including options to acquire or lease all or any part of the Premises), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder upon the terms and conditions set forth herein.

2. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant is not in default under the Lease beyond all applicable notice and cure periods, (a) the Lease shall continue in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender will not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, that Lender shall not (i) be subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) except as set forth in Section 3 below; (ii) be liable for any act or omission of any prior landlord (including Landlord), other than (x) to cure defaults of a continuing nature with respect to the maintenance or repair of the Premises or the Property, or as to which notice of default had previously been delivered to Lender and (y) to correct any conditions that existed as of the date of the attornment which violate the obligations of successor as landlord under the Lease; (iii) be bound by any rent or additional rent which Tenant might have paid for more than one month in advance or any security deposit or other prepaid charge paid to any prior landlord (including Landlord), unless such monies are received by or credited to Lender, (iv) be bound by any amendment or modification of the Lease made without its written consent, except for (1) any amendment or modifications of the Lease which memorializes Tenant’s exercise of any rights granted under the Lease; (2) any amendment which is not material where a “material” amendment means one which reduces the rent or term, otherwise increases or decreases the size of the Premises, modifies the operating expenses reimbursements payable by Tenant (other than as a result of any audit which Tenant may undertake), or increases adversely Landlord’s obligations under the Lease, or (3) an amendment or modification made or effected pursuant to the express terms of the Lease. Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable Law in order for Lender to avail itself of and complete the foreclosure or other remedy, provided Tenant’s rights under the Lease are not disturbed in any way and the Lease remains in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant. Further, the foregoing shall in no event be interpreted to waive any offset or defense which Tenant may have, to the extent the same may arise in connection with circumstances arising or continuing after the date of Lender’s succession to the interest of Landlord.

3. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises in form reasonably acceptable to Tenant.

4. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment. Tenant agrees to notify Lender of any default(s) by Landlord under the Lease, if and as required in the Lease; and Lender shall have the same right to cure such default(s) as is provided to Landlord under the Lease.

5. Lender acknowledges the provisions of the Workletter that is part of the Lease relating to construction of the Landlord Work and any other improvements to the Premises, Landlord’s obligations thereunder, and Tenant’s rights of offset related thereto. Specifically, Lender has approved Landlord’s obligations and shall make available to Landlord the funds necessary for Landlord to perform its obligations under the Lease in accordance with the terms of its agreements with Landlord. Lender agrees that upon any foreclosure or if Lender becomes the successor landlord, it shall cause the completion of the Landlord Work and all other improvements described in the Workletter.

Lender shall have no obligations nor incur any liability with respect to any warranties made by Landlord of any nature whatsoever, including any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. In the event that Lender shall acquire title to the Premises or the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest except as specifically stated herein with respect to the foregoing construction obligations, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises, Building, Land and Project for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.

6. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

8. Lender shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liability or obligations or accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.

9. Any and all notices, elections, approvals, consents, demands, requests and responses thereto (“Communications”) permitted or required to be given under this Agreement shall be in writing and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested or by overnight courier, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Any notice, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:

Lender:	CSFV Fulton Ogden Lender, LLC
c/o CBRE Global Investors
515 South Flower Street, 31st Floor
Los Angeles, California 90071
Attn: Nathan Zinn

with a copy to:	Cox Castle Nicholson
2029 Century Park East
Suite 2100
Los Angeles, California 90067
Attn: John Trott

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

Talis Biomedical Corporation 1375 West Fulton Market, Suite 700
Chicago, IL 60607
Attn: CEO
Email: bcoe@talisbio.com

With a copy to:	Talis Biomedical Corporation
230 Constitution Drive
Menlo Park, CA 94025
Attn: Legal Department
Email: contracts@talisbio.com

And

Talis Biomedical Corporation
1253 S. Clark Street, 12th Floor
Chicago, IL 60603
Attn: CEO
Email: bcoe@talisbio.com

and, if given to Landlord, must be addressed as follows, subject to change as provided hereinabove:

Fulton Ogden Venture, LLC c/o Trammell Crow Company 700 Commerce Drive, Suite 455
Oak Brook, Illinois 60523
Attn: Grady Hamilton

10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease.

11. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

[Remainder of page intentionally left blank;

signature pages follow]

EXECUTED to be effective as of the date first written above.

LENDER:

CSFV FULTON OGDEN LENDER, LLC,
a Delaware limited liability company

By:	California State Teacher’s Retirement System,
a public entity, its sole member

	By:	CBRE Global Investors,
its authorized agent

By:
Name:
Its:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss:
COUNTY	)

On January __, 2021 before me,
Notary Public	(insert name and title of the officer),

personally appeared                                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

[Seal]

TENANT:

TALIS BIOMEDICAL CORPORATION, a Delaware corporation

By:
Name:
Its:

TENANT ACKNOWLEDGMENT

STATE OF

COUNTY OF

I certify that the following person personally appeared before me this day, acknowledging to me that he or she signed the foregoing document for the purpose stated therein and in the capacity indicated:

Date: January __, 2021.
Notary Public

Printed Name
My commission expires:

[Official seal]

LANDLORD ACKNOWLEDGMENT

LANDLORD:

FULTON OGDEN VENTURE, LLC, a Delaware limited liability company

By: TC Fulton Ogden Member, LLC, a Delaware limited liability company, its Member

By: Trammell Crow Chicago Development, Inc., a Delaware corporation, its sole member

By:
Name:
Its:

STATE OF ))
) SS.
COUNTY OF ))

The undersigned, a Notary Public to and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that _________________________________________, the _______________________________, of Trammell Crow Chicago Development, Inc., a Delaware corporation that is the sole member of TC Fulton Ogden Member, LLC, a Delaware limited liability company that is the managing member of FULTON OGDEN VENTURE, LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ___________________________ appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this ______ day of January, 2021.

EXHIBIT A

Legal Description of the Property

Real property in the City of Chicago, County of Cook, State of Illinois, described as follows:

PARCEL 1:

THE NORTH 120 FEET OF LOTS 34, 35, 36, 37 AND 38 IN HAYES’ RESUBDIVISION OF BLOCK 5 IN UNION PARK SECOND ADDITION TO CHICAGO IN SECTION 8, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THAT PART OF THE SOUTH 4.0 FEET OF LOT 10 AND ALL OF LOT 11 (EXCEPT THAT PART OF SAID LOT 11 AND THAT PART OF THE SOUTH 4.0 FEET OF SAID LOT 10 LYING EAST OF A LINE DRAWN FROM A POINT 41.88 FEET WEST OF THE NORTHEAST CORNER OF THE SOUTH 4 FEET OF LOT 10 TO A POINT ON THE SOUTH LINE OF LOT 11 WHICH IS 48.0 FEET WEST OF THE SOUTHEAST CORNER OF SAID LOT 11); ALL IN S.S. HAYES RESUBDIVISION OF BLOCK 5 IN UNION PARK SECOND ADDITION TO CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 8, TOWNSHIP 39 NORTH; RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

THE NORTH 126.5 FEET OF THE FOLLOWING DESCRIBED TRACT: LOT 13 (EXCEPT THE SOUTH 100 FEET) AND ALL OF LOTS 14, 15, 16 AND 17, ALSO THE SOUTH 30 FEET OF THAT PART OF LOT 35 WEST OF THE WEST LINE OF LOT 18 PRODUCED NORTH; ALSO THE SOUTH 30 FEET OF LOTS 36, 37AND 38 IN S.S. HAYES RESUBDIVISION OF BLOCK 5 IN UNION PARK SECOND ADDITION TO CHICAGO, IN THE SOUTHWEST 1/4 OF SECTION 8, TOWNSHIP 39 NO TH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 4:

LOTS 3 TO 10 (EXCEPT THAT PART OF SAID LOTS LYING WEST OF A LINE DRAWN THROUGH A POINT IN THE SOUTH LINE OF FULTON STREET 127.88 FEET EAST OF THE EAST LINE OF SHELDON STREET AND THROUGH A POINT IN THE EAST LINE OF SHELDON STREET 61.41 FEET NORTH OF THE NORTH LINE OF WEST LAKE STREET, SAID EXCEPTION BEING THAT PART THEREOF CONDEMNED FOR OGDEN AVENUE IN CASE 421621 IN COOK COUNTY, ILLINOIS) AND (EXCEPT THE SOUTH 4 FEET OF LOT 10); ALL IN S.S. HAYES RESUBDIVISION OF BLOCK 5 IN UNION PARK SECOND ADDITION TO CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 8, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 5:

THAT PORTION OF THE VACATED NORTH AND SOUTH PUBLIC ALLEY, 16.00 FEET WIDE, LYING EAST OF THE EAST LINE OF LOTS 1 TO 11 BOTH INCLUSIVE, LYING WEST OF THE WEST LINE OF LOTS 13 AND 38, LYING EASTERLY OF THE NORTHEASTERLY EXTENSION OF THE EASTERLY LINE OF NORTH OGDEN AVENUE (AS SAID NORTH OGDEN AVENUE WAS OPENED BY CONDEMNATION PROCEEDINGS IN THE COUNTY COURT OF COOK COUNTY ILLINOIS AS DOCKET NUMBER 42162, ORDER OF POSSESSION ENTERED MARCH 1, 1945), LYING SOUTH OF THE WESTERLY EXTENSION OF THE NORTH LINE OF SAID LOT 38 (SAID WESTERLY EXTENSION BEING ALSO THE SOUTH LINE OF WEST FULTON STREET) AND LYING NORTH OF THE EASTERLY EXTENSION OF THE SOUTH LINE OF LOT 11; ALSO THAT PART OF VACATED NORTH OGDEN AVENUE BEING THAT PART OF LOTS 1 AND 2 LYING EASTERLY OF SAID NORTHEASTERLY EXTENSION OF THE EASTERLY LINE OF OGDEN AND LYING WEST OF SAID WEST LINE OF SAID LOTS 1 AND 2 AND LYING NORTH OF THE SOUTH LINE OF LOT 2, ALL OF THE ABOVE BEING LOCATED IN S.S. HAYES RESUBDIVISION OF BLOCK 5 IN UNION PARK SECOND ADDITION TO CHICAGO IN SECTION 8, TOWNSHIP 39 NORTH,

RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS AND ALSO ALL OF THE ABOVE DESCRIBED BEING VACATED BY ORDINANCE PASSED BY THE CITY COUNCIL OF THE CITY OF CHICAGO ON MAY 20, 1998 AND RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS OF COOK COUNTY, ILLINOIS ON SEPTEMBER 16, 1998 AS DOCUMENT NUMBER 98826637.

PARCEL 6:

THAT PART OF LOT 11 AND THE SOUTH 4.0 FEET OF LOT 10 LYING EAST OF A LINE DRAWN FROM POINT 41.88 FEET WEST OF THE NORTHEAST CORNER OF THE SOUTH 4 FEET OF LOT 10 TO A POINT ON THE SOUTH LINE OF LOT 11 WHICH IS 48.0 FEET WEST OF THE SOUTHEAST CORNER THEREOF, IN S. S. HAYES RESUBDIVISION OF BLOCK 5 IN UNION PARK SECOND ADDITION TO CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 8, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

[TO BE MODIFIED AS NECESSARY FOR LANDLORD OR TENANT]

[Date]

Re: 1375 W. Fulton Street, Chicago, Illinois

The undersigned, [___________ (“Tenant”)] [______________ (“Landlord”)] hereby certifies, as of the date of this Estoppel Certificate, as follows:

1. Tenant is the tenant under the lease described in Exhibit A annexed hereto and Landlord is the landlord under the lease described in Exhibit A annexed hereto, covering the space in the Building known as 1375 W. Fulton Street, Chicago, Illinois (the “Property”) described on Exhibit A (the “Premises”), which lease has not been amended or supplemented (orally or in writing) except as set forth on Exhibit A (as so amended or supplemented, the “Lease”). The description of the Lease on Exhibit A is true, correct and complete. The Lease contains all of the understandings and agreements between Landlord and Tenant with respect to the Premises. There are no other agreements between Landlord and Tenant with respect to the Premises, including without limitation, any agreement with Landlord or any agent, representative or employee of Landlord, concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except as expressly set forth in the Lease. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

2. Except as indicated on Exhibit A, Tenant has not assigned its interest in the Lease and Tenant is not subletting all or any portion of the Premises.

3. The Lease is in full force and effect. As of the date hereof (i) [Tenant] [Landlord] has neither sent to [Landlord] [Tenant] nor received from [Landlord] [Tenant] any written notice of default under the Lease as to any currently outstanding matter, and, to [Tenant’s] [Landlord’s] current, actual knowledge, there are no uncured defaults under the Lease by either Landlord or Tenant, nor are there any conditions or events existing which, with or without notice or the lapse of time, or both, would constitute an Event of Default by [Tenant] [Landlord] under the Lease, and (ii) to [Tenant’s] [Landlord’s] current, actual knowledge, Tenant has no existing defenses or offsets under the Lease against Tenant’s obligations to pay Rent thereunder. Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future Rent payments, except as set forth in the Lease and further except that the foregoing shall not diminish Tenant’s rights to conduct an audit of Landlord’s books and records as set forth in the Lease.

4. The Commencement Date and the initial Expiration Date of the Lease are set forth in Exhibit A. Tenant has accepted possession of the Premises and, to Tenant’s current, actual knowledge, any improvements required by the terms of the Lease to be made by the Landlord thereunder have been completed. All allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant that have been requested by Tenant prior to the date hereof have been fully paid, all in accordance with the terms of the Lease.

5. Tenant is currently paying the amount of Base Rent that is set forth on Exhibit A and all such Base Rent has been paid through the date set forth on Exhibit A. Tenant has made no security deposit with Landlord except as set forth on Exhibit A or in the Lease.

6. No Base Rent or additional Rent have been paid more than thirty (30) days in advance of their respective due dates.

7. No notice to terminate the Lease has been given or received by Tenant.

8. There has not been filed by or, to [Tenant’s][Landlord’s] knowledge, against [Tenant] [Landlord] a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to [Tenant] [Landlord].

9. [Tenant has no rights of renewal, extension or expansion (including rights of first refusal or rights of first offer) except as set forth on Exhibit A or in the Lease. Tenant has no right to terminate the lease prior to the Expiration Date except as set forth on Exhibit A or in the Lease.]

10. Tenant does not have a right or option or right of first refusal pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

This Estoppel Certificate shall not be deemed to alter or modify any of the terms or conditions of the Lease. The statements contained herein shall act solely to estop [Tenant] [Landlord] from taking any position with respect to the Lease or [Tenant’s] [Landlord’s] rights or remedies thereunder or asserting any claim or defense against [Buyer/Lender], as the case may be, to the extent that such claim or assertion materially contradicts the statements contained herein and to the extent that [Buyer/Lender] has no current, actual knowledge, as of the date of this Estoppel Certificate, of any facts that are contrary to the statements contained herein. This certificate shall be binding upon [Tenant] [Landlord] and its successors and assigns and shall inure to the benefit of and be enforceable by the addressees hereof and their successors and assigns. Whenever a statement is made in this Estoppel Certificate on the basis of the knowledge of [Tenant] [Landlord], current, actual knowledge of [Tenant] [Landlord] or words of similar import, or on the basis of whether [Tenant] [Landlord] has received written notice, such statement is made with the exclusion of any facts disclosed to or otherwise known by [Buyer/Lender] and/or [Tenant] [Landlord] and is made solely on the basis of the current, actual knowledge, as distinguished from implied, imputed and constructive knowledge, on the date that such statement is made, of [name], [title] of [Tenant] [Landlord]. Nothing contained herein shall be construed as to give rise to any personal liability by such person or as to waive or modify any of the provisions of the Lease. Tenant has no obligation to update any information contained herein.

Very truly yours,

[ ]

By:
Name:
Title:

EXHIBIT A TO ESTOPPEL CERTIFICATE

1.	Description of Lease and of each amendment thereto by title, date and parties:

2.	Space covered by the Lease by rentable square feet, suite number and floor:

3.	Subleases or assignments:

4.	Security deposit, if any:

5.	Commencement Date and initial Expiration Date:

6.	Amount of Base Rent:

7.	Date(s) through which Base Rent and additional Rent have been paid:

8.	Other Exceptions/Disclosures:

EXHIBIT G

[Reserved]

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EXHIBIT H

SUSTAINABLE BUILDING GUIDELINES

PURPOSE

This document outlines tenant sustainable building guidelines which are required to support the building’s LEED 2009 v3 Core and Shell certification. In addition, the information provided in the remainder of the document will assist tenants in coordinating their space design with the base building systems. The document also highlights areas in which the building’s LEED Core and Shell certification can contribute toward LEED for Commercial Interiors rating system should the tenant decide to pursue LEED certification.

UNITED STATES GREEN BUILDING COUNCIL

The United States Green Building Council (USGBC) is a nonprofit organization committed to expanding sustainability in the built environment. Its mission is to transform the way buildings and communities are designed, built and operated, enabling an environmentally and socially responsible, healthy, and prosperous environment that improves the quality of life.

LEED

LEED (Leadership in Energy and Environmental Design) is a voluntary, consensus-based national rating system for developing high-performance, sustainable buildings. Developed by the USGBC, LEED addresses all building types and emphasizes state-of-the-art strategies for sustainable site development, water savings, energy efficiency, materials and resource selection, and indoor environmental quality.

TENANT SUSTAINABLE GUIDELINES – REQUIRED FOR ALL TENANTS

Refrigerant(s) (Fundamental and Enhanced Refrigerant Management)

CFC based refrigerants are not permitted. Limit the use of refrigerants to units with low GWP (typically use R-410a, avoid R-22) and a charge of less than 5 lb/ton of cooling in all tenant- mechanical cooling systems. Refrigerants must comply with the formula below. Fire suppression systems do not use ozone-depleting substances (CFCs, HCFCs, or halons).

LCGWP + LCODP x 105 ≤ 100

Tenant Lighting (EA p2 Minimum Energy Performance)

The lighting power density for tenant installed lighting shall be no greater than 0.82 W/SF.

Plumbing Fixtures (WE p1 Water Use Reduction)

Plumbing fixtures must meet (not exceed) the following flow rates outlined below

•	Water Closets (1.28 gpf or less)

•	Urinals (0.125 gpf or less)

•	Metering Lavatories (0.5 gpm or less)

•	Kitchen/Pantry Faucets (1.5 gpm or less)

•	Shower Fixtures (1.8 gpm or less)

Storage and Collection of Recyclables-Tenants are required to recycle, at a minimum, paper, cardboard, glass, metal and plastics. The building has provisions to collect tenant recycling.

H-1

PROJECT DATA

Floor Area:	Approximately 307,720 gross square feet (total building)

Building Address:	1375 West Fulton Market Chicago, Illinois 60607

OPPORTUNITIES FOR TENANTS

The LEED Guidelines that follow summarize the credits being pursued to achieve LEED Silver certification under the LEED-CS rating system. It is intended to help tenants understand and take full advantage of the high-performance features of the building, and to provide guidance for reinforcing these features in their own workplaces. It will also provide tenants with direction and information for achieving LEED-CI.

Sustainable Sites (SS)

Development Density or Community Connectivity

Alternative Transportation—Public Transportation Access

Alternative Transportation—Bicycle Storage & Changing Rooms: The building has provided 70 bicycle spaces for tenant use and visitor use.

Alternative Transportation—Alternative Fueling Stations: The building has provided six (6) electric vehicle charging stations for tenant use.

Water Efficiency (WE)

Water Use Reduction: The building has provided low flow plumbing fixtures in all core restrooms. Core restrooms and fitness center fixtures meet the following flush and flow rates:

•	Water Closets (1.28 gpf or less)

•	Urinals (0.125 gpf or less)

•	Metering Lavatories (0.5 gpm or less)

•	Kitchen/Pantry Faucets (1.5 gpm or less)

•	Shower Fixtures (1.8 gpm or less)

Energy and Atmosphere (EA)

Fundamental Refrigerant Management: No CFC based refrigerants will be used in base building systems.

Measurement & Verification—Base Building: The building has developed an M&V plan which provides ongoing accountability of building energy consumption over time.

Measurement & Verification—Tenant Submetering: The building includes a centrally monitored electronic metering network which can accommodate tenant submetering as required by LEED 2009 for Commercial Interiors Rating System EA Credit 3: Measurement and Verification. In addition, the design team has developed a tenant measurement and verification (M&V) plan that documents and advises future tenants of this opportunity and the means of achievement.

Indoor Environmental Quality (IEQ)

Minimum IAQ Performance – The base building mechanical systems have been designed to exceed ASHRAE 62.1, 2007 by 30%.

Thermal Comfort: Design: The base building HVAC system will meet the requirements of ASHRAE 55-2004.

H-2

EXHIBIT I

Definition of Fair Market Value

For each Extended Term “Fair Market Rent” shall be determined as follows:

Within thirty (30) days after Landlord’s receipt of Tenant’s notice of exercise of the next available Extension Option, Landlord shall provide to Tenant notice of Landlord’s proposed “Market Rental Rate” for the Premises for the applicable Extension Term as determined by Landlord, including both the Base Rent per square foot for the first (1st) year of such Extended Term and the annual increases in such rate per square foot throughout such Extended Term (hereinafter referred to as the “Landlord’s Rent Proposal”). Tenant shall have the right, exercisable within fifteen (15) days from the date of Landlord’s Rent Proposal, to elect to accept same in writing or to reject same in writing as set forth below. Failure by Tenant to respond within said 15-day period shall be conclusively deemed to be Tenant’s acceptance of Landlord’s Rent Proposal.

In order to validly and timely reject Landlord’s Rent Proposal, Tenant must provide written notice of rejection thereof to the Landlord prior to the expiration of such 15-day period. In order to be a valid notice of rejection of Landlord’s Rent Proposal, Tenant’s notice must state that it is rejecting Landlord’s Rent Proposal and Tenant’s notice must include therein Tenant’s proposed “Market Rental Rate” for the Extended Term, including both the Base Rent per square foot for the first (1st) year of such Extended Term and the annual increases in such rate per square foot throughout such Extended Term (the “Tenant’s Rent Proposal”). Landlord shall have the right, exercisable within fifteen (15) days from the date of receipt of Tenant’s Rent Proposal, to elect to accept same in writing or to reject same in writing as set forth below. Failure by Landlord to respond within such 15-day period shall be conclusively deemed to be Landlord’s rejection of Tenant’s Rent Proposal. If Landlord rejects, or is deemed to reject, Tenant’s Rent Proposal, Landlord and Tenant shall each negotiate during the thirty (30) day period following the date of Landlord’s rejection of Tenant’s Rent Proposal to resolve the difference of opinion as to the “Fair Market Rent” for the Premises for the Extended Term.

If the parties are unable to reach a mutual agreement on the “Fair Market Rent” for the applicable Extended Term by the end of such 30-day period, then either party may at any time within thirty (30) days thereafter submit such determination to binding arbitration (“Arbitration”) by notifying the other party of their intention to do so (the “Arbitration Notice”). Such Arbitration shall be conducted using three (3) arbiters selected as provided below, and shall otherwise be conducted in accordance with the rules then in effect of the American Arbitration Association at the office thereof located nearest to the Premises.

Each of Landlord and Tenant shall name and appoint an arbiter within ten (10) business days after the Arbitration Notice. Each arbiter must be either a licensed independent M.A.I. appraiser or a licensed commercial real estate broker in the area of the Premises, in either case with at least ten (10) years of experience in such capacity in the geographical area of the Premises. The two (2) arbiters so appointed shall be instructed to jointly name and appoint a third arbiter, and shall notify the parties by joint notice A in writing of such selection, and the three (3) arbiters so named shall comprise the panel. Each party shall pay for any fees owed to the arbiter selected by it, and the parties shall each pay for one-half (1⁄2) of the fees of the third arbiter. Each party shall then submit to the arbiters and to the other party hereto in writing, within fifteen (15) days of the notice of appointment of the third arbiter, such submitting party’s proposed final determination of the “Fair Market Rent” for the applicable Extended Term, together with any information or data supporting same.

The arbiters shall be instructed to select, as the “Market Rental Rate” for the Extended Term, either the proposed “Market Rental Rate”, including both the Base Rent per square foot for the first (1st) year of such Extended Term and the annual increases in such rate per square foot throughout such Extended Term, as submitted to the arbiters by Tenant, or the proposed “Market Rental Rate”, including both the Base Rent per square foot for the first (1st) year of such Extended Term and the annual increases in such rate per square foot throughout such Extended Term, as submitted to the arbiters by Landlord, and the arbiters shall have no authority to compromise, adjust, or average same, or to propose any different amount. The determination of the arbiters shall be made within thirty (30) days after receipt of such submittals from Landlord and Tenant, and shall be final and binding upon the parties hereto.

EXHIBIT J

[Reserved]

EXHIBIT K

FORM OF LETTER OF CREDIT

[TO BE ATTACHED]

K-1

DRAFT

THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART

DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC’S IN THE FUTURE.

PLEASE QUOTE OUR PRE-VET REFERENCE NUMBER I N ALL FUTURE CORRESPONDENCE INCLUDING APPLICATION ONCE SUBMITTED.

PRE-VET REF:

*********************************************

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _________                DATED: ________

To: Beneficiary Name and Address

DEAR SIR/MADAM:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR.

BENEFICIARY: (NAME AND ADDRESS)

ACCOUNT PARTY: (NAME AND ADDRESS)

DATE OF EXPIRY:

PLACE OF EXPIRY: OUR COUNTERS

AMOUNT:

APPLICABLE RULES: ISP LATEST VERSION

THIS LETTER OF CREDIT IS ISSUED AT THE REQUEST ____________ ON BEHALF OF ___________.

FUNDS UNDER THIS CREDIT ARE AVAILABLE AT SIGHT WITH JPMORGAN CHASE BANK, N.A. UPON PRESENTATION OF BENEFICIARY’S SIGNED AND DATED STATEMENT READING AS FOLLOWS:

“___________ IN DEFAULT UNDER THAT CERTAIN LEASE (THE “LEASE”) WITH ___________WITH REGARD TO (PROPERTY)_____________, AND ALL APPLICABLE NOTICE AND CURE PERIODS UNDER THE LEASE HAVE EXPIRED. WE HEREBY DEMAND THE AMOUNT OF USD________ UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NUMBER ____”

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL 12 MONTH PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 30 DAYS PRIOR TO THE CURRENT EXPIRY DATE WE SEND NOTICE IN WRITING TO YOU AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO AUTOMATICALLY EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD. HOWEVER IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND THE FINAL EXPIRY DATE OF ________.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND EXECUTED. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT.

WE ENGAGE WITH YOU THAT DOCUMENTS DRAWN AND PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED AT OUR COUNTERS AT 10420 HIGHLAND MANOR DRIVE, 4TH FLOOR, TAMPA, FLORIDA 33610 ATTN: STANDBY LETTER OF CREDIT UNIT ON OR BEFORE THE EXPIRATION DATE. ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY’S ACCOUNT PER THEIR INSTRUCTIONS. ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH.

K-1

DRAWINGS HEREUNDER MAY BE PRESENTED BY FACSIMILE/TELECOPY (“FAX”) TO FAX NUMBER 856-294-5267 UNDER TELEPHONE PRE-ADVICE TO 1-800-634-1969. SUCH FAX PRESENTATION(S) MUST BE RECEIVED ON OR BEFORE THE EXPIRY DATE IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT. ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING. IN THE EVENT OF PRESENTATION BY FAX, THE ORIGINAL DOCUMENTS SHOULD NOT ALSO BE PRESENTED

THIS LETTER OF CREDIT MAY BE CANCELLED PRIOR TO EXPIRATION PROVIDED THE ORIGINAL LETTER OF CREDIT (AND AMENDMENTS, IF ANY) ARE RETURNED TO JPMORGAN CHASE BANK, N.A., AT OUR ADDRESS AS INDICATED HEREIN, WITH A STATEMENT SIGNED BY THE BENEFICIARY STATING THAT THE ATTACHED LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED TO THE ISSUING BANK FOR CANCELLATION.

THIS LETTER OF CREDIT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE “ISP98”), AND IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

ALL INQUIRIES REGARDING THIS TRANSACTION MAY BE DIRECTED TO OUR CLIENT SERVICE GROUP AT THE FOLLOWING TELEPHONE NUMBER OR EMAIL ADDRESS QUOTING OUR REFERENCE _________.

TELELPHONE NUMBER 1-800-634-1969

EMAIL ADDRESS: GTS.CLIENT.SERVICES@JPMCHASE.COM

YOURS FAITHFULLY,
JPMORGAN CHASE BANK, N.A.

Authorized Signature

K-2

EXHIBIT L

TENANT’S HAZARDOUS SUBSTANCES

Hexane

Heptane

Methanol

Methylpiperazine

Tetradecane

2-Mercaptoethanol

Cyclohexane

Dichloromethane

Acetonitrile

Hexamethyldisiloxane

Dimethylformamide

Methylpiperazine

Butanol

Chloroform

Polydemethysiloxane, Trimethysiloxy

Ethanol

Sulfuric acid

Chromium Etchant

Fluoride-Bifluoride-hydrofluoric acid

Acetic acid

Hydrogen peroxide 30% solution

Hydrolchloric acid 30% solution

Isopropyl Alcohol

Guanidine

L-1